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                              U.S. $109,185,728.00


                                 LOAN AGREEMENT




                                     BETWEEN




               WXI/MCN COMMERCIAL REAL ESTATE LIMITED PARTNERSHIP,
                                   AS BORROWER



                                       AND



                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                    AS LENDER




                                JANUARY 31, 2000




                          (WHITEHALL/MCNEIL PORTFOLIO)




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



                                 LOAN AGREEMENT


         This Loan Agreement ("AGREEMENT") is entered into as of January 31, 2000 between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER"), and WXI/MCN COMMERCIAL REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("BORROWER"). Capitalized terms used in the Recitals shall have the meanings ascribed to such terms hereinbelow.


                                    RECITALS

         WHEREAS, Borrower desires to obtain the Loan from Lender for the purposes of (i) financing or refinancing the Properties and (ii) funding Working Capital Advances;

         WHEREAS, Borrower and Lender desire to set forth the terms and conditions of the Loan and of each Advance made hereunder;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and the payment of $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:


                                    ARTICLE 1

                               CERTAIN DEFINITIONS

         Section 1.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

          (1) "ACQUISITION ADVANCE" means an Advance made for the purpose of financing or refinancing an Additional Property, if any.

          (2) "ACQUISITION ADVANCE TERMINATION DATE" means June 1, 2000.

          (3)  "ADDITIONAL  PROPERTIES"  means,  collectively,   the  properties
     designated as "Additional Properties" on Schedule 1.1(B).

          (4) "ADJUSTED ANNUAL DEBT SERVICE" means, as of the date of calculation, subject to the adjustment set forth below in this paragraph, annual debt service calculated on the outstanding balance of the Loan on the calculation date (taking into account, in the case of a release of a Property, the application of the Release Payment to the outstanding balance of the Loan), at the greater of the then current interest rate payable under the Loan and the average interest rate for the prior six month period (such greater interest rate, as applicable, the "APPLICABLE RATE"), provided in each case that such annual debt service shall be reduced by amounts that would be payable (based on such interest rate) to Borrower under any interest rate swap, cap, collar or similar agreement entered into by Borrower in connection with the Loan (assuming, for purposes of determining the amount payable under any such agreement, that the interest rate applied under the respective agreement is the Applicable Rate) provided the benefits of such agreement are pledged to Lender as further security for the Loan. (For example, if the current interest rate payable under the Loan is 8% and the average interest rate for the six month period prior to determining Adjusted Annual Debt Service was 7%, then annual debt service shall be determined using the 8% rate and, for purposes of determining the amounts payable under any interest rate swap, cap, call or of similar agreement, the rate used to calculate the counterparty's obligations shall be deemed to have been 8% for such prior six month period.)

          (5) "ADJUSTED LOAN BASIS" means, with respect to any Property, the amount set forth opposite the reference to such Property on the attached
     Schedule 1.1(B) under the caption "Loan Basis," and as such Loan Basis may be increased or decreased pursuant to the terms hereof.

          (6) "ADJUSTED OPERATING CASH FLOW" shall mean, for any period, the sum of Operating Cash Flow for such period (but excluding income from or expenses related to (a) any interest rate swap, cap, collar, or similar agreement entered into by Borrower in connection with the Loan, and (b) any Properties previously released or to be released in connection with the calculation of Adjusted Operating Cash Flow). Notwithstanding the foregoing, no lump sum nonrecurring Operating Expense or Gross Receipt, as reasonably determined by Lender, shall be included in determining annualized Adjusted Operating Cash Flow for purposes of this definition. Similarly, the determination of annualized Adjusted Operating Cash Flow for purposes of this paragraph shall be adjusted, as reasonably determined by Lender, to reflect annualized decreases or increases in Operating Expenses or Gross Receipts resulting from anticipated major events. The determination of Adjusted Operating Cash Flow for purposes of this definition shall be based upon the lesser of market occupancy or the actual occupancy rate of each Property (but in no event greater than a 95% occupancy rate) and shall assume as part of Operating Expenses (i) the greater of the actual property management fees incurred by Borrower or a fee equal to 3% of gross rental receipts from the Properties, and (ii) annual replacement reserves of $0.25 per square foot). In addition, based upon, among other things, the operating statements provided to Lender by Borrower (if available), Lender shall consider such adjustments to the annualized Adjusted Operating Cash Flow as it deems reasonably appropriate, which considerations may take into account nonrecurring periods where one or more Properties were not generating gross receipts or were generating significantly lower gross receipts.

          (7) "ADVANCE" means each advance of the Loan made by Lender to Borrower pursuant to and in accordance with the terms and conditions of this Agreement, including the Initial Advance and each Working Capital Advance and each Acquisition Advance.

          (8) "AFFILIATE" means, with respect to any Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person.

          (9) "AGREEMENT" means this Loan Agreement, together with all Exhibits and Schedules hereto.

          (10) "AGREEMENT REGARDING MANAGEMENT AGREEMENT" means the Agreement Regarding Asset Management Agreement executed by Holding Company and Asset Manager in favor of Lender, in form and substance satisfactory to Lender.

          (11) "ANCILLARY AGREEMENTS" means any supplemental agreement, undertaking, instrument, document or other writing executed by Borrower as a condition to Advances under this Agreement or otherwise in connection herewith, including the Loan Documents.

          (12) "APPROVED PLANS" has the meaning set forth in Section 3.2 hereof.

          (13) "ARCHITECT" means any architect and/or inspecting engineer, chosen by Borrower and reasonably satisfactory to Lender, that is retained in connection with any Work or the construction of any Capital Improvements or Tenant Improvements.

          (14) "ASSET BUSINESS PLAN"means a "Portfolio Business Plan" as such term is defined in the Asset Management Agreement.

          (15)  "ASSET  MANAGEMENT   AGREEMENT"  means  that  certain  Portfolio
     Advisory Agreement dated as of January 31, 2000, executed by Holding Company and Asset Manager, regarding the Properties.

          (16) "ASSET MANAGEMENT FEE" means the portion of the "Portfolio Advisory Fee" payable under the Asset Management Agreement which is allocable to the Properties.

          (17) "ASSET MANAGER" means Archon Group, L.P., a Delaware limited partnership, or its permitted successors or assigns, or any replacement asset manager reasonably acceptable to Lender.

          (18) "ASSIGNMENT OF LEASES" means each first priority assignment of rents and leases executed by Borrower for the benefit of Lender with respect to a Property, in form and substance satisfactory to Lender.

          (19) "BORROWER PARTY" means Whitehall and any general partner of Borrower.

          (20) "BORROWING DATE CERTIFICATE" means a certificate executed by Borrower in favor of Lender, in form and substance satisfactory to Lender, in which Borrower shall confirm certain matters regarding Borrower and the Properties as of the Closing Date.

          (21) "BUSINESS DAY" means a day other than a Saturday, a Sunday, or a day on which national banks located in the State of New York are not open for general banking business.

          (22) "CAPITAL EXPENDITURES" means all commercially reasonable payments for necessary and customary replacements or substitutions to improvements to any Property, including remediation of deferred maintenance.

          (23) "CAPITAL LEASE" means, with respect to any Person, a lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

          (24) "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

          (25) "CAPITAL TRANSACTION" means, with respect to any Property (a) a sale or refinancing of the whole of such Property, (b) an event giving rise to an insurance recovery or a condemnation award to the extent such insurance recovery or condemnation award exceeds the actual out-of-pocket cost of repair or restoration to such Property or the portion thereof affected by the event which gave rise to such insurance recovery or condemnation award, (c) a Complete Taking or (d) any financing or refinancing of, or sale of, a partial interest in such Property, if permitted under the terms of this Agreement.

          (26) "CASH ON CASH LIMIT" means, as of the date of calculation, the Loan balance resulting in a 12.04% Cash On Cash Return, calculated by dividing (a) the amount of Adjusted Operating Cash Flow which would be used as of such date in calculating Cash On Cash Return by (b) .1204; provided, however, that upon making each Acquisition Advance (if any), the Cash On Cash Return percentage used above in this definition shall be revised to equal the Cash On Cash Return for the Properties (including the Additional Property added in connection with such Acquisition Advance) as of the date of such Acquisition Advance, which revision shall be confirmed in writing by the parties, and shall be effective for the balance of the Term (unless such revised percentage is replaced as the result of a subsequent Acquisition Advance).

          (27) "CASH ON CASH RETURN" means, as of the date of calculation, the quotient, expressed as a percentage, obtained by dividing (a) Adjusted Operating Cash Flow from all Properties which constitute Collateral on the calculation date, determined for the twelve (12) month period prior to such date of calculation, by (b) the outstanding balance of the Loan on the calculation date (taking into account, in the case of a release of a Property, the application of the Release Payment to the outstanding Loan balance). Lender agrees that calculations of Cash On Cash Return after the Closing Date will be performed in a manner reasonably consistent with the underwriting practices, procedures and policies which were followed by Lender in verifying satisfaction of the Cash On Cash Return closing condition contained in Part A of Schedule 2.1.

          (28) "CHARGES" means all federal, state, county, city, municipal, local, foreign or other governmental (including PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Properties, (ii) the Obligations, (iii) Borrower's employees, payroll, income or gross receipts, (iv) Borrower's ownership or use of any of the Properties, or (v) any other aspect of Borrower's business.

          (29)  "CHARGES  ACCOUNT"  has the  meaning  set forth in  Section  3.4 hereof.


          (30) "CLOSING DATE" means the date on which Lender makes the Initial Advance.

          (31) "CODE" means the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

          (32) "COLLATERAL" means the collateral covered by the Collateral Documents.

          (33) "COLLATERAL ASSIGNMENT OF CONTRACTS" means each Collateral Assignment of Contracts, Licenses and Permits executed by Borrower in favor of Lender, in form and substance satisfactory to Lender.

          (34) "COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT" means each Collateral Assignment of Interest Rate Cap Agreement executed by Borrower in favor of Lender, substantially in the form of Exhibit "C" hereto.

          (35) "COLLATERAL DOCUMENTS" means the Collateral Assignments of Contracts, the Assignments of Leases, the Deeds of Trust, the Collateral Assignments of Interest Rate Cap Agreement and any other deeds of trust, mortgages, security agreements, pledge agreements, financing statements or similar documents now or hereafter executed to secure (or perfect a security interest granted to secure) any or all of the Obligations.

          (36) "COMPLETE TAKING" means a taking or condemnation by any competent Governmental Authority of the whole of any Property or so much thereof that the part not so taken or condemned cannot feasibly be used or reconverted for use as a building of the type and character existing immediately prior to such taking or condemnation.

          (37) "CONTRACT RATE" has the meaning set forth in Section 2.2 hereof.

          (38) "DEBT SERVICE COVERAGE RATIO" means, as of the date of calculation, the ratio of (a) Adjusted Operating Cash Flow from all Properties which constitute Collateral on the calculation date, determined for the six-month period ending on such date of calculation adjusted to reflect a one-year period, to (b) Adjusted Annual Debt Service.

          (39) "DEBT SERVICE COVERAGE RATIO LIMIT" means, as of the date of calculation, the Loan balance resulting in a 1.32 to 1.00 Debt Service Coverage Ratio, calculated by dividing (a) the amount of Adjusted Operating Cash Flow which would be used as of such date in calculating the Debt Service Coverage Ratio by (b) the product obtained by multiplying (i) the Contract Rate (expressed as a decimal) by (ii) 1.32; provided, however, that upon making each Acquisition Advance, the Debt Service Coverage Ratio used above in this definition shall be revised to equal the Debt Service Coverage Ratio for the Properties (including the Additional Property added in connection with such Acquisition Advance) as of the date of such Acquisition Advance, which revision shall be confirmed in writing by the parties and shall be effective for the balance of the Term (unless such revised ratio is replaced as the result of a subsequent Acquisition Advance).

          (40) "DEED OF TRUST" means each first priority deed of trust, mortgage and security agreement executed by Borrower in favor of Lender, creating a first priority lien against a Property, in form and substance satisfactory to Lender.

          (41) "DEFAULT PROPERTY" has the meaning set forth in Section 10.1 hereof.

          (42) "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable Laws, and (b) three percent (3%) per annum in excess of the Contract Rate.

          (43) "EARLY TERMINATION DATE" has the meaning set forth in Section 2.3 hereof.

          (44) "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.1 hereof.

          (45) "ENVIRONMENTAL LIABILITIES AND COSTS" has the meaning set forth in Section 4.1 hereof.

          (46) "ENVIRONMENTAL SITE ASSESSMENT" means an environmental engineering report (Phase I and, when necessary or appropriate in Lender's judgment, Phase II) for each Property prepared by an engineer engaged by Lender at Borrower's expense, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about such Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

          (47) "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

          (48) "EVENT OF DEFAULT" has the meaning set forth in Article 10.

          (49)  "EXTENSION  NOTICE"  has the  meaning  set forth in Section  2.3 hereof.

          (50) "FEDERAL RESERVE BOARD" has the meaning set forth in Section 6.14 hereof.

          (51) "FIDELITY FEDERAL GROUND LEASES" means, collectively, the ground leases described in Exhibit "E" hereto, as the same may from time-to-time be modified or amended as permitted under the Loan Documents.

          (52) "FIDELITY FEDERAL PROPERTY" means the Property described in Exhibit "D-8" hereto.

          (53) "FISCAL YEAR" means the calendar year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless Lender shall consent in writing to such changes.

          (54) "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          (55) "GECC" means General Electric Capital Corporation, a New York corporation.

          (56) "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          (57) "GROSS RECEIPTS" means, for any period, all rental and other cash income (other than any proceeds in respect of a Capital Transaction) actually received by, on behalf of, or for the account of Borrower from any source in respect of the Properties, including rental receipts (including percentage rents and room charges) from Tenants, advance rentals or prepaid rents (but only to the extent not required to be segregated under any applicable Law), reimbursements from Tenants for their share of utilities, services and supplies and other operating expenses under Leases, Security Deposit forfeitures, proceeds from letters of credit or other credit enhancements (except to the extent applied to the Loan balance or to the items for which such credit enhancements were originally provided, as otherwise required in this Agreement), proceeds from rental or business interruption insurance, parking, concessions and vending fees, food and beverage income, laundry income, and furniture rentals, but excluding (a) Security Deposits made by Tenants until such deposits are applied by Borrower pursuant to the applicable Lease, (b) capital contributions or loans made to Borrower by any of the partners in Borrower, and (c) Advances under the Loan.

          (58) "GUARANTEED INDEBTEDNESS" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

          (59) "HAZARDOUS MATERIALS" has the meaning set forth in Section 4.1 hereof.

          (60) "HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT" means the hazardous substances indemnity agreement executed by Borrower and Whitehall in favor of Lender with respect to the Properties, in form and substance satisfactory to Lender.

          (61) "HOLDING COMPANY" means WXI/McN Realty L.L.C., a Delaware limited liability company.

          (62) "IMPAIRED PROPERTY" has the meaning set forth in Section 8.18.

          (63) "INDEBTEDNESS" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person, (d) all Capital Lease Obligations, (e) all Guaranteed Indebtedness,
     (f) all Indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (g) as to Borrower and any Borrower Party, the Obligations, and (h) all liabilities under Title IV of ERISA.

          (64) "INITIAL ADVANCE" means the initial Advance made by Lender to Borrower on the Closing Date in the maximum amount of $99,185,728, less the sum of the amounts in the "Loan Basis" column on Schedule 1.1(B) for the properties identified on such Schedule as Additional Properties (if any). The Initial Advance shall be made for the purpose of financing or refinancing the Initial Properties and paying certain Loan closing costs.

          (65) "INITIAL PROPERTIES" means the properties described in Exhibits "D-1" through "D-21" attached hereto, excluding any such properties identified as "Additional Properties" on Schedule 1.1(B).

          (66) "INTEREST PAYMENT DATE" has the meaning set forth in Section 2.3 hereof.

          (67) "IRC" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

          (68) "IRS" means the Internal Revenue Service, or any successor thereto.

          (69)  "LAWS"  means  all  federal,   state  and  local  laws,   rules,
     regulations, ordinances and codes.

          (70) "LEASE BUY OUT CONSIDERATION" means all amounts paid to Borrower by any tenant under a Lease as consideration for terminating such Lease prior to its stated expiration date.

          (71) "LEASES" means all written rights to use any portion of any Property in which Borrower is the lessor.

          (72) "LEASING COSTS" means, with respect to any Property, leasing commissions payable to brokers who are not Affiliates of Borrower, which are commercially reasonable and customary for the area where the Property is located.

          (73) "LENDER" means GECC and any future holder of all or any portion of the Note.

          (74) "LIBOR RATE" means the U.S. Dollar rate listed on page 3750 (i.e., the LIBOR page) of the Telerate News Services titled "BRITISH BANKER ASSOCIATION INTEREST SETTLEMENT RATES" for a designated maturity of one (1) month determined as of 11:00 a.m. London Time on the second (2nd) full Eurodollar Business Day next preceding the first day of each month with respect to which interest is payable under the Loan (unless such date is not a Business Day in which event the next succeeding Eurodollar Business Day which is also a Business Day will be used). If the Telerate News Services (1) publishes more than one (1) such LIBOR Rate, the average of such rates shall apply, or (2) ceases to publish the LIBOR Rate, then the LIBOR Rate shall be determined from such substitute financial reporting service as Lender in its discretion shall determine. The term "EURODOLLAR BUSINESS DAY", shall mean any day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

          (75) "LIEN" means any mortgage or deed of trust (including any Deed of Trust), pledge, hypothecation, assignment, deposit arrangement, lien, Charge that becomes a lien on real property, claim, security interest, easement or encumbrance, or preference, priority or other security agreement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable Law of any jurisdiction).

          (76) "LOAN" means the loan to be made by Lender to Borrower under this Agreement up to the Maximum Loan Amount.

          (77) "LOAN DOCUMENTS" means this Agreement, the Note, the Borrowing Date Certificate, the Collateral Documents, the Hazardous Substances Indemnity Agreement, the Agreement Regarding Asset Management Agreement, the Whitehall Indemnity and all other agreements, instruments, documents and certificates evidencing, securing, governing or otherwise pertaining to the Loan.

          (78) "MAJOR WORK" has the meaning set forth in Section 3.2 hereof.

          (79) "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
     (a) the assets, operations or financial condition of Borrower taken as a whole, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof and otherwise comply with the terms of this Agreement, (c) any Property individually or (d) Lender's Liens (individually or collectively) on the Collateral or the priority of any such Lien.

          (80) "MATERIAL AGREEMENT" shall mean any material written or oral agreement, contract, commitment or understanding requiring payments, pledges, or performance executed or assumed by Borrower in connection with the Properties (other than the Loan Documents) which provides for payments by Borrower over the term of any such agreement, contract, commitment or understanding in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) and which is not cancelable by Borrower upon sixty (60) days' or less notice without liability for further payment other than a nominal penalty and which is not assignable without consent of the other party thereto. For purposes of clarification, this term shall not include Leases currently in effect or entered into in accordance with the terms hereof.

          (81) "MATERIAL LEASE" has the meaning set forth in Section 5.4 hereof.

          (82) "MATURITY DATE" means the earliest of (a) January 31, 2003, as such date may be extended pursuant to the provisions of Section 2.3(3), (b) the Early Termination Date, or (c) any other date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

          (83) "MAXIMUM LIABILITY" has the meaning set forth in Section 12.1 hereof.

          (84) "MAXIMUM LOAN AMOUNT" means $109,185,728.00.

          (85)  "MCNEIL"  means  McNeil  Partners,   L.P.,  a  Delaware  limited
     partnership.

          (86) "NET CAPITAL PROCEEDS" shall mean, with respect to a Capital Transaction, (a) the cash proceeds (including cash equivalents) therefrom plus (b) the cash proceeds (including cash equivalents) of the disposition of any non-cash consideration, in each case received by or for the account of Borrower, less the ordinary and customary direct selling expenses incurred by Borrower in connection with such Capital Transaction (including then customary brokerage commissions for assets similar to the affected Property and a disposition fee to the Asset Manager of up to one percent (1%) of the Consideration (as defined in the Asset Management Agreement) received by Borrower).

          (87) "NON-STORAGE LEASES" means the Leases, other than the Leases for any portion of the Storage Properties.

          (88) "NOTE" means the Promissory Note of even date herewith, in the stated principal amount of One Hundred Nine Million One Hundred Eighty-Five Thousand Seven Hundred Twenty-Eight and No/100 Dollars ($109,185,728.00) executed by Borrower, and payable to the order of Lender, in evidence of the Loan.

          (89) "NOTICE OF ADDITIONAL ADVANCE" means a notice, substantially in the form of Exhibit "A" hereto, which Borrower shall deliver to Lender in connection with each requested Advance and which shall specify the requested date and amount of such Advance.

          (90) "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations for monetary amounts (whether such amounts are liquidated or determinable) owing by Borrower to Lender, and all present or future covenants and duties regarding such amounts, of any kind or nature, whether evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes all interest, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents.

          (91) "OPERATING CASH FLOW" shall mean, for any period, the excess, if any, of (a) cumulative Gross Receipts from all Properties and from any other source of Borrower for the period in question (including from any interest rate cap or other hedging device) over (b) cumulative Operating Expenses (excluding debt service) for all Properties for such period.

          (92) "OPERATING EXPENSES" shall mean, for any period, all ordinary, normal and necessary cash expenses directly or indirectly incurred by or for the account of Borrower in respect of any Property as would be incurred by owners of assets similar to the Properties and which would be considered operating expenses under GAAP, including payments under the Fidelity Federal Ground Leases, repair and maintenance costs, Charges in respect of the Properties, litigation costs, fees paid to property managers and expenses properly reimbursable to the property managers and which would otherwise be an operating expense hereunder, including Reserves therefor; but excluding (a) any completed Capital Transactions and the expenses (including adjustments and prorations) incurred in any completed Capital Transaction, (b) any amounts in respect of the Asset Management Fee or any other fee, compensation or reimbursement payable to Asset Manager under the Asset Management Agreement, or Asset Manager's or Borrower's general partner's overhead and operating expenses, (c) any item for which a Reserve has been previously established and considered an Operating Expense, and
     (d) any costs, fees or expenses related to or in connection with the negotiation or consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, it is understood and agreed that to the extent that any of the foregoing are funded out of the Loan, such expenses shall not be deemed to be Operating Expenses.

          (93) "OTHER TAXES" has the meaning set forth in Section 8.10 hereof.

          (94) "PARTIAL RELEASE NOTICE" has the meaning set forth in Section 2.4 hereof.

          (95) "PARTNERSHIP AGREEMENT" means that certain Amended and Restated Agreement of Limited Partnership of WXI/MCN Commercial Real Estate Limited Partnership, dated as of January 31, 2000.

          (96) "PERMITTED ENCUMBRANCES" means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (b) workers', mechanics', or other similar liens on the Properties arising after the Closing Date in the ordinary course of business and securing indebtedness which can be realized by foreclosure on any Property and which (i) with respect to such Property shall not exceed $100,000 at any time outstanding, and (ii) with respect to all of the Properties shall not exceed, in the aggregate, $1,000,000 at any time outstanding, and which are being contested in good faith to the extent and in the manner expressly permitted under this Agreement; (c) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Borrower is a party; (d) any attachment or judgment Lien, provided that the judgment it secures shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay; (e) any additional permitted liens expressly allowed by any provision of the Loan Documents; (f) mechanics' liens, which are subordinate to the Lien of the applicable Deed of Trust, arising out of work performed by or materials furnished to or on behalf of Tenants for which Borrower is not indebted;
     (g) with respect to each Property, such exceptions to title as appear on Schedule B to the Title Policy delivered to and accepted by Lender with respect to such Property; and (h) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title and other similar title matters not, in any material respect, interfering with the operation, use or value of the property encumbered or affected (provided that the foregoing clause (h) shall in no way be deemed a waiver by Lender of, or otherwise operate to impair, any rights or remedies Lender may have under the Title Policies with respect to items described in such clause which are not excluded from coverage under such policies).

          (97) "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

          (98) "PLAN" means, with respect to Borrower, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to, or has an obligation to contribute to on behalf of participants employed by Borrower.

          (99) "POTENTIAL DEFAULT" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

          (100) "PROPERTIES"  means,  collectively,  (a) the Initial Properties,
     (b) each Additional Property, if any, which is financed or refinanced with an Acquisition Advance, and (c) as to each property described in clauses
     (a) or (b) above, all other "Property" described in the Deed of Trust encumbering such property.

          (101) "PROPERTY BASIS" means, with respect to a particular Property, the amount set forth opposite the reference to such Property on the attached Schedule 1.1(B) under the caption "Property Basis."

          (102) "PROPERTY DOCUMENTS" has the meaning set forth in Section 6.23.

          (103) "PURCHASE AGREEMENT" means that certain Master Agreement dated as of June 24, 1999, by and among Holding Company, McNeil, the "McNeil Partnerships" described therein, McNeil Investors, Inc., McNeil Real Estate Management, Inc., McNeil Summerhill, Inc. and Robert A. McNeil

          (104) "RELEASE" has the meaning set forth in Section 4.1 hereof.

          (105)  "RELEASE  PAYMENT"  has the  meaning  set forth in Section  2.4 hereof.

          (106)  "REMEDIAL  ACTION"  has the  meaning  set forth in Section  4.1 hereof.

          (107) "RESERVES" means (a) any reserves required by the terms of the Loan Documents, (b) reserves for ordinary trade payables coming due within the next 30 day period, and (c) reserves established by Borrower and approved by Lender, for doubtful accounts, returns, allowances, contingent liabilities, Operating Expenses and the like, in each case as may be, or as may otherwise be required in accordance with GAAP.

          (108) "SECURITY  DEPOSITS" shall have the meaning set forth in Section
     5.6 hereof.

          (109)  "SELLER"  means,   collectively,   the  "Participating   McNeil
     Partnerships" (as defined in the Purchase Agreement) which at any time held title to one or more Properties.

          (110) "SHAREHOLDER LITIGATION" means any litigation (whether a court proceeding, arbitration, mediation, administrative action or otherwise) heretofore or hereafter commenced by any limited partners in the Sellers against the Sellers, the general partner(s) of the Sellers, Borrower, Borrower's general partner, Holding Company, Whitehall and/or Lender in connection with, arising from or relating to the Purchase Agreement, any of the other "Transaction Documents" described therein, any of the "Proxy Statements" described therein, any of the transactions contemplated by any of the foregoing, any challenge to the fairness or the bidding process leading up to such transactions (or any of them), and/or any of the matters upon which any of the plaintiffs' claims in the class action litigation described in Section 8.1(d) of the Purchase Agreement were based, in whole or in part.

          (111) "STATE" means the State of New York.

          (112) "STORAGE PROPERTIES" means, collectively, those Properties which have a "Self Storage" property type designation on Schedule 1.1(A).

          (113) "TAXES" has the meaning set forth in Section 8.10 hereof.

          (114) "TENANT" means the tenant or lessee under any Lease or any other occupant of any Property pursuant to any legal right.

          (115) "TENANT ALLOWANCES" means, with respect to Leases executed after the Closing Date (a) moving expenses of the Tenant not to exceed three dollars ($3.00) per square foot of rentable space to be leased by such Tenant under the Lease and (b) buyout payments to a Tenant to pay or reimburse such Tenant for amounts required to be paid to the landlord of the space which was leased and surrendered by such Tenant for terminating such lease prior to its stated expiration date, provided that such moving expenses and buyout payments are commercially reasonable and customary for the area in which the particular Property is located.

          (116) "TENANT IMPROVEMENTS" means (a) tenant improvements which are paid for by Borrower or reimbursed to Tenants in connection with Leases which are commercially reasonable and customary for the area in which the particular Property is located and (b) Tenant Allowances.

          (117) "TERM" means the period commencing as of the Closing Date and ending on the close of business on the Maturity Date.

          (118) "TITLE COMPANY" means Lawyers Title Insurance Corporation.

          (119) "TITLE POLICY" means with respect to each Property, an ALTA mortgagee's title insurance policy as more particularly described on
     Schedule 2.1 attached hereto.

          (120) "TO  BORROWER'S  KNOWLEDGE"  means to the knowledge of Whitehall and any Persons which are Affiliates of Whitehall prior to the Closing Date, but without any imputed knowledge from (a) any prior owner of any the Properties, (b) any Persons which, prior to the Closing Date, are Affiliates of any such prior owner, or (c) any other Persons which, prior to the Closing Date, were partners, directors, officers, members, principals, trustees, stockholders, consultants or employees of any such prior owner or any such Affiliate.

          (121)   "WHITEHALL"   means  Whitehall   Street  Real  Estate  Limited
     Partnership XI, a Delaware limited partnership.

          (122) "WHITEHALL XII" means Whitehall Street Real Estate Limited Partnership XII, a Delaware limited partnership.

          (123) "WHITEHALL INDEMNITY" means that certain Indemnification Agreement executed by Whitehall and Whitehall XII in favor of Lender with respect to Shareholder Litigation, in form and substance satisfactory to Lender.

          (124) "WHITEHALL NET WORTH" means the "Net Worth" of Whitehall and Whitehall XII as defined in the Whitehall Indemnity.

          (125) "WORK" has the meaning set forth in Section 3.2 hereof.

          (126) "WORKING CAPITAL ADVANCE" means an Advance made by Lender to Borrower for the purpose of reimbursing Borrower for, or paying for, certain costs in respect of Capital Expenditures, Tenant Improvements and/or Leasing Costs.

          (127) "WORKING CAPITAL ADVANCE ALLOCATION" means $10,000,000.00.

          (128) "WORKING CAPITAL BUDGET" means, for any Property, the budget approved by Lender setting forth the amount of Working Capital Advances allocated to pay Capital Expenditures, Tenant Improvements and Leasing Costs incurred in connection with such Property.


                                    ARTICLE 2

                                   LOAN TERMS

         Section 2.1 THE LOAN ADVANCES.

          (1) PURPOSES. Lender agrees to make to Borrower the Loan, to be funded in one or more Advances and repaid in accordance with this Agreement, for the following purposes: (a) to finance or refinance the Properties and pay certain Loan closing costs; and (b) to fund Working Capital Advances.

          (2) AMOUNTS. The aggregate amount of all Advances on a cumulative basis shall not exceed the Maximum Loan Amount. In addition, the aggregate amount of all Working Capital Advances, on a cumulative basis, shall not exceed the Working Capital Advance Allocation.

          (3) FREQUENCY. Advances shall not be made more frequently than once per calendar month.

          (4) INITIAL ADVANCE. Provided Borrower has satisfied all terms and conditions described in Part A of Schedule 2.1 hereto, Lender shall disburse the Initial Advance on the Closing Date as follows:

               (a) An amount equal to the commitment fee owing to Lender, plus all other sums owing to Lender described in Part A of Schedule 2.1 hereto, shall be disbursed to Lender in payment of such sums;

               (b) The amount specified in Lender's escrow and recording instructions shall be disbursed by wire transfer to the Title Company for credit to the escrow established to consummate the Loan closing, which shall be disbursed by the Title Company in accordance with Lender's escrow and recording instructions to finance the acquisition of the Properties and to pay certain Loan closing costs; and

               (c) The balance of the Initial Advance by wire transfer to Borrower (or as otherwise requested by Borrower).

          (5) WORKING CAPITAL ADVANCES. During the initial Term, Lender shall make Working Capital Advances to Borrower subject to and in accordance with the following terms and conditions:

               (a) Working Capital Advances for each Property shall be made in accordance with the allocations set forth in the Working Capital Budget for such Property. The Working Capital Budgets for the Properties are set forth in Schedule 2.1(5) hereof. Unless Lender otherwise consents in writing, Borrower shall not, on a cumulative, aggregate basis, reallocate more than five percent (5.0%) of the Loan funds within a Working Capital Budget. Subject to Lender's prior written consent in each instance, Borrower may reallocate demonstrated surplus Loan funds (i) among categories within any Working Capital Budget (except that such consent is not required to the extent such reallocation is permitted under the immediately preceding sentence), or (ii) under any Working Capital Budget to the Working Capital Budget of one or more other Properties (whether such reallocation is requested in connection with a sale of a Property, the failure to add an Additional Property to the Properties, or otherwise).

               (b) As to each Working Capital Advance, Borrower shall have satisfied the terms and conditions set forth in Parts B and C of
          Schedule 2.1 hereto.

               (c) The amount of each Working Capital Advance shall in no event exceed the lesser of (i) an amount which, when added to the Loan balance, results in a sum equal to the Cash On Cash Limit, or (ii) eighty percent (80%) of the actual costs incurred by Borrower from third parties in respect of the Tenant Improvements, Leasing Costs or Capital Expenditures for which such Advance is requested. In no event shall any Working Capital Advance be used to pay or reimburse Borrower for any commissions, fees, expenses or costs charged by or to be paid for services rendered by Borrower or Borrower's Affiliates.

               (d) Each Working Capital Advance shall be in an amount not less than Fifty Thousand Dollars ($50,000).

          (6) ACQUISITION ADVANCES. As to each Additional Property (if any), Lender shall make an Acquisition Advance to Borrower to finance or refinance such Additional Property and to pay certain Loan funding costs in connection therewith, subject to and in accordance with the following terms and conditions:

               (a) The amount of the Acquisition Advance shall not exceed the least of (i) the amount designated as the "Loan Basis" amount for such Additional Property, as set forth on Schedule 1.1(B), (ii) an amount which, when added to the then existing Loan balance, results in a 10.75% Cash On Cash Return, (iii) an amount which, when added to the then current Loan balance, results in a 1.15 to 1.00 Debt Service Coverage Ratio, and (iv) an amount equal to eighty percent (80%) of the acquisition costs incurred by Borrower for such Additional Property, including the costs of any interest rate cap agreement (or amendment thereto) which Borrower is required to obtain in connection with such Acquisition Advance under the terms of this Agreement. Lender shall determine Borrower's satisfaction of the foregoing condition based upon an updated Operating Cash Flow audit of the Additional Property and each of the Properties.

               (b) As to each Acquisition Advance, Borrower shall have satisfied the conditions specified in paragraphs 1, 4, 9, 13, 14, 15, 16, 19, 20, 24, 26, 28, 29, 30, 31, 32, 35, 36, 40, 41 and 42 of Part A of
          Schedule 2.1.

               (c) Borrower shall have satisfied the terms and conditions set forth in Part B of Schedule 2.1.

               (d) No new or additional information shall have become known to Lender since the Closing Date which Lender, in it sole discretion, determines would cause any of the environmental or engineering reports with respect to the Additional Property, which were reviewed by Lender prior to the Closing Date, to be inaccurate in any material respect.

               (e) Borrower shall have paid to Lender, as the balance of the commitment fee owing with respect to the Additional Property, an amount equal to .67% of the amount of the Acquisition Advance funded.

               (f) Borrower shall have confirmed in writing the revised Cash On Cash Limit and the revised Debt Service Coverage Ratio Limit as determined by Lender in connection with the addition of the Additional Property to the Properties.

               (g) Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be entitled to any Acquisition Advance after the Acquisition Advance Termination Date, and all undisbursed Loan proceeds available for Acquisition Advances but which are not advanced on or before the Acquisition Advance Termination Date shall be cancelled.

          (7) TIMING OF ADDITIONAL ADVANCES. Each Advance following the Initial Advance shall be made no later than 5:00 p.m. (New York City time) on the fifth (5th) Business Day after receipt by Lender of a Notice of Additional Advance for the requested Advance and satisfaction of all conditions to making such Advance (as specified in this Section 2.1 and in Schedule 2.1 hereof).

          (8) NO REVOLVING ADVANCES. The Loan is not a revolving credit loan, and Borrower is not entitled to any readvances of any portion of the Loan which it may (or is otherwise required to) prepay pursuant to the provisions of this Agreement.

         Section 2.2 INTEREST RATE; LATE CHARGE.

          (1) CONTRACT RATE. The outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) shall bear interest at a rate of interest equal to three hundred twenty-five
     (325) basis points in excess of the LIBOR Rate (the "CONTRACT RATE").

          (2) COMPUTATION OF INTEREST. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the Initial Advance or the date on which the immediately preceding payment was due.

          (3) LATE CHARGE. If Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due (other than the payment due on the Maturity Date), Borrower shall pay to Lender a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to two percent (2%) of such amount, notwithstanding the date on which such payment is actually paid to Lender; provided, however, that if any court of competent jurisdiction determines that such delinquency charge under this Section 2.2(3) is not liquidated damages for such delinquency (as contemplated by Borrower and Lender), and is deemed to be interest in excess of the maximum amount of interest allowed by applicable Law, the amount actually collected by Lender in excess of such lawful amount shall be applied in accordance with the provisions of Section
     11.3 hereof. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

         Section 2.3 TERMS OF PAYMENT. The Loan shall be payable as follows:

          (1) INTEREST. Commencing on March 1, 2000, Borrower shall pay interest in arrears on the first Business Day of each month (the "INTEREST PAYMENT DATE") until the Maturity Date, when all amounts secured by and outstanding under the Loan Documents shall be paid in full.

          (2) PRINCIPAL AMORTIZATION. During the initial Term, the Loan shall be an interest-only loan and Borrower shall not be required to make any regularly scheduled principal amortization payments. If the Term is extended for one or both of the 12-month periods contemplated by Section 2.3(3) below (each, an "EXTENSION PERIOD"), then commencing on March 1, 2003, and continuing on each Interest Payment Date thereafter until all Obligations are paid in full, Borrower shall make monthly principal amortization payments in accordance with this Section 2.3(2), which payments shall be applied to the outstanding principal balance of the Loan. For each Extension Period, Lender shall calculate the total amount of principal payments payable for such Extension Period based upon a 25-year amortization schedule, an amortization period which begins on February 1, 2003, a fixed interest rate equal to the Contract Rate in effect as of February 1 of such Extension Period, and the outstanding principal balance of the Loan as of February 1 of such Extension Period. The amount of the monthly principal amortization payment for a given Extension

     Period shall be the amount determined by dividing the aggregate amount of all monthly principal amortization payments payable for such Extension Period (calculated as set forth above) by twelve (12). The foregoing notwithstanding, upon application of any Release Payment or any other permitted or required prepayment of the Loan (other than the amortization payments required by this Section 2.3(2)) to the Loan balance, Lender shall recalculate the amount of the monthly principal amortization payments owing for the remainder of the then current Extension Period, based upon the new Loan balance and the Contract Rate then in effect, and such revised principal amortization payment shall be due commencing on the first Interest Payment Date occurring after the date the Release Payment (or such other permitted or required prepayment) is made.

          (3) MATURITY. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents. Subject to the provisions of this paragraph, Borrower, at its option, may extend the Term for two (2) 12-month periods, by giving written notice (the "EXTENSION NOTICE") to Lender of Borrower's election to obtain each such extension not less than sixty (60) days prior to the expiration of the original Term or the first extension period, as applicable. If Borrower elects to so extend the Term, all of the other terms and conditions of this Agreement and the other Loan Documents shall remain in full force and effect and unmodified except that all undisbursed Loan funds shall be canceled as of the original Maturity Date and Borrower shall have no further right to extend the Term after the second extension. Borrower's right to extend the Term is subject to the satisfaction of each of the following conditions as to each extension:

               (a) No Event of Default has occurred and is continuing on the date on which Borrower gives Lender the Extension Notice and on the last day of the then existing Term;

               (b) The Cash On Cash Return equals or exceeds twelve and one-half percent (12.50%), and (b) the Debt Service Coverage Ratio equals or exceeds 1.40 to 1.00;

               (c) Borrower shall have paid to Lender an extension fee (for each such extension) equal to one-quarter of one percent (0.25%) of the outstanding principal balance of the Loan (it being the parties' understanding and agreement that any portion of the Maximum Loan Amount which is undisbursed as of the end of the initial Term shall be canceled and no longer available for disbursement);

               (d) Borrower shall have completed (i) all structural repairs described in paragraph 2 on Schedule 8.19 which, in accordance with such paragraph (and any revised work plan agreed to by the parties pursuant thereto), are required to be completed prior to commencement of such extension, and (ii) all Remedial Action described in paragraph 3 on Schedule 8.19 hereof (including the delivery of all required "closure" or "no further action" letters with respect to such Remedial Action);

               (e) Borrower shall execute and deliver such other instruments, certificates, opinions of counsel and documentation as Lender shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Lender by the Loan Documents, including any amendments, modifications or supplements to any of the Loan Documents, endorsements to Title Policies and, if required by Lender, estoppel and other certificates; and

               (f) Borrower shall pay for any and all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Lender in connection with or arising out of the extension of the Term.

          (4) PREPAYMENT. Except as provided below, at any time during the Term, upon not less than ten (10) days' prior written notice to Lender, Borrower may prepay the Loan in whole or in part without premium or penalty, provided that each such prepayment shall be accompanied by the payment of accrued and unpaid interest on the principal amount being prepaid, through the date of prepayment, and any other costs or expenses which are payable to Lender in accordance with the terms hereof or any other Loan Document. The foregoing notwithstanding, prior to August 1, 2001, the Loan shall be closed to prepayment in whole, and partial prepayment shall only be permitted in connection with a sale or other transfer of a Property to a Person which is not an Affiliate of Borrower or Whitehall. From and after August 1, 2001, Loan shall be closed to partial prepayment from a refinance (whether by third party financing, additional capital contributions, or otherwise) of one or more Properties and from a sale or other transfer or conveyance of one or more Properties to an Affiliate of Borrower or Whitehall. A prepayment premium equal to two percent (2.0%) of the outstanding principal balance of the Loan shall be payable if an Event of Default occurs and the Loan is accelerated prior to August 1, 2001. Borrower acknowledges that the prepayment premium required by this Section 2.3(4) constitutes partial compensation to Lender for the costs of reinvesting the Loan proceeds and for loss of the contracted rate of return on the Loan. Furthermore, Borrower acknowledges that the loss that may be sustained by Lender as a result of such prepayment by Borrower is not susceptible of precise calculation and the prepayment premium represents the good faith effort of Borrower and Lender to compensate Lender for such loss. Borrower confirms that Lender's agreement to make the Loan at the interest rate and on the other terms set forth herein constitutes adequate and valuable consideration, given individual weight by Borrower, for the prepayment provision set forth in this Section. Notwithstanding anything to the contrary contained in this Section 2.3(4), none of the foregoing restrictions on prepayments of the Loan shall apply to a prepayment resulting from a sale, transfer or refinance of the Fidelity Federal Property (provided that the release of such Property shall be subject to Section 2.4).

          (5) EARLY LOAN ACCELERATION. Notwithstanding anything to the contrary contained in this Agreement, if at any time (a) the outstanding principal balance of the Loan is less than Fifteen Million Dollars ($15,000,000) and
     (b) the Cash On Cash Return is less than twelve percent (12.0%), Lender shall have the right to accelerate the Loan, whereupon all amounts due under the Loan Documents shall become due and payable without any penalty or premium on the date which is one hundred twenty (120) days (the "EARLY TERMINATION DATE") after the date that Lender provides Borrower with notice of its intent to accelerate the Loan pursuant to the provisions of this paragraph; provided that Borrower shall have the right to repay the Loan without penalty or premium (including the premium contemplated in Section 2.3(4) above, if payable) on any earlier date after Borrower's receipt of such notice. Borrower shall pay to Lender, in immediately available funds, all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents as of the Early Termination Date (or as of such earlier date on which Borrower elects to repay the Loan, as permitted in this paragraph).

          (6) APPLICATION OF PAYMENTS. All payments received by Lender under the Loan Documents shall be applied: first, to any fees and expenses due to Lender under the Loan Documents; second, to any Default Rate interest or late charges; third, to accrued and unpaid interest; and fourth, to the principal sum and other amounts owing under the Loan Documents.

          (7) LENDER ADVANCES TO COVER BORROWER'S PAYMENTS. Lender is authorized to, and at is sole option may, make advances on behalf of Borrower for payment of all fees, expenses, charges, costs, principal, interest and other sums incurred or payable by Borrower hereunder when and as Borrower fails to promptly pay any such amounts (after any applicable grace period). To the extent permitted by Law, any such advances made by Lender shall be added to the Obligations, shall bear interest from the date advanced until paid at the Default Rate and shall be secured by the Collateral.

          (8) RECEIPT OF PAYMENTS. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to Lender's depository bank in the United States as designated by Lender from time to time for deposit in Lender's depositary account. For purposes only of computing interest hereunder, all payments shall be applied by Lender to the Loan on the date payment has been credited by Lender's depository bank to Lender's account in immediately available funds.

         Section 2.4 COLLATERAL; RELEASES OF COLLATERAL. The Loan and all other Obligations (other than Borrower's Obligations under the Hazardous Substances Indemnity Agreement) shall be secured by the Collateral. Except as expressly set forth below in this Section, Lender shall have no obligation to release any of the Collateral until all Obligations have been paid and performed in full and all obligations of Lender under this Agreement and the other Loan Documents have terminated. Borrower shall be entitled to obtain the release of a Property from the Lien of the Loan Documents in connection with a Capital Transaction (excluding a Capital Transaction consisting of an event giving rise to an insurance recovery or condemnation award in excess of repair/restoration costs), provided that all of the following conditions are satisfied:

          (1) Borrower provides Lender with reasonable prior written notice (the "PARTIAL RELEASE NOTICE") of the proposed release together with copies of any documents which Borrower requests that Lender execute in connection with such proposed release.

          (2) Concurrently with Lender's release of the Property, Borrower shall pay to Lender an amount (the "RELEASE PAYMENT") determined as follows:

               (a) if, after giving effect to the proposed release, (i) the Loan balance does not exceed the least of (A) eighty percent (80%) of the sum of the Property Basis amounts for all the then remaining Properties, (B) the Cash On Cash Limit, and (C) the Debt Service Coverage Ratio Limit, and (ii) the Discounted Release Amount (defined below) is less than the Discounted Funding Amount (defined below), then the Release Payment shall be equal to one-hundred ten percent (110%) of the Adjusted Loan Basis of the Property to be released; or

               (b) if either or both of the conditions specified in subparagraph
          (a) immediately above are not satisfied, then the Release Payment shall be equal to one-hundred twenty percent (120%) of the Adjusted Loan Basis of the Property to be released;

     provided, however, if the release involves an Impaired Property or a Default Property (pursuant to Borrower's rights to obtain a release of such Property set forth elsewhere in this Agreement), then the Release Payment shall be equal to the Adjusted Loan Basis of such Property. Notwithstanding the foregoing, in no event shall the Release Payment for any Property exceed the then outstanding Obligations. As used above, "DISCOUNTED RELEASE AMOUNT" means, as of any date, the aggregate difference between the Release Payments paid by Borrower that were calculated pursuant to subparagraph (a) immediately above (including, for purposes of such calculation, the Release Payment to be paid in connection with the proposed release assuming it is calculated pursuant to subparagraph (a) above) and the amount of such Release Payments which would have been paid by Borrower if such Release Payments had been calculated in accordance with subparagraph (b) immediately above. As used above, "DISCOUNTED FUNDING AMOUNT" means the lesser of (x) $4,300,000, and (y) the positive difference, if any, obtained by subtracting the amount of the Initial Advance from an amount equal to eighty percent (80%) of the aggregate acquisition costs for all Properties.

          (3) Except as provided in this paragraph, no Event of Default has occurred and is continuing on the date on which Borrower gives Lender the Partial Release Notice and on the date of delivery of the release; provided, however, if the Property to be released is a Default Property and the only Event of Default which exists is the Event of Default which caused such Property to be designated as a Default Property (and which arises from the occurrence of a breach, default, failure of condition or other event for which no cure period is provided), then this condition shall be waived so long as the Default Property is released within 10 days of notice from Lender, as required in the last paragraph of Section 10.1. In addition, Lender shall release a Property which is the subject of a Complete Taking notwithstanding the existence of an Event of Default, if and only if (a) Borrower has otherwise satisfied the conditions set forth in this Section
     2.4 to the release of such Property, and (b) Borrower pays to Lender, as the Release Payment for such Property, an amount equal to 100% of the Net Capital Proceeds from the Complete Taking (it being understood by the parties that if no Event of Default exists, the amount to be paid by Borrower shall be the Release Payment as determined in accordance with the paragraph (2) above).

          (4) Borrower shall execute and deliver such other instruments, certificates, opinions of counsel and documentation as Lender shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Lender by the Loan Documents, including any amendments, modifications or supplements to any of the Loan Documents and partial release endorsements to the existing Title Policies.

          (5) Borrower shall pay for any and all reasonable out-of-pocket costs and expenses incurred in connection with any proposed release, including reasonable attorneys' fees and disbursements and all title insurance premiums for any endorsements to any existing Title Policies reasonably required by Lender in connection with such proposed release.

          (6) Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that all amounts owing to any parties in connection with the transaction relating to the proposed release have been paid in full, or are simultaneously paid in full at closing, or adequate Reserves therefor are established by Borrower in cash with respect to contingent or other liabilities that may arise out of such transaction.

          (7) Unless the proposed release will repay the Loan in full (and terminate all of Lender's obligations hereunder), or the proposed release involves the Fidelity Federal Property or an Impaired Property or a Default Property, the release shall be in connection with a sale or other transfer of the Property to a Person which is not an Affiliate of Borrower or Whitehall. If the proposed release involves the Fidelity Federal Property or an Impaired Property or a Default Property, then concurrently with the release Borrower shall transfer the Property to an entity which may be related to Borrower, so long as Borrower is not directly or indirectly liable on a recourse basis for any of such entity's indebtedness or obligations to any Person.

          (8) If the Release Payment to be paid in connection with the proposed release would reduce the Loan Balance to an amount less than $30,000,000, then in addition to the foregoing conditions, such release shall be subject to the additional condition that either (a) the Fidelity Federal Property has been previously released, or is being concurrently released, in accordance with this Section 2.4, or (b) Borrower shall have delivered to Lender a consent to encumbrance and estoppel, substantially in the form previously provided by Lender to Borrower, executed by each of the lessors under the Fidelity Federal Ground Leases (and by any Person owning a fee interest in any portion of the Fidelity Federal Property).

         Section 2.5 ADJUSTMENTS TO ADJUSTED LOAN BASIS. The Adjusted Loan Basis for each Property shall be increased dollar for dollar for Working Capital Advances and other Advances which relate directly to such Property. The Adjusted Loan Basis for each Property shall be decreased dollar for dollar for prepayments of principal which relate directly to such Property (e.g., casualty or condemnation proceeds, or a Release Payment) and any prepayment proceeds in excess of the Adjusted Loan Basis (e.g., the excess portion of the Release Payment for any specific Property) and any other prepayment of principal not directly related to a specific Property shall be allocated by Lender among the Properties, on a pro rata basis, in accordance with each Property's Adjusted Loan Basis.

         Section 2.6 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

          (1) If Lender shall determine that any new applicable Law adopted after the Closing Date regarding capital adequacy, or any change after the Closing Date in any existing Law, or any change after the Closing Date in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder or credit extended by it hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance by an amount deemed by Lender to be material, then from time to time as promptly specified by Lender in writing, Borrower shall pay such additional amount or amounts as will compensate Lender for such reduction; provided that Borrower shall not be required to pay any amounts pursuant to this paragraph (1) to a subsequent holder of the Note to the extent that such amounts would not have been payable had GECC continued to hold the Note.

          (2) Upon the  occurrence  of any of the events set forth in  paragraph
     (1) above, Lender shall promptly notify Borrower in writing of the occurrence of such event. If requested by Borrower, in connection with any demand for payment pursuant to this Section, Lender shall provide to Borrower a summary setting forth in reasonable detail the basis for such demand, the amount required to be paid by Borrower to Lender and the computations made by Lender to determine such amount (which computations shall be deemed conclusive absent manifest error).


                                    ARTICLE 3

                 INSURANCE, CONDEMNATION, DEPOSITS AND RESERVES

         Section 3.1 INSURANCE. Borrower shall maintain insurance with respect to the Properties as follows:

          (1) PROPERTY; BUSINESS INTERRUPTION. Borrower shall keep the buildings and the improvements located on each Property insured (a) against loss or damage by fire, lightning, windstorm, tornado, hail and such other further and additional hazards of whatever kind or nature as are now or hereafter may be covered by standard extended coverage "all risk" endorsements (including vandalism, malicious mischief and damage by water (other than flood)) of whatsoever kind, in an amount not less than one hundred percent (100%) of the full replacement cost of such improvements including the cost of debris removal, but excluding the value of foundations and excavation and surface parking, (b) against loss or damage by earthquake, including subsidence, as reasonably required by Lender, and (c) against loss of rentals and business interruption due to any of the foregoing causes, in an amount not less than twelve (12) months anticipated gross rental income or gross business earnings, as applicable.

          (2) LIABILITY. Borrower shall maintain commercial general liability insurance with respect to each Property and the operations related thereto, whether conducted on or off such Property, against liability for personal injury, including bodily injury and death, and property damage in an amount not less than $1,000,000 per Property and per occurrence, with a $4,000,000 per Property umbrella policy. Such liability insurance shall be on an occurrence basis, shall provide (but need not specifically describe) coverage for sprinkler leakage liability and water damage legal liability, and shall specifically include premises operations, products liability, and broad form contractual coverage. Borrower also shall maintain motor vehicle liability for all owned and non-owned vehicles, including rented and leased vehicles.

          (3) WORKERS' COMPENSATION. Workers' compensation for employees of Borrower as required by applicable Law.

          (4) FORM AND QUALITY. All casualty and business interruption or rental income insurance provided hereunder shall name Lender under a standard "non-contributory mortgagee" endorsement or its equivalent, which shall be acceptable to Lender, and liability insurance shall be evidenced by certificates of insurance issued to Lender and naming Lender as additional insured. All property insurance shall provide for loss payable to Lender as provided in this Agreement, shall be provided by insurance companies which have a Best's rating of at least "A-IX" or otherwise shall be acceptable to Lender in its reasonable discretion. Every policy of insurance shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days prior written notice to Lender, if obtainable (but in no event less than ten (10) days) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Lender and Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (a) occupancy or use of the Property for purposes more hazardous than permitted by the terms of such policy, (b) any foreclosure or other action or proceeding taken by Lender pursuant to the Deed of Trust encumbering the Property or
     (c) any change in title to or ownership of the Property. All deductible amounts under the insurance policies required to be carried pursuant to this Section 3.1 shall be subject to Lender's reasonable approval. At Lender's request, Borrower shall deliver to Lender copies of, or (at Borrower's option) certificates of insurance for, all such policies of insurance. If any insurance required to be provided hereunder shall expire, be withdrawn, become void by breach of any condition thereof by Borrower with respect to any Property, or become void or questionable by reason of the failure or impairment of the capital of any insurer, Borrower immediately shall obtain new or additional insurance which shall conform to the requirements hereof.

     Borrower shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lender in all respects. Lender shall have the right to conduct a periodic audit of Borrower's procedures in respect of insurance matters and Borrower shall cooperate with Lender therein.

          (5) EVIDENCE OF INSURANCE. Borrower shall (a) pay as they become due all premiums for the insurance required hereunder, and (b) not later than thirty (30) days if available (but in no event less than ten (10) days) prior to the expiration of each such policy, deliver a certificate of insurance evidencing the insurance required to be provided hereunder for a period of not less than one year, marked "premium paid," or accompanied by such other evidence of payment as shall be reasonably satisfactory to Lender.

          (6) LENDER'S RIGHT TO PLACE INSURANCE. If Borrower shall be in default of its obligation to insure any Property in accordance with the provisions hereof, Lender, at its option and without notice, may (but shall have no obligation to) obtain such insurance from year to year, and pay the premium or premiums therefor, and, in such event, the amount of all such premiums paid by Lender (a) shall be deemed to be Obligations, (b) shall be secured by the Collateral prior to any right or title to, or interest in, or claim upon, the Collateral subordinate to the Lien of Lender on the Collateral, and (c) shall be immediately due and payable, on demand, together with interest thereon at the Default Rate, from the date of any such payment by Lender to the date of repayment to Lender.

          (7) INCREASES IN INSURANCE AMOUNTS. Borrower shall increase the amount of all-risk casualty insurance required to be provided pursuant to the provisions of Section 3.1 hereof at the time that each such policy of insurance is renewed (but, in any event, not less frequently than once during each twelve (12) month period) by using the F.W. Dodge Building Index (or, if such index is no longer available, such other similar available index acceptable to Lender) to determine whether there shall have been an increase in the replacement cost of the improvement since the most recent adjustment to any such policy and, if there shall have been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

          (8) COMPLIANCE WITH POLICY REQUIREMENTS. Borrower promptly shall comply with (a) all of the provisions of each such insurance policy affecting the Properties, and (b) all of the requirements of the insurers thereunder applicable to Borrower or to any improvements located on the Properties or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the improvements located on the Properties, even if such compliance would necessitate structural changes or improvements or would result in interference with the use or enjoyment of the Properties or any portion thereof.

          (9) ADDITIONAL INSURANCE. Lender shall have the right from time to time to require Borrower to procure such other and additional insurance, and increased amounts, relating to the Properties in such amounts and against such insurable events or occurrences as Lender may reasonably require and which are consistent with industry practice for assets similar to the Properties, including (a) if the Property is located in a federally designated "special flood hazard zone", flood, including surface water; and (b) contingent liability from the operation of any building Laws pertaining to non-conforming property.

         Section 3.2 CASUALTY; USE AND APPLICATION OF INSURANCE PROCEEDS. In the event of damage or destruction to any Property, or any portion thereof, whether insured or uninsured, Borrower and Lender shall proceed as follows:

          (1) Borrower promptly shall give written notice of such damage or destruction to Lender (and upon such notification, Schedule 6.5 hereof shall be deemed to have been automatically amended to reflect the matters contained in such notification) and promptly shall cause the Property to be secured in a safe manner and thereafter to prepare and submit a budget, and after approval thereof, shall commence and diligently continue to perform repair, restoration and rebuilding of the portion of the Property so damaged or destroyed (the "WORK") to restore the Property in full compliance with all legal requirements so that the Property shall be at least equal in value and quality and general utility as it was prior to the damage or destruction and, if the cost of the Work as estimated by Lender shall exceed the sum of $100,000 ("MAJOR WORK"), then Borrower, prior to the commencement of the Work, shall furnish to Lender (a) complete plans and specifications for the Work (approved by all Governmental Authorities whose approval is required at such time), for Lender's approval, which approval shall not be unreasonably withheld or delayed, which plans and specifications (as approved by Lender, the "APPROVED PLANS") shall bear the signed approval thereof by the Architect and shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the Work; (b) certified or photostatic copies of all permits and approvals required by Law in connection with the commencement and conduct of the Work; and (c) a payment and performance bond for and/or guaranty of the payment for and completion of, the Work, which bond or guaranty shall be in form reasonably satisfactory to Lender, shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to Lender, and shall be in an amount of not less than one hundred ten percent (110%) of the Architect's estimate of the entire cost of completing the Work.

          (2) Borrower shall not commence any Work until Borrower shall have complied with the requirements referred to in paragraph (1) above, and after commencing the Work, Borrower shall perform the Work diligently in a good and workmanlike manner and in good faith in accordance with the Approved Plans, if applicable, and in compliance with all applicable Laws.

          (3) The casualty insurance policies required to be maintained in accordance with this Agreement shall provide that the proceeds shall be paid in accordance with the provisions of this paragraph. If the proceeds exceed One Hundred Thousand Dollars ($100,000), Borrower promptly shall deliver to Lender any proceeds which are paid directly to Borrower by the casualty insurance carrier. All proceeds delivered to Lender as aforesaid, together with all proceeds paid directly to Lender on account of damage or destruction to the Property, less the cost, if any, to Lender of such recovery and of paying out such proceeds

     (including reasonable attorneys' fees and other third party out-of-pocket costs allocable to inspecting the Work and reviewing the plans and specifications therefor), upon written request of Borrower, shall be applied by Lender to the payment of the cost of the Work and shall be paid out from time to time as the Work progresses to Borrower and/or, at Lender's option exercisable from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials in connection with the Work, except as otherwise hereinafter provided, but subject to the following conditions, any of which Lender may waive:

               (a) If the Work to be done is Major Work, as reasonably determined by Lender, the Architect shall administer the Work.

               (b) Each request for payment shall be made at least ten (10) days prior to the requested date of disbursement and shall be accompanied by a certificate of an officer of the general partner of Borrower stating that (i) all of the Work completed has been done in a good and workmanlike manner and in material compliance with the Approved Plans (if applicable), and in accordance with all applicable provisions of Law; (ii) the sum requested is justly required to reimburse Borrower for payments by Borrower to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or supplying materials in connection with the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender, if any, the resulting sum does not exceed the value of the Work done to the date of such certificate; and (iii) the amount of proceeds remaining in the hands of Lender, together with other funds otherwise available to Borrower, will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion and, if such other funds are required, as to the sources of such funds). If the Work is structural or Major Work, as reasonably determined by Lender, then each request for payment therefor also shall be accompanied by a certificate of the Architect confirming, in Architect's professional opinion, the matters listed in clauses (i) and (ii) of the preceding sentence.

               (c) Each request shall be accompanied by waivers or releases of liens, reasonably satisfactory to Lender, covering that part of the Work previously paid for, if any, and by a search prepared by a title company or other evidence satisfactory to Lender showing that any mechanic's lien or other lien or instrument for the retention of title relative to the Work which has been filed with respect to the Property or any part thereof, other than Permitted Encumbrances and those which may have been approved by Lender, have been discharged of record by bonding or otherwise.

               (d) None of the Material Leases in effect immediately prior to the damage or destruction shall have been canceled, nor contain any still exercisable right to cancel, due to such damage or destruction.

               (e) There shall be no Event of Default on the part of Borrower under this Agreement or any other Loan Documents.

               (f) With respect to the final advance only (which shall include any retainage previously held back by Lender) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by Law to render occupancy and operation of the Property legal.

          (4) Upon completion of the Work and payment in full therefor, or upon failure on the part of Borrower promptly to commence or diligently to continue the Work, or at any time upon request by Borrower, the amount of any proceeds then or thereafter in the hands of Lender shall be applied by Lender to the Loan balance.

          (5) In the event the Work to be done is not Major Work, the proceeds shall be paid to Borrower to be applied toward the cost of the Work, subject to the provisions of the foregoing paragraphs (1), (2), (3) and (4) above, other than those applicable to Major Work.

          (6) If: (a) within sixty (60) days after the occurrence of any damage or destruction to a Property or any portion thereof requiring Major Work in order to restore the Property, Borrower fails to submit to Lender for Lender's approval plans and specifications for the repair, restoration and rebuilding of the Property so damaged or destroyed (approved by the Architect and by all Governmental Authorities whose approval is required at such time); or (b) within ninety (90) days after such plans and specifications are approved by all such Governmental Authorities, other parties and Lender, Borrower fails to promptly commence such repair, restoration and rebuilding; or (c) thereafter Borrower fails to diligently continue such repair, restoration and rebuilding or is more than 30 days delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such Work (other than as a result of Lender's improper failure to release the insurance proceeds for such Work and other than payment delays associated with amounts which Borrower is contesting in good faith to the extent and in the manner expressly permitted under this Agreement); or (d) in the case of any damage or destruction to the Property or any part thereof not requiring Major Work in order to restore the Property, as determined by Lender, if Borrower fails to promptly repair, restore and rebuild the Property so damaged or destroyed, or if Borrower in any other respect fails to comply with its restoration obligations under this Section 3.2, then, in addition to all other rights herein set forth, and after giving Borrower ten (10) days' written notice of the nonfulfillment of one or more of the foregoing conditions, Lender may, at its option, perform or cause to be performed such repair, restoration and rebuilding, and may take such other steps as it deems advisable to perform such Work; provided, however, that Lender shall be permitted to give such shorter notice (and in such manner) as is reasonably practical in case of emergency circumstances. Lender may apply all or a portion of the proceeds (without the need to fulfill any other requirements of this Section 3.2) to reimburse Lender for all amounts expended or incurred by it in connection with the performance of such work, and any excess costs shall be paid by Borrower to Lender upon demand.

         Section 3.3 CONDEMNATION.

          (1) Borrower, immediately upon obtaining actual knowledge of the institution of any proceedings for the condemnation of any Property or any portion thereof, shall notify Lender of the pendency of such proceedings (and upon such notification, Schedule 6.4 hereof shall be deemed to have automatically been modified to reflect the matters contained in such notification). Lender, at its election and in its discretion, may participate in any such proceedings and Borrower, from time to time, shall deliver to Lender all instruments requested by Lender to permit such participation. All awards which are payable to Borrower from a condemnation or other taking, or purchase in lieu thereof, of any Property or any portion thereof, shall be paid and applied in accordance with the provisions of this Section 3.3. All such awards are hereby assigned to and shall be paid to Lender. Borrower, upon request by Lender, shall make, execute and deliver any and all instruments requested for the purposes of confirming the assignment of the aforesaid awards and compensation to Lender free and clear of any Liens. Borrower hereby authorizes Lender to collect and receive such awards, to give proper receipts and acquittances therefor and, to apply the same in the manner set forth in this Agreement.

          (2) In the event that a portion of any Property is taken or condemned so that there is less than a Complete Taking, then Borrower promptly shall commence and diligently continue to repair, restore, replace or rebuild the Property in accordance with the provisions of Section 3.2 hereof, as if such taking or condemnation had resulted in a casualty to the Property, and the proceeds of any award paid to Lender in connection therewith, shall be made available to Borrower for such purposes; provided, however, that in such event Borrower shall comply with, and such proceeds shall be disbursed to Borrower in accordance with, the provisions of Section 3.2 hereof. In the event of a Complete Taking, all Net Capital Proceeds therefrom shall be applied in accordance with the release provisions in Section 2.4.

          (3) Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of any Property by any Governmental Authority, Borrower shall continue to make all payments due hereunder and under the other Loan Documents.

         Section 3.4 DEPOSITS.

          (1) CHARGES. Borrower shall segregate in a separate account held by Borrower in a depository acceptable to Lender (the "CHARGES ACCOUNT") and deposit therein on or before the twenty-fifth (25th) day of each month from and after the Closing Date until the Obligations have been paid in full, an amount equal to one-twelfth (1/12th) of the annual Charges in respect of all Properties. Such deposits shall be used by Borrower to pay such Charges prior to delinquency or any earlier date that any interest or penalty can be imposed thereon. On the Closing Date, Borrower shall deposit into the Charges Account an amount which when added to the monthly deposits required to be made thereafter pursuant to this Section is sufficient to pay the next installment of such Charges. From time to time, on demand by Lender, Borrower shall pay into the Charges Account additional sums sufficient to permit payment of the next due installments of such Charges, if, and to the extent that, the required monthly deposits thereafter falling due before the respective payment dates would otherwise be insufficient to permit the full payment thereof.

          (2) GENERAL REQUIREMENTS FOR FUNDS IN SEGREGATED ACCOUNTS. Borrower shall irrevocably instruct and shall cause all depositories maintaining any segregated accounts required under the terms of this Agreement (including the Charges Account, the Security Deposits and Lease Buy Out Consideration accounts and accounts in respect of any Impaired Properties) to, within five (5) days after demand from Lender, deposit all funds deposited in such segregated accounts maintained by Borrower into segregated accounts maintained by Lender. Thereafter, Borrower shall cause all deposits which Borrower otherwise would have been required to make into Borrower's segregated accounts to be deposited in such accounts maintained by Lender. Borrower shall contemporaneously with the delivery of such deposits to Lender, deliver to Lender any security deposit in the form of a letter of credit, certificate of deposit or similar non-cash form of credit enhancement which exceeds $50,000. Upon any Event of Default, Lender may apply any funds deposited in the accounts maintained by Lender or Borrower to the payment of or to the performance of any Obligation, except for any Security Deposit which, under the terms of the Lease to which it relates, must be maintained in a segregated account. Borrower hereby designates Lender as its attorney-in-fact, which designation is irrevocable and coupled with an interest, to draw upon the accounts of Borrower in the name of Borrower and to apply the funds therein as provided in the immediately preceding sentence. As additional security for the Obligations, Borrower hereby pledges to Lender, and grants to Lender a security interest in, all Charges Accounts and all other segregated accounts required under this Agreement (including the accounts maintained by Lender to the extent Borrower has any interest therein), and all funds at any time on deposit therein. Prior to the Closing Date, Borrower and Lender shall have executed and delivered a notice to the depository at which any such account is held (if such account is located in any state in which Lender determines such notice is necessary or appropriate in connection with the pledge of, and grant of security interest in, such account), which notice shall be substantially in the form of Exhibit "B" hereto. Borrower shall deliver to Lender monthly reports of all balances and activity with respect to each of the segregated accounts required by the terms of this Agreement and any other information reasonably requested by Lender.

                                    ARTICLE 4

                              ENVIRONMENTAL MATTERS

         Section 4.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

          (1) "ENVIRONMENTAL LAWS" means all Laws, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Property, relating to the regulation and protection of the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). "Environmental Laws" shall include Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); those portions of the Occupational Safety and Health Act, as amended (29 U.S.C. ss. 651 et seq.) ("OSHA") concerning Hazardous Materials; and the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any environmental transfer of ownership notification or approval statutes such as the New Jersey Industrial Site Recovery Act (N.J. Stat. Ann. ss. 13:1K-6 et seq.) ("ISRA").

          (2) "ENVIRONMENTAL LIABILITIES AND COSTS" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand pending or threatened by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority or other Person) and which relate to any environmental condition regulated under any Environmental Law or in connection with any other environmental matter or a Release or threatened Release in connection with any Property.

          (3) "HAZARDOUS MATERIALS" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any Governmental Authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

          (4) "RELEASE" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials in violation of Environmental Law into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Hazardous Materials in violation of Environmental Law through or in the air, soil, surface water, ground water or property, any disposal, any discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Materials in violation of Environmental Law.

          (5) "REMEDIAL ACTION" means all actions required by Environmental Law to (a) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         Section 4.2 REPRESENTATIONS AND WARRANTIES ON ENVIRONMENTAL MATTERS. As of the Closing Date, except as disclosed in the reports listed on Schedule 4.2 hereof, to Borrower's knowledge, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about any Property or any property adjacent to such Property (except for cleaning and other products currently used in connection with the routine maintenance or repair of any Property in full compliance with Environmental Laws), (2) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Property does not, and did not previously, violate any Environmental Laws, and (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with any Property concerning Hazardous Materials or Environmental
Laws, nor have any written notices concerning Hazardous Materials or Environmental Laws been received from any Person in connection with any assets or activities of Borrower or any Property. Borrower further represents and warrants that (a) to its knowledge (i) neither Borrower nor any other party is or has been involved in operations at or near any of the Properties which operations could lead to (A) the imposition of liability on Borrower, or on any subsequent or former owner of any of the Properties or (B) the creation of a lien on any of the Properties under the Environmental Laws or under any similar laws or regulations, and (ii) Borrower has not permitted any tenant or occupant of any of the Properties to engage in any activity that could impose liability under the Environmental Laws on Borrower or any other owner of any of the Properties, (b) neither Borrower any other party will be involved in operations at or near any of the Properties which operations could lead to (i) the imposition of liability on Borrower, or on any subsequent or former owner of any of the Properties or (ii) the creation of a lien on any of the Properties under the Environmental Laws or under any similar laws or regulations, and (c) Borrower will not permit any tenant or occupant of any of the Properties to engage in any activity that could impose liability under the Environmental Laws on Borrower or any other owner of any of the Properties.

         Section 4.3 COVENANTS ON ENVIRONMENTAL MATTERS.

          (1) Borrower shall (a) comply strictly and in all respects with the requirements of the Environmental Laws and shall notify Lender within 10 days of Borrower's obtaining knowledge in the event of (i) any Release at, upon, under or within any of the Properties or (ii) discovery of any Hazardous Materials at, upon, under or within any of the Properties where such discovered Hazardous Materials may result in Environmental Liabilities and Costs and (b) forward promptly to Lender copies of all orders, notices, permits, applications and other communications and reports Borrower receives in connection with any Release or the presence of any Hazardous Materials or any other matters relating to the Environmental Laws as all of the above may affect any of the Properties or any other properties owned by Borrower. Without limiting the foregoing, Borrower specifically covenants and agrees to complete the Remedial Action described in paragraph 3 of
     Schedule 8.19 hereof, for the Properties identified therein, within the time frame(s) set forth therein for the completion of such work.

          (2) To the extent that Lender reasonably believes that circumstances exist that require additional environmental testing to be performed on the Properties, promptly upon the written request of Lender from time to time, Borrower shall provide Lender, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm mutually acceptable to Lender and Borrower, to assess with a reasonable degree of certainty the presence or absence of any Hazardous Materials and the potential costs in connection with Remedial Action of any Hazardous Materials found on, under, at or within any of the Properties.

          (3) Subject to the provisions of Section 12.1 hereof, Borrower and its partners shall at all times indemnify and hold harmless Lender against and from any and all Environmental Liabilities and Costs, including reasonable attorneys' fees, litigation costs and any costs of settlement, suffered or incurred by Lender, including those with respect to:

               (a) any Release, the threat of a Release, or the presence of any Hazardous Materials affecting any of the Properties, whether or not the same originates or emanates from any of the Properties or any contiguous real property, including any loss of value of any of the Properties as a result of any of the foregoing;

               (b) any costs of Remedial Action incurred by the United States Government or any costs incurred by any other Person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws; and/or

               (c) liability for personal injury or property damage arising under any statutory or common law tort theory, including damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or near any of the Properties.

     The provisions of this Section 4.3 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials. Notwithstanding the foregoing or anything else to the contrary in the Loan Documents, in no event shall Borrower or its partners indemnify Lender for any Environmental Liabilities and Costs caused by (i) actions taken solely and negligently by Lender, its successors and assigns (including any purchaser at a foreclosure sale), or
     (ii) the presence of Hazardous Materials on any Property which is brought on a Property during the time that Lender or its successors or assigns (including a purchaser at a foreclosure sale) takes actual physical possession and control of such Property (except to the extent caused by Borrower).

          (4) In the event of any Release, the threat of a Release, or the presence of any Hazardous Materials, where such may result in Environmental Liabilities and Costs, affecting any Property, whether or not the same originates or emanates from any Property or any contiguous real property, or if Borrower shall fail to comply with any of the requirements of the Environmental Laws, Lender may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed and/or take any and all other actions as Lender shall reasonably deem necessary in order to abate such Release, remove the Hazardous Materials to the extent required by the Environmental Laws, cure Borrower's noncompliance with Environmental Laws or take such steps as it deems necessary to remove any lien imposed by federal or state authorities under Environmental Laws.

          (5) If prior to the Maturity Date Lender reasonably determines after consultation with Borrower (a) that Borrower faces a material risk of sustaining an Environmental Liability and Cost (other than the cost of any Remedial Action in respect of any Property that will continue to be owned by Borrower) and (b) that, taking into account Borrower's then existing assets and other liabilities, the outstanding Obligations, available insurance coverage, the availability of indemnification or contribution from other parties (such as prior owners or owners of nearby properties) and other relevant factors, such as an orderly (not forced) disposition of the Properties, there is a material risk that Borrower may be unable to satisfy such contingent Environmental Liability and Cost if and when it becomes due and to pay and perform all of the Obligations when due in full, such that the partners in Borrower might become obligated in respect of the Loan on a recourse basis as provided in Section 12.1 hereof, then by notice to Borrower, Lender may require Borrower to establish and fund to the extent of monies otherwise available to Borrower for distribution to its partners, a Reserve in a reasonable amount to satisfy such material risk and to maintain such funded Reserve in such amount and until such time as Lender can reasonably determine that such Reserve is no longer needed to satisfy the requirements of clauses (a) and (b) of this sentence. In such event, Borrower, notwithstanding the foregoing provisions of this

     Section 4.3, shall be required, after making payments otherwise required on the Loan, to apply any additional Operating Cash Flow or Net Capital Proceeds to fund such Reserve before making any distributions to the partners in Borrower. Borrower may, not more often than once each quarter, require Lender to confirm that it requires continuation of such Reserve and Lender shall set forth its reasons for so requiring. Borrower will cooperate with Lender and make available to it such information as Lender may reasonably request for purposes of making any such determination regarding a Reserve, and Lender shall in good faith consider any relevant information in respect of such matter provided to it by Borrower or any of its partners.

          (6) In the event of a dispute between Lender and Borrower or any partners in Borrower as to whether Borrower faces a material risk of sustaining an Environmental Liability and Cost as set forth in clause (a) of paragraph (5) above or the estimated dollar amount of such material risk, then Borrower shall pick an appropriate consultant and Lender shall pick an appropriate consultant, and the two consultants shall confer and jointly determine whether or not Borrower faces a material risk and the estimated dollar amount of such material risk as more fully set forth in clause (a) of paragraph (5) above. If the two consultants cannot agree within thirty (30) days after being appointed as consultants as to whether such a material risk exists or the estimated dollar amount of such material risk, the two consultants will, within seven (7) days after the expiration or such thirty (30) day period, jointly select a third consultant and within thirty (30) days of its selection, the third consultant shall issue its written determination as to whether such a material risk exists and the estimated dollar amount of such material risk, which determination shall be final and binding on all parties. In the event that the two consultants shall be unable to timely agree on the selection of a third consultant, the third consultant shall be selected by the President of the American Arbitration Association. In the event of a dispute between Lender and Borrower or any partners in Borrower in respect of the establishment or continuation of any such Reserve, such Reserve shall be established or continued in the interim while such dispute is resolved. No such resolution shall constitute a limitation on or waiver of Lender's right to seek recourse (subject to the provisions of Section 12.1 hereof) from the partners in Borrower to the extent of distributions made to them by Borrower in the event Lender becomes liable in respect of any Environmental Liability and Cost of Borrower against which it is entitled to indemnity from Borrower or in the event the Loan is not repaid in full by reason of Borrower sustaining any such Environmental Liability and Cost.

         Section 4.4 NO WAIVER. Notwithstanding any provision in this Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under any "security interest" or "secured creditor" exceptions under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."

                                    ARTICLE 5

                                 LEASING MATTERS

         Section 5.1 REPRESENTATIONS AND WARRANTIES ON LEASES. Borrower represents and warrants to Lender with respect to all Leases that: (1) the rent roll delivered to Lender for each Property is true and correct as of the date of such rent roll (provided that if Whitehall has owned a direct or indirect interest in Borrower for less than two (2) months prior to the Closing Date, the foregoing representation and warranty is made to Borrower's knowledge), and the Leases are valid and in and full force and effect; (2) the Leases are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Leases delivered to Lender are true and complete; (4) to Borrower's knowledge, except as set forth in Schedule 5.1(A), neither the landlord nor any Tenant is in material default under any of the Leases; (5) except as set forth in Schedule 5.1(B), (a) Borrower has no knowledge, after due inquiry, of any notice of termination or default with respect to any Non-Storage Lease and (b) to Borrower's knowledge, after due inquiry, not more than 5% of the Leases at any Storage Property are the subject of any notices of termination or default;
(6) Borrower has not assigned or pledged any of the Leases, the rents or any interests therein except to Lender; (7) except as set forth in the rent roll delivered to Lender, and except as set forth in Schedule 5.1(C), no Tenant or other party has an option to purchase all or any portion of any Property; (8) except as set forth in Schedule 5.1(D), no Tenant has the right to terminate its Lease prior to expiration of the stated term of such lease; (9) except as set forth in Schedule 5.1(E), there are no leasing commissions that are owing in connection with any Leases or tenancies in effect as of the Closing Date; and
(10) except as set forth in Schedule 5.1(F), no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to two month's rent).

         Section 5.2 GENERAL LEASE REQUIREMENTS. Each Lease hereafter entered into by Borrower shall (1) not permit the Tenant thereunder to terminate or invalidate the terms of the Lease as a result of any action taken by Lender to enforce any right or remedy under the Loan Documents, including any sale of the Property or any portion thereof pursuant to the power of sale or otherwise, (2) include a subordination clause providing that the Lease and the interest of the Tenant thereunder in the Property are in all respects subject and subordinate to the Loan Documents, (3) provide that, at the option of Lender or the purchaser at a foreclosure sale or the grantee in a voluntary conveyance in lieu of such sale, the Tenant thereunder shall attorn to Lender or to such purchaser or grantee under all of the terms of the Lease and recognize such entity as the lessor under the Lease for the balance of the term of the Lease, and (4) provide that, in the event of the enforcement by Lender of the rights and remedies provided by law or in equity or by the Loan Documents, any Person succeeding to the interest of Borrower as a result of such enforcement shall not be bound by any prepayment of installments of rent for more than thirty (30) days in advance of the time when the same shall become due or any amendment, modification, extension, cancellation or renewal of the Lease made without the prior written consent of Lender. Any Lease which is in a form approved by Lender after the Closing Date shall be deemed to comply with this Section.

         Section 5.3 COVENANTS. Borrower shall deliver to Lender, promptly after demand by Lender, a rent roll for each Property in form and substance satisfactory to Lender. Borrower shall promptly deliver to Lender a fully executed copy of any new Non-Storage Lease upon execution of the same, and shall promptly deliver to Lender upon Lender's request a fully executed copy of all other Leases not previously delivered to Lender. Borrower shall not (1) assign, mortgage or otherwise encumber any of the Leases or any of the rents due or to become due thereunder or to which Lender may now or hereafter become entitled, or (2) accept prepayments of installments of rent for more than thirty (30) days in advance of the time when the same shall become due or to anticipate the rents thereunder, except for Security Deposits, provided that Borrower may accept prepayments of rent installments up to six months in advance for Leases covering not more than ten percent (10%) of the leasable space within each Storage Property.

         Section 5.4 ADDITIONAL COVENANTS REGARDING MATERIAL LEASES. All Leases covering at least 10,000 rentable square feet, and any combination of Leases which collectively cover at least 10,000 rentable square feet of any Property and which are entered into with a single Tenant or with Tenants who are Affiliates of each other, shall be referred to herein as "MATERIAL LEASES". As to any Material Leases, Borrower shall (1) promptly perform all of the material provisions of the Material Leases on the part of the lessor thereunder to be performed; (2) promptly enforce all of the material provisions of the Material Leases on the part of the Tenants thereunder to be performed; (3) not cancel, terminate or accept a surrender of any Material Lease, or refrain from taking any action which would result in the termination of a Material Lease by any Tenant thereunder, unless the Tenant thereunder is in default or such action is otherwise commercially prudent and all Lease Buy Out Consideration, if any, is deposited and used in the manner set forth below in this Article 5; (4) appear in and prosecute or defend any action or proceeding arising under, growing out of, or in any manner connected with, the Material Leases or the obligations of the lessor or the lessees thereunder, as the case may be; (5) provide Lender with a copy of each notice of default received by Borrower from the Tenant under any Material Lease immediately upon receipt thereof and deliver to Lender a copy of each notice of default sent by Borrower to a Tenant under any Material Lease simultaneously with its delivery of such notice under such Material Lease; and
(6) promptly notify Lender of all material disputes and claims in respect of any Material Leases and not settle or adjust any such material claims or disputes without Lender's consent. In addition, Borrower shall not (a) consent to any assignment or subletting of any Material Lease if the assignor or sublessor thereof would be relieved from liability thereafter accruing under such Material Lease; (b) discount any rents under any Material Lease or otherwise refrain from taking any action with respect to a Material Lease which would result in the diminution of the rents thereunder; and (c) without Lender's prior consent, enter into, modify, amend, extend, renew, or otherwise change in any material manner, any of the terms covenants or conditions of, any Material Lease. Without limiting the foregoing, Borrower shall not enter into, extend or modify any new or existing Material Lease affecting a Property for base rentals which are less than the lesser of (i) the average aggregate base rentals for all Leases affecting such Property, and (ii) the fair market rental for similar space in other buildings similarly situated.

         Section 5.5 LENDER'S CONSENT TO DEVIATIONS. Borrower shall obtain Lender's prior, written consent to any deviations from the leasing covenants set forth in this Article 5. Lender shall not unreasonably withhold its consent to any such request, except with respect to requests to deviate from the minimum rent requirements for Material Leases as set forth above, in which event Lender may withhold its consent in its sole and absolute discretion. If Lender does not respond to Borrower's request for consent to a deviation from the leasing covenants set forth herein within ten (10) days after receipt of Borrower's request, Lender shall be deemed to have consented to such request, provided, however, that with respect to any request to deviate from the minimum rent requirements for Material Leases set forth above, Lender's failure to respond within such 10-day period shall be deemed a rejection of such request.

         Section 5.6 SECURITY DEPOSITS; LEASE BUY OUT CONSIDERATION. Borrower shall maintain all security deposits paid or payable under any Lease ("SECURITY DEPOSITS"), and separately maintain all Lease Buy Out Consideration paid by Tenants, in separate accounts held by Borrower in a depository institution acceptable to Lender. Security Deposit funds held in such account for any Lease shall be used to repay the Tenant which paid the Security Deposit to Borrower or as otherwise provided in the applicable Lease. Any Lease Buy Out Consideration received by Borrower or its agents with respect to space within a Property shall be used by Borrower to pay for any Tenant Improvements, Capital Expenditures, Leasing Costs or marketing costs in connection with that Property. The segregated accounts for Security Deposits and Lease Buy Out Consideration required by this Section shall be subject to the general provisions of this Agreement pertaining to any segregated account which Borrower is required to maintain in accordance with the terms of this Agreement. Provided no Event of Default shall then be existing under this Agreement, if a Property in connection with which any Lease Buy Out Consideration was paid or any Security Deposits are held will be released from the lien of the applicable Deed of Trust in accordance with this Agreement, any amounts in the account holding such Lease Buy Out Consideration and/or Security Deposits applicable to such Property shall be released, concurrently with such release, to Borrower. The monthly reports which Borrower is required to provide Lender in connection with the Security Deposits accounts and Lease Buy Out Consideration accounts shall identify, as to each such account, the source Properties of the Security Deposits or Lease Buy Out Consideration therein, and the amount of Security Deposit or Lease Buy Out Consideration funds in such account allocable to each such Property.

         Section 5.7 SUBORDINATION AGREEMENTS; TENANT ESTOPPELS. Without limiting Borrower's obligation to provide Lender with subordination, nondisturbance and attornment agreements as required by Lender as a condition to the Initial Advance and (as to the applicable Additional Property) each Acquisition Advance, upon request by Lender, Borrower shall use reasonable good faith efforts to cause the Tenants under Material Leases selected by Lender to execute and deliver to Lender subordination, nondisturbance and attornment agreements with respect to such Tenant's Lease within forty-five (45) calendar days of the date of Lender's request (on a form provided by Lender to Borrower). Borrower's failure to obtain a subordination, nondisturbance and attornment agreement as to any Material Lease within the aforementioned 45-day period shall not constitute a Potential Default so long as Borrower has used reasonable, good faith efforts to obtain such subordination, nondisturbance and attornment agreement during such period. In addition, from time to time at Lender's request, Borrower shall request from each Tenant (and shall deliver to

Lender upon receipt from such Tenant) a written estoppel in the form required by such Tenant's Lease (or if no form is specified, in form and substance satisfactory to Lender) confirming, among other things, the term, rent, and other provisions and matters relating to such Lease; provided, however, that Borrower's obligation with respect to such estoppel certificates shall be limited to requesting such estoppel certificates from Tenants and (if accurate) informing such Tenants of their Lease obligation to provide such estoppel certificates. No Potential Default shall be caused by the failure of one or more Tenants to provide an estoppel certificate after such request is made.


                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Loan, Borrower makes the following representations and warranties to Lender, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this Agreement; provided, however, that the representations and warranties contained herein and in the other Loan Documents with respect to the Properties are subject to the matters detailed in Schedules 6.4, 6.5, 6.6, 6.7, 6.17 and 6.19 hereof.

         Section 6.1 PARTNERSHIP AND ORGANIZATIONAL EXISTENCE; COMPLIANCE WITH LAW. Each of Borrower and the general partner of Borrower (1) is a limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its state of organization; (2) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (3) has the requisite organizational or partnership (as applicable) power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the properties it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (4) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(5) is in compliance with its certificate of formation and operating agreement or certificate of limited partnership and partnership agreement (as applicable); and (6) is in compliance with all applicable provisions of Law, except where the failure to be in compliance would not have a Material Adverse Effect.

         Section 6.2 PARTNERSHIP OR ORGANIZATIONAL POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Borrower of the Loan Documents, Ancillary Agreements and all instruments and documents to be delivered by Borrower and by its partners, to the extent they are parties thereto, and the creation of all Liens provided for herein and therein: (1) are within Borrower's and its partners' partnership and/or organizational power; (2) have been duly authorized by all necessary or proper partnership and/or organizational action; (3) are not in contravention of any provision of Borrower's or its partners' respective partnership agreement and/or certificate or certificate of formation and/or operating agreement; (4) do not violate any Law, or any order or decree of any court or Governmental Authority; (5) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its partners is a party or by which Borrower or its partners or any of their property is bound;
(6) do not result in the creation or imposition of any Lien upon any of the property of Borrower or its partners other than those in favor of Lender, all pursuant to the Loan Documents; and (7) do not require the consent or approval of any Governmental Authority or any other Person, other than such consents and approvals as have been duly obtained, made or complied with on or prior to the Closing Date. Each of the Loan Documents has been duly executed and delivered for the benefit of or on behalf of Borrower and, where a party thereto, its partners, and each constitutes a legal, valid and binding obligation of Borrower, and, to the extent they are parties thereto, its partners, enforceable against each of them in accordance with its terms.

         Section 6.3 OWNERSHIP OF COLLATERAL; LIENS. (1) Borrower owns good and marketable title to the Collateral; (2) none of the Collateral is subject to any Liens, except Permitted Encumbrances; and (3) Borrower has received all assignments, waivers, consents and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's right, title and interest in and to the Collateral.

         Section 6.4 CONDEMNATION. As of the Closing Date, except as expressly set forth in Schedule 6.4 hereof, Borrower has not received any notice, and has no knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Property or any part thereof, or any proposed termination or impairment of any parking at any Property or any part thereof in lieu of condemnation.

         Section 6.5 CASUALTY. To Borrower's knowledge, as of the Closing Date, except as expressly set forth in Schedule 6.5 hereof, no portion of any Property has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition and no portion of any Property is located in a special flood hazard area as designated by any Federal Governmental Authorities and which is not covered by flood insurance required pursuant to insurance provisions hereof.

         Section 6.6 MATERIAL AGREEMENTS. As of the Closing Date, Borrower is not directly, indirectly or contingently obligated with respect to any Material Agreement relating to any Property except as expressly set forth in Schedule 6.6 hereof.

         Section 6.7 PROPERTY COMPLIANCE. To Borrower's knowledge, as of the Closing Date, except as expressly set forth in Schedule 6.7 hereof, each Property complies with all applicable subdivision, platting, building, land use, environmental, safety, traffic, fire and zoning Laws and requirements, except when the failure to so comply would not have a Material Adverse Effect for such Property.

         Section 6.8 ACCESS. To Borrower's knowledge, as of the Closing Date, each Property has access to and from public streets and roads adequate for its intended use, and all such streets and roads have been completed, dedicated to the public use and accepted for all purposes (including, but not limited to, maintenance) by the appropriate Governmental Authority.

         Section 6.9 UTILITY SERVICES. To Borrower's knowledge, as of the Closing Date, all utility services are available and operational in sufficient size and capacity for the operation of each Property.

         Section 6.10 PERMITS. To Borrower's knowledge, as of the Closing Date, all material licenses, permits, inspections, authorizations, certifications and approvals required by all Governmental Authorities having jurisdiction over each Property have been performed or issued and paid for and are in full force and effect.

         Section 6.11 NO DEFAULT. To Borrower's knowledge, Borrower is not in default nor is any third party in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect.

         Section 6.12 OTHER VENTURES/SINGLE PURPOSE ENTITY. Borrower is not engaged in any joint venture or partnership with any other Person. Borrower's sole purpose is to own and operate the Properties, and Borrower does not own any assets other than the Properties and the other Collateral. Borrower will not conduct any other business transactions except as contemplated by this Loan Agreement.

         Section 6.13 INVESTMENT COMPANY ACT. Borrower is not required to register as an "investment company" under the Investment Company Act of 1940, as amended. The making of the Loan by Lender, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any applicable provision of such Act or any applicable rule, regulation or order issued by the Securities and Exchange Commission thereunder which is binding on Borrower.

         Section 6.14 MARGIN REGULATIONS. Borrower does not own any "margin security," as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), and the proceeds of the Loan will be used only for the purposes contemplated hereunder. The Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

         Section 6.15 TAXES. To Borrower's knowledge, (1) all federal, state, local and foreign tax returns, reports and statements required to be filed by Borrower have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid; (2) Borrower has paid when due and payable all Charges required to be paid by it; (3) Proper and accurate amounts have been withheld by Borrower from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Law and such withholdings have been timely paid to the respective Governmental Authorities; (4) Borrower has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges; (5) Borrower has not agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise; and (6) Borrower has no obligation under any written tax sharing agreement. If, at any time after the Closing Date, Borrower has knowledge that any of the statements made in clauses (1) through (6) of the immediately preceding sentence is untrue or incorrect, and failure to remedy the condition that gave rise to the untrue or incorrect statement would have a Material Adverse Effect, then notwithstanding that Borrower had no knowledge of the incorrect or untrue nature of such statement as of the Closing Date, Borrower shall diligently cure such condition to a sufficient extent that such condition would no longer have a Material Adverse Effect.

         Section 6.16 ERISA. There are no Plans maintained or contributed to by Borrower.

         Section 6.17 NO LITIGATION. To Borrower's knowledge, except as set forth in Schedule 6.17 hereof, no action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, if determined adversely, could have a Material Adverse Effect. No such claim, action or proceeding questions the validity of any of the Loan Documents or any action taken or to be taken pursuant thereto, or would have either individually or in the aggregate a Material Adverse Effect. Lender acknowledges that Borrower has provided Lender with the "Seller Disclosure Letter" (as defined in the Purchase Agreement), including Schedule 4.7 thereto regarding litigation matters.

         Section 6.18 BROKERS. No broker or finder acting on behalf of Borrower (other than Goldman, Sachs & Co.) brought about the obtaining, making or closing of the loans made pursuant to this Agreement and Borrower has no obligation to any Person (other than Goldman, Sachs & Co.) in respect of any finder's or brokerage fees in connection with the loan contemplated by this Agreement.

         Section 6.19 PURCHASE AGREEMENT. A true and complete copy of the Purchase Agreement (including all exhibits, schedules and amendments thereto) has been delivered to Lender, and a true and complete copy of each document delivered at the closing under the Purchase Agreement has been delivered to Lender. Neither Borrower nor, to the best of Borrower's knowledge, any other party is in default under the Purchase Agreement or under any instrument or document  to be  delivered  in  connection  therewith.  Except as  disclosed  in
Schedule 6.19 hereof, Borrower (including any predecessor-in-interest to Borrower) has not claimed any breach of a representation or warranty by the Seller under the Purchase Agreement.

         Section 6.20 EMPLOYMENT AND LABOR AGREEMENTS. There are no employment, consulting or management agreements covering management of Borrower and there are no collective bargaining agreements or other labor agreements covering any employees of Borrower.

         Section 6.21 LIENS. The Liens granted to Lender pursuant to the Collateral Documents are first priority Liens in and to the Collateral described therein, subject to Permitted Encumbrances, and upon completion of any necessary filings and recordings, will be fully perfected.

         Section 6.22 FULL DISCLOSURE. To Borrower's knowledge, no information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made and in light of the written disclosures made by Borrower to Lender.

         Section 6.23 PROPERTY DOCUMENTS. Borrower has delivered to Lender true and correct copies of all material documents related to the Properties in Whitehall's possession or in the possession of any agent or Affiliate of Whitehall immediately prior to the Closing Date (collectively, "PROPERTY DOCUMENTS") prior to the Closing Date (other than confidential internal Borrower or Whitehall memoranda and privileged communications between Borrower or Whitehall and their respective attorneys), and there are no other material documents, reports (including, without limitation, environmental and engineering reports), files, correspondence, surveys and other material information of any kind whatsoever which are in Whitehall's possession or in the possession of any agent or Affiliate of Whitehall immediately prior to the Closing Date and which have not been delivered to Lender.

         Section 6.24 RENT ROLL. The rent roll previously delivered by Borrower to Lender for each Property is a true and accurate copy of the rent roll for such Property as of the date of such rent roll; provided that if Whitehall has owned a direct or indirect interest Borrower for less than two (2) months prior to the Closing Date, the foregoing representation is made to Borrower's knowledge.

         Section 6.25 GROUND LEASE REPRESENTATIONS. There are no ground leases affecting any of the Properties, other than the Fidelity Federal Ground Leases.

         Section 6.26 PROPERTY INFORMATION. The information in Schedule 1.1(A) hereof with respect to each Property is correct except to the extent that the actual square footage, acreage or number of units is not less than 95% of the square footage, acreage or number of units set forth on said Schedule 1.1(A) for each Property.

         Section 6.27 ACQUISITION COST AND EQUITY INVESTMENT. The information in
Schedule 6.27 hereof sets forth the portion of the total purchase price, total cash equity, Whitehall cash equity, McNeil cash equity and closing costs for all assets acquired by Holding Company or its Affiliates pursuant to the Purchase Agreement, allocated by Holding Company to each of the

Initial Properties (and will be allocated to each of the Additional Properties, if acquired) and to all Initial Properties and Additional Properties in the aggregate. As of the Closing Date, the capital accounts for Whitehall and McNeil in the Holding Company will reflect their respective equity amounts as set forth at the bottom of Schedule 6.27. The total Whitehall equity amount set forth at the bottom of Schedule 6.27 represents cash equity allocated to the Initial Properties and Additional Properties.


                                    ARTICLE 7

                       FINANCIAL REPORTING AND INFORMATION

         Section 7.1 FINANCIAL STATEMENTS AND NOTICES. Borrower covenants and agrees that from and after the Closing Date it shall deliver, or cause to be delivered, to Lender:

          (1) MONTHLY REPORTS. Monthly, all written statements, reports and financial information delivered to Holding Company by the Asset Manager pursuant to Sections 4.4.1, 4.4.2, 5.2.1(a) and (b), and 7.2 (and any other provision) of the Asset Management Agreement including monthly property operating statements, monthly rent rolls, aged tenant delinquency reports, and monthly accounting and bank statements of all escrow and segregated accounts maintained by Borrower pursuant to this Agreement.

          (2) QUARTERLY REPORTS. Within 45 days after the end of each fiscal quarter, commencing with the quarter ending March 31, 2000, a copy of the unaudited balance sheet of Borrower as of the close of such quarter and the related statement of income and cash flows for that portion of the Fiscal Year ending as of the close of such quarter, all prepared by the general partner of Borrower and Asset Manager in accordance with GAAP (subject to the terms set forth herein and to normal year-end adjustments and excluding footnotes and supporting schedules, if same are not available (provided that such footnotes and supporting schedules are promptly delivered to Lender when same become available)) and accompanied by the certification on behalf of Borrower of the general partner of Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, the results of operations and the cash flows of Borrower as at the end of such quarter and for the period then ended, and that there was no Event of Default in existence as of such time.

          (3) ANNUAL REPORTS. Within ninety (90) days after the close of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2000, a copy of the annual audited financial statements of Borrower, consisting of balance sheets and statements of income and capital accounts and cash flows (setting forth beginning with the reports for the Fiscal Year ending December 31, 2001 in comparative form in each case the figures for the previous Fiscal Year), which financial statements shall be prepared in accordance with GAAP, certified (only with respect to the financial statements) without qualification by the independent certified public accountants regularly retained by Borrower, or any other firm of independent certified public accountants of recognized national standing selected by Borrower, and acceptable to Lender, and accompanied by (a) a report from such accountants to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Potential Default or Event of Default had occurred and (b) a certification of the general partner of Borrower that (i) all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the cash flows of Borrower as at the end of such year and for the period then ended, (ii) all Operating Cash Flow and Net Capital Proceeds have been applied in accordance with the provisions of this Agreement and (iii) that there was no Event of Default in existence as of such time.

          (4) BUDGETS. Within six (6) months after the Closing Date, Borrower shall submit to Lender for Lender's review and approval (not to be unreasonably withheld) a detailed, 3-year capital budget for each Property. Such capital budgets shall include, where applicable, any then-remaining capital repair work identified in paragraph 1 on Schedule 8.19. Thereafter, within thirty (30) days prior to the beginning of each Fiscal Year, Borrower shall submit to Lender for Lender's review a detailed capital budget for each Property for such Fiscal Year.

          (5) EVENTS OF DEFAULT; MATERIAL EVENTS. As soon as practicable, but in any event within two (2) Business Days after Borrower becomes aware of the existence of any Event of Default, or any development or other information which would have a Material Adverse Effect, telephonic or facsimile notice specifying the nature of such Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days.

          (6) PAYMENT OF CHARGES. Periodic accounting of payments made in respect of Charges imposed upon each Property and amounts available in the Charges Account in respect of the Property and, at Lender's request, copies of tax bills marked "paid" in respect of each Property or canceled checks evidencing payment of such tax bills.

         Section 7.2 OTHER INFORMATION. Borrower shall deliver to Lender such additional information regarding Borrower, its subsidiaries, its business, and any Property within 30 days after Lender's reasonable request therefor, provided that Borrower has reasonable access to such information at reasonable cost.

         Section 7.3 AUDITS. At Lender's request, Lender may audit the determination of Gross Receipts, Operating Expenses, Operating Cash Flow, Capital Expenditures, Net Capital Proceeds and all escrow or segregated accounts maintained by Borrower including escrow or segregated accounts for Security Deposits, Charges, Lease Buy Out Consideration, and Operating Cash Flow required to be maintained by Borrower pursuant to the terms hereof, which audit may be conducted by Lender or its representatives reviewing Borrower's books and records (at Lender's expense except as provided below). Borrower shall pay to Lender, travel expenses and reasonable out-of-pocket costs incurred by Lender in performing any single audit in any calendar year and, in addition to such audit, any audit performed by Lender or its agent in connection with (1) Working Capital Advances or Acquisition Advances, (2) a request from Borrower to release any Property from the Lien of the Loan Documents, or (3) an extension of the Term. If any audit performed by, or on behalf of, Lender discloses that Borrower's statement of Gross Receipts, Operating Expenses, Operating Cash Flow, Capital Expenditures, escrow or segregated accounts (for Security Deposits, Charges, Lease Buy Out Consideration or Operating Cash Flow), Net Capital Proceeds or similar financial information is misstated or is otherwise incorrect by greater than 5% of Borrower's reported amount, then Borrower shall pay to Lender the full cost of Lender's audit. Notwithstanding the foregoing, during any period that an Event of Default has occurred and is continuing, Borrower shall be responsible for the full cost and expense of any Lender investigation or audit conducted by Lender.

         Section 7.4 COMMUNICATION WITH ACCOUNTANTS. Borrower authorizes Lender to communicate directly with Borrower's independent certified public accountants and authorizes those accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower.


                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, unless Lender shall otherwise consent in writing, from and after the Closing Date and until the Maturity Date:

         Section 8.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Borrower shall (1) do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited partnership, and, unless the loss of same shall not have a Material Adverse Effect, its rights, licenses, privileges and franchises; (2) continue to conduct its business only as permitted hereunder; (3) not make any changes in its business objectives, purposes or operations in any way that would have a Material Adverse Effect; and
(4) transact business only in the name of WXI/MCN Commercial Real Estate Limited Partnership or in each case such other names as Borrower shall specify to Lender in writing not less than thirty (30) days prior to the first date such name is used by Borrower.

         Section 8.2 PAYMENT OF INDEBTEDNESS.

          (1) Borrower  shall,  using Gross Receipts from all of the Properties,
     (a) pay and discharge or cause to be paid and discharged all Obligations, as and when due and payable (subject to any notice or grace periods provided in the Loan Documents), (b) pay and discharge or cause to be paid and discharged (i) prior to the day that any interest or penalty can be imposed thereon, all Charges imposed upon Borrower, its income and profits, or any of its property (real, personal or mixed), and (ii) lawful claims for labor, materials, supplies and services used by or supplied to Borrower before any thereof shall become in default (subject to any applicable notice or grace periods) and (c) to the extent not paid from Loan proceeds, pay all Capital Expenditures and other Indebtedness related to any of the Properties as and when such amounts come due.

          (2) Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims arising under clause (b) of paragraph (1) above, provided that at the time of commencement of any such action or proceeding, and during the pendency thereof (a) no Event of Default shall be continuing; (b) adequate Reserves with respect thereto are maintained on the books of Borrower, in accordance with GAAP; (c) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence; (d) none of the Properties would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest; (e) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower; and (f) Lender has not advised Borrower in writing that Lender reasonably believes that nonpayment or nondischarge thereof would have a Material Adverse Effect. Notwithstanding the foregoing, Borrower shall have the right to pay the Charges or claims arising under clause (b) of paragraph (1) above and in good faith contest by proper legal action or proceedings, the validity or amount of such Charges or claims.

          (3) If Borrower shall be in default of its obligations to pay and discharge any Charges as provided in paragraph (1) above and provided no contest as described in and as permitted under paragraph (2) above is in process, Lender, at its option and without notice, may pay such Charges and, in such event, the amount of such Charges so paid by Lender (a) shall be added to the Obligations, (b) shall be secured by the Collateral, and
     (c) shall be immediately due and payable, on demand, together with interest thereon at the Default Rate from the date of any such payment by Lender to the date of any repayment to Lender.

         Section 8.3 BOOKS AND RECORDS. Borrower shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its financial transactions, are made in accordance with GAAP.

         Section 8.4 LITIGATION. Borrower shall notify Lender in writing, promptly upon learning thereof, of any litigation commenced against Borrower, and of the institution against Borrower of any uninsured suit or administrative proceeding that, in either case, if determined adversely would have a Material Adverse Effect. Any such notification shall be deemed to automatically update
Schedule 6.17 hereto to reflect the matters contained in such notification.

         Section 8.5 COMPLIANCE WITH LAW. Subject to Borrower's right to contest Charges to the extent and in the manner expressly permitted elsewhere in this Agreement, Borrower shall comply with all Laws applicable to Borrower, and each Property, including, with respect to Borrower only, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and social security taxes, except in each case where the failure to so comply will not have a Material Adverse Effect.

         Section 8.6 MAINTENANCE OF PROPERTY.

          (1) Borrower shall, with respect to each Property, (a) maintain the Property and the improvements located thereon in good repair, order and condition; (b) make all necessary repairs, renewals, replacements, additions and improvements to the Property; (c) not abandon the Property;
     (d) not permit or suffer any waste to occur in respect of the Property; (e) refrain from impairing or diminishing the value or integrity of the Property or the priority and security of the Lien of Lender on the Property; (f) not remove, demolish or materially alter any of the Property without the prior written consent of Lender in each instance, except that, Borrower shall have the right to remove and dispose of, free of the Lien of Lender, such fixtures as may, from time to time, become worn out or obsolete, provided that, simultaneously with such removal, any such fixtures shall be replaced with other fixtures that shall have the value and utility equal to that of the replaced fixtures and which shall be free of any security agreement or other Liens of any kind or nature whatsoever, and by such removal and replacement, Borrower shall be deemed to have subjected such replacement fixtures to the Lien of the Deed of Trust encumbering such Property; (g) not execute any conditional bill of sale, chattel mortgage or other security instrument covering any of the equipment located at any Property or purchase any equipment unless ownership of the same will vest unconditionally in Borrower, free from encumbrances on delivery to the Property; (h) not make or permit to be made or installed, any alterations or additions to the Property if doing so would, in the opinion of Lender, impair to any extent the value of the Property; and (i) not make, suffer or permit any nuisance to exist on the Property or any portions thereof, except as to each of the covenants (a) through (i), to the extent that the failure to do so (or to refrain from doing so, as applicable) would not have a Material Adverse Effect.

          (2) Borrower shall not permit, by any act or omission, any building or any other improvement located on any property which is not subject to the Lien of a Deed of Trust to rely upon any Property or any portion thereof or any interest therein to fulfill any legal requirements. Borrower shall not impair or permit the impairment of, by any act or omission, the integrity of any Property as one or more lots separate and apart from all other premises owned by any other Person. Except as reflected in or otherwise contemplated by an Asset Business Plan, Borrower shall not initiate, or permit the initiation of, or join in, any zoning change, easement or other modification of zoning regulations in respect of any Property that would result in a Material Adverse Effect. Except as otherwise permitted herein, Borrower shall not (i) impose any restrictions, covenant or encumbrance upon any Property, execute or file any subdivision plot affecting any Property or consent to the annexation of any Property to any municipality that would result in a Material Adverse Effect, or (ii) permit or suffer the Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied right or easement.

         Section 8.7 AGREEMENTS. Borrower shall notify Lender of any Material Agreements entered into after the Closing Date. Borrower shall perform, within all required time periods (after giving effect to any applicable notice or grace periods), all of its obligations and enforce all of its rights under each Material Agreement to which it is a party if the failure to perform such obligations or enforce such rights would have a Material Adverse Effect.

         Section 8.8 EMPLOYEE PLANS. Borrower shall not adopt any Plan without the consent of Lender.

         Section 8.9 ACCESS. Lender and any of its officers, employees and/or agents shall have the right, exercisable as frequently as Lender (or any representative of Lender) reasonably determines to be appropriate, during normal business hours (or at such other times as may reasonably be requested by Lender or any representative of Lender) to inspect any Property. Lender and any of its officers, employees and/or agents shall have the right, exercisable as frequently as Lender (or any representative of Lender) reasonably determines to be appropriate, during normal business hours (or at such other times as may reasonably be requested by Lender or any representative of Lender), to inspect, audit and make extracts from all of Borrower's records, files and books of account at Lender's cost except in those instances in which Lender's audit costs are to be paid by Borrower, as provided for elsewhere in this Agreement. Borrower shall deliver any document or instrument reasonably necessary for Lender (or any representative of Lender), as any of them may request, to obtain records from any service bureau maintaining records for Borrower. Borrower shall instruct its banking and other financial institutions and its Asset Manager to make available to Lender such information and records as Lender (or any representative of Lender) may reasonably request.

         Section 8.10 TAXES ON PAYMENTS OR SECURITY.

          (1) To the extent permitted by applicable Law and subject to the last sentence of this paragraph, any and all payments by Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, mortgage recording taxes, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes or taxes imposed on or measured by the net or gross income, capital or gross receipts of Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note (for which Lender will not be able to obtain a refund or credit against taxes other than with respect to the receipt of payments pursuant to the Note), (a) the sum payable to Lender shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made (but only to the extent that Lender is not able to obtain a refund or credit of such amounts deducted), (b) Borrower shall make such deductions, and (c) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable Law. Borrower will not be required to pay any amounts pursuant to this paragraph (1) for Taxes to a subsequent holder of the Note to the extent that GECC would not have been required to pay such Taxes.

          (2) To the extent permitted by applicable Law and subject to the last sentence of this paragraph, Borrower agrees to pay any present or future stamp or documentary taxes or any other sales, transfer, excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Note or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement or the Note, the Loan Documents and any other agreements and instruments contemplated thereby (hereinafter referred to as "OTHER TAXES") except for excluded taxes described in paragraph (1) above. Borrower will not be required to pay any amounts to a subsequent holder of the Note as provided in this paragraph (2) to the extent that Other Taxes would not have been payable had GECC continued to hold the Note.

          (3) To the extent permitted by applicable Law, Borrower shall indemnify Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section), but not excluded taxes described in paragraph (1) above or Taxes or Other Taxes imposed due to any action of Lender, paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within ninety (90) days from the date Lender makes written demand therefor.

          (4) Within ninety (90) days after the date of any payment of Taxes, Borrower shall furnish to Lender, at the address to which notices to Lender are to be sent under this Agreement, the original or a certified copy of a receipt evidencing payment thereof.

          (5) Without prejudice to the survival of any other agreement of Borrower, the agreements and obligations of Borrower and Lender contained in this Section shall survive the payment in full of principal and interest hereunder and under the Note and the termination of this Agreement.

          (6) Lender shall promptly notify Borrower in writing upon receipt by Lender of notice of any pending or threatened federal, state or local tax audits or assessments for which Borrower would be required to indemnify Lender pursuant to this Section. Borrower shall be entitled to participate at its own expense in the defense of any tax claim which may be subject to indemnification by Borrower pursuant to this Section. Lender shall not settle any such tax claim without the prior written consent of Borrower.

          (7) If Lender is entitled to a refund or credit relating to amounts which Borrower has paid Lender pursuant to this Section, Lender shall promptly pay to Borrower the amount of such refund or credit together with any interest thereon upon receipt thereof. Upon reliance of an opinion of counsel that provides that there is a reasonable basis for such claim, Borrower can require Lender to file all necessary or appropriate tax forms to obtain a refund or credit of an amount for which Borrower has indemnified Lender.

         Section 8.11 ENFORCEMENT. At Borrower's sole cost and expense, Borrower will appear in and defend any action growing out of or in any manner connected with the Collateral Documents, or the obligations or liabilities of Borrower or any other party thereunder, or any guarantee thereof, and Lender, if made a party to any such action, may employ counsel and incur and pay the necessary costs and expenses and reasonable attorneys' fees, and all such sums, together with interest thereon at the Default Rate, shall immediately be due from Borrower, shall be added to the Obligations and secured by the Collateral.

         Section 8.12 [Intentionally Deleted.].

         Section 8.13 [Intentionally Deleted.].

         Section 8.14 MAINTENANCE OF REPRESENTATIONS; SUPPLEMENTAL DISCLOSURE. Borrower shall cause the representations set forth in Article 6 hereof (other than with respect to the representations that are given to the knowledge of Borrower, as to which no further representation shall be deemed given) to remain true as of the date of the funding of any Advance (i.e., the representations shall be updated and made as of such later dates rather than restated at such later dates as of the Closing Date, except that no such update shall be required if the matter to be disclosed would not have a Material Adverse Effect). Lender's remedies for a breach of any such updated representation regarding any Property shall be the same as for a breach of a representation, as described in
Section 8.18. From time to time as may be necessary (in the event that such information is not otherwise delivered by Borrower to Lender pursuant to this Agreement), so long as there are Obligations outstanding hereunder, Borrower will supplement or amend each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby, provided, however, that any notice delivered to Lender hereunder in respect of any information that relates to a representation shall be deemed to constitute an exception to such representation whether or not such information would otherwise appear on a Schedule.

         Section 8.15 PROPERTY DOCUMENTS; ASSET BUSINESS PLANS. Borrower shall promptly deliver to Lender true and correct copies of any and all Property Documents (other than internal Borrower memoranda and communications between Borrower and its counsel) received by Borrower at any time during the term of the Loan. Borrower shall deliver to Lender copies of all Asset Business Plans (including annual budgets) within the time periods set forth for delivery of such Asset Business Plans (including annual budgets) to Borrower pursuant to the Asset Management Agreement, subject to reasonable extensions.

         Section 8.16 INTEREST RATE CAP AGREEMENT. Within ninety (90) days after the Closing Date, Borrower agrees to enter into an interest rate cap agreement or other hedging device in connection with the Loan, which agreement or hedging device shall be submitted to Lender for Lender's approval, which approval shall not be unreasonably delayed or withheld. Borrower shall, upon execution of such agreement, deliver to Lender the Collateral Assignment of Interest Rate Cap Agreement, duly executed and delivered by Borrower in favor of Lender, together with the consent of the counterparty thereunder to such collateral assignment. The original interest rate cap agreement shall at all times cover the outstanding Loan balance, plus the then undisbused Working Capital Allocation. Thereafter, within thirty (30) days after any Acquisition Advance for an Additional Property, Borrower shall amend the original interest rate cap agreement, or obtain a separate interest rate cap agreement, covering such Advance and all prior Advances not then covered by an interest rate cap agreement, which amendment or separate agreement shall be subject to Lender's prior approval (which shall not be unreasonably delayed or withheld). Upon execution of any such amendment or new agreement, Borrower shall deliver to Lender an amendment to the existing Collateral Assignment of Interest Rate Cap Agreement, or an additional Collateral Assignment of Interest Rate Cap Agreement, covering such amendment or new agreement, together with the consent of the counterparty thereunder to such collateral assignment, in each case in form and substance reasonably satisfactory to Lender.

         Section 8.17 INDEMNIFICATION. Subject to the provisions of Section 12.1 hereof, Borrower shall indemnify and hold Lender harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by Lender as the result of its having entered into any of the Loan Documents or extended credit hereunder, including any suits, actions, proceedings, claims, damages, losses, liabilities or expenses arising in connection with any brokerage, finders' or other commissions or fees which any broker or other Person claims is owing in connection with Borrower's acquisition of the Properties or in connection with the Loan or the transactions contemplated by the Loan Documents (except to the extent such Person claims that such commissions or fees are owing solely by virtue of its dealings with Lender).

         Section 8.18 IMPAIRED PROPERTY. Notwithstanding anything herein to the contrary, if any representation or covenant herein, or in any other Loan
Document, with respect to any Property has been breached and, in Lender's reasonable opinion, such breach impairs the value of such Property (any such Property being referred to herein as an "IMPAIRED PROPERTY") by at least five percent (5%) of its Property Basis or $250,000, whichever is less, then (unless Borrower proves to Lender's reasonable satisfaction that such breach was appropriately considered in the determination of the initial Property Basis of the Impaired Property, or Borrower establishes a cash Reserve which is sufficient in Lender's reasonable judgment to cure such breach and is deposited into a segregated account pledged to Lender such that Lender shall have a first priority perfected lien upon such Reserve, in either which case, no default shall be deemed to exist) Borrower shall either (1) cure such breach to Lender's reasonable satisfaction, or (2) at Borrower's option (a) pay to Lender the Adjusted Loan Basis for the Impaired Property and the other sums payable to Lender hereunder in connection with a release of such Property (at which time Lender shall release such Property from the Lien of the Loan Documents), or (b) pay to Lender such sum as will, in Lender's reasonable opinion, reduce the Adjusted Loan Basis of such Impaired Property to an amount equal to not more than eighty-five percent (85%) of the fair market value of such Property, as determined by Lender in its reasonable discretion; provided, however, that the option described in clause (b) shall not be available if such breach impairs the value of the Impaired Property by at least twenty-five percent (25%) of its Property Basis. At Borrower's option, and without prepayment premium or penalty, Borrower can pay the amount described in clauses (a) or (b) either in a lump sum payment or through payment to Lender of one hundred percent (100%) of Operating Cash Flow, after payment of (1) debt service on the Loan and (2) the Asset Management Fee (except to the extent deducted as an Operating Expense in determining Operating Cash Flow), until such sum has been paid in full. In the event Borrower has elected to make such payments from Operating Cash Flow and such Operating Cash Flow is not sufficient to complete the payments required by said clauses (a) or
(b) within 180 days after the date Lender asserted the respective breach in question, then upon the expiration of said 180 day period, Borrower shall be required to pay an amount which, together with all such prior payments received by Lender from Operating Cash Flow, shall be sufficient to make such payment as described in clauses (a) or (b) above. Lender's remedies as set forth in this Section shall be exercisable by Lender at any time and from time to time during the term of the Loan.

         Section 8.19 PROPERTY-SPECIFIC COVENANTS. Borrower shall perform the covenants (if any) set forth in Schedule 8.19 hereof applicable to one or more specific Properties.


                                    ARTICLE 9

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that, without Lender's prior written consent, from and after the Closing Date:

         Section 9.1 MERGERS, ETC. Borrower shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person.

         Section 9.2 INVESTMENTS; LOANS AND ADVANCES. Except as otherwise permitted by Sections 9.3 or 9.5 hereof, Borrower shall not make any investment in, or make or accrue loans or advances of money to, any Person through the direct or indirect holding of securities or otherwise, except (1) direct obligations of the United States, or obligations unconditionally guaranteed by the United States, (2) commercial paper rated in the highest grade by Standard & Poor's or Moody's Investors Service, Inc., and (3) time deposits with, including certificates of deposit issued by, bankers acceptances issued by, and repurchase agreements with respect to investments described in clauses (1) and (2) with, any office located in the United States of any bank, trust company or savings association which is organized under the Laws of the United States or any state thereof and has total assets aggregating at least $500,000,000, provided in each case that such investment matures within one year from the date of acquisition thereof by Borrower.

         Section 9.3 INDEBTEDNESS.

          (1) Borrower shall not create, incur, assume or permit to exist any Indebtedness, except (a) Indebtedness secured by Liens permitted under
     Section 9.7 hereof, (b) the Loan, (c) Indebtedness specifically approved in writing by Lender, (d) Guaranteed Indebtedness incurred solely by endorsement of instruments or items of payment for deposit to the general account of Borrower except for surety bonds and performance guarantees entered into in the ordinary course of Borrower's business, and (e) Indebtedness incurred in connection with the indemnifications given to the Title Company in connection with the issuance of the Title Policies and endorsements required pursuant hereto which Indebtedness shall be subordinate in all respects to the Obligations (it being specifically agreed, however, that payments made under the indemnifications prior to an Event of Default for the purpose of paying delinquent real estate taxes shall not be a default hereunder).

          (2) Borrower shall not engage in any sale-leaseback or similar transaction involving any of the Collateral.

         Section 9.4 STRUCTURE; TRANSFERS.

          (1) Borrower shall not amend the Partnership Agreement in any way that would have a Material Adverse Effect.

          (2) No general or limited partner of Borrower shall assign, transfer, sell, convey, encumber, pledge or hypothecate, whether directly or indirectly, by operation of law or otherwise, any of the partnership interests in Borrower or permit any change in its ownership. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, so long as Whitehall directly or indirectly retains ultimate decision making authority over the management and operations of Borrower, the foregoing shall not prohibit (a) transfers of interests between entities which are directly or indirectly wholly owned by Whitehall or Holding Company provided that no cash is distributed to the transferor in connection with such a transfer, (b) sales, transfers and conveyances of limited partnership interests in Whitehall, (c) the encumbrance, pledge or hypothecation of limited partnership interests in Whitehall and (d) any assignment, transfer, sale, conveyance, encumbrance, pledge or hypothecation by McNeil of all or any portion of its interest in Holding Company, but only to the extent (i) permitted without Board of Manager approval under Section 9.1(b) of the First Amended and Restated Limited Liability Company Operating Agreement of WXI/McN Realty L.L.C. dated as of January 31, 2000 (as in effect as of the Closing Date) (the "HOLDING COMPANY OPERATING AGREEMENT"), or (ii) approved in advance in writing by Lender, which approval shall not be unreasonably withheld or delayed; provided, however, that in any case under this clause (d), the approval, voting, appointment and other rights under the Holding Company Operating Agreement of any subsequent holder of any of McNeil's interest in the Holding Company shall not be any greater than the approval, voting, appointment and other rights of McNeil under the Holding Company Operating Agreement as of the Closing Date. In addition, Holding Company may transfer its interest in the Borrower and in Borrower's general partner to a new entity ("NEW HOLDING COMPANY"), upon satisfaction of all of the following conditions: (A) Borrower or Holding Company provides Lender written notice of Holding Company's election to transfer such interest at least forty five
     (45) days prior to the proposed effective date of such transfer, (B) no Event of Default has occurred and is continuing on the date on which Lender receives Borrower's or Holding Company's notice or on the effective date of such transfer, (C) the ownership of New Holding Company shall be identical to the ownership of Holding Company, (D) Borrower shall have delivered to Lender, legal opinions of Sullivan &

     Cromwell, counsel to Borrower and Whitehall, addressing the same matters regarding the New Holding Company as are addressed with respect to Holding Company in the original legal opinion provided by Sullivan & Cromwell as of the Closing Date, and confirming (in light of such transfer) such matters covered in such original opinion as Lender reasonably requires, (E) the Asset Management Agreement shall have been terminated with respect to the Properties and concurrently replaced with a new asset management agreement between Borrower and the Asset Manager covering only the Properties (on the same terms and conditions as the Asset Management Agreement), and Borrower and the Asset Manager shall have executed and delivered to Lender, along with the new asset management agreement, a collateral assignment of such asset management agreement in form and substance satisfactory to Lender, and (F) Borrower and New Holding Company shall have delivered to Lender such other documents or items as Lender reasonably requires.

          (3) Borrower shall not take any action or forbear from taking any action (including, without limitation, the granting of consents to actions taken or proposed to be taken by others) that would cause Borrower to be taxable as a corporation for federal income tax purposes.

         Section 9.5 MAINTENANCE OF BUSINESS. Borrower shall not engage in any business other than the business currently contemplated by its Partnership Agreement.

         Section 9.6 AFFILIATE TRANSACTIONS.

          (1) Borrower shall not enter into or be a party to any transaction with any Affiliate of Borrower, except for (a) transactions contemplated by this Agreement with respect to the refinancing of a Property, (b) the Asset Management Agreement, and (c) any other arrangement, provided that the terms are (i) commercially reasonable and competitive with amounts that would be paid to or received from third parties on an "arm's-length" basis and (ii) reduced to a writing covering all material aspects of such arrangement.

          (2) Borrower shall not enter into any agreement or transaction to pay to any Person any management or similar fee based on or related to Borrower's operating performance or income or any percentage thereof, nor pay any management or similar fee to an Affiliate.

         Section 9.7 LIENS. Borrower shall not create or permit any Lien (unless Borrower proves to Lender's reasonable satisfaction that any such Lien was appropriately considered in the determination of the initial Property Basis of such Property) on any of its properties or assets except:

          (1) presently existing or hereinafter created Liens in favor of Lender;

          (2) Permitted Encumbrances (provided that Borrower also may permit a Lien on each Property for current but not delinquent property taxes, assessments or other governmental charges or levies against such Property);

          (3) Liens securing Indebtedness specifically approved by Lender in writing;

          (4) non-monetary Liens which individually or in the aggregate would not have a Material Adverse Effect; and

          (5) monetary Liens which individually or in the aggregate would not have a Material Adverse Effect and for which Borrower has established a reserve with Lender necessary for the removal of such Lien, and Borrower is diligently pursuing cure and/or contesting the Lien in accordance with
     Section 8.2(2) hereof.

         Section 9.8 EVENTS OF DEFAULT. Borrower shall not take or omit to take any action, which act or omission would constitute (1) a Potential Default or an Event of Default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or the Ancillary Agreements, or (2) a material default or an event of default (after notice and applicable grace periods set forth in such other contract or instrument) pursuant to, or noncompliance with, any other contract or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien, unless such default, event of default or non-compliance would not have a Material Adverse Effect; provided, however, that for purposes of this clause (2), no Material Adverse Effect shall be deemed to have occurred as a result of a material adverse effect on any Property individually unless such material adverse effect shall also result in a Material Adverse Effect on Borrower or the Properties as a whole.

         Section 9.9 GROUND LEASES. Except for the Fidelity Federal Ground Leases, Borrower will not directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any ground leases.

         Section 9.10 MATERIAL AGREEMENTS. Borrower shall not enter into any Material Agreements.


                                   ARTICLE 10

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         Section 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

          (1) Borrower shall fail to make any payment of principal of, or interest on or any other amount owing in respect of, the Loan, or any of the other Obligations when due and payable or declared due and payable, and such failure shall have remained unremedied for a period of five (5) Business Days after such failure, except that with respect to expenses payable under this Agreement, or other Obligations owing under any Loan Document other than this Agreement, such failure shall have remained unremedied for a period of five (5) Business Days after Borrower has received notice of such failure from Lender.

          (2) Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents, or Borrower shall fail or neglect to perform, keep or observe any of the provisions of any other Loan Document and the same shall remain unremedied for a period of thirty (30) days after Borrower shall receive written notice of any such failure from Lender; provided, however, if such failure or neglect is of the type which is curable but which cannot be cured within such 30-day period, such failure or neglect shall not be an Event of Default if Borrower, within such 30-day period, has commenced and thereafter is diligently pursuing such cure, in which event Borrower shall have such additional time as is reasonably required to effect such cure, but in no event in excess of 180 days; and provided further that a breach of a covenant with respect to one or more Properties shall not constitute an Event of Default hereunder if such breach gives rise to Lender's remedies with respect to an Impaired Property, so long as Borrower is performing its obligations under the provisions hereof concerning Impaired Properties.

          (3) Any representation or warranty herein, or in any other Loan Document, or in any written statement pursuant thereto or hereto, report, financial statement, or certificate made or delivered to Lender by Borrower shall be untrue or incorrect in any material respect, as of the date when made or deemed made (including those made or deemed made in connection with each Advance) and such representation or warranty, if made by Borrower after the Closing Date, shall, if the condition that gave rise to the breach of representation or warranty is capable of being cured, remain untrue or incorrect for a period ending on the first to occur of (a) thirty
     (30) days after Borrower has received written notice of the falsity or inaccuracy of such representation or warranty from Lender, or (b) thirty
     (30) days after Borrower shall become aware of such falsity or inaccuracy; provided, however, that if the breach of the representation or warranty is of a nature which is curable but which cannot be cured within such 30-day period such failure shall not be an Event of Default if Borrower, within such 30-day period, shall have commenced to cure the condition that gave rise to the breach of representation or warranty and thereafter diligently pursues such cure, in which event Borrower shall have such additional time as is reasonably required to effect such cure, but in no event in excess of one hundred eighty (180) days; and provided further that a breach of a representation or warranty shall not constitute an Event of Default hereunder if such breach gives rise to Lender's remedies with respect to an Impaired Property, so long as Borrower is performing its obligations under the provisions hereof concerning Impaired Properties.

          (4) Any of the assets of Borrower to which in excess of $100,000 in aggregate Adjusted Loan Basis has been allocated shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Borrower and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than Borrower shall apply for the appointment of a receiver, trustee or custodian for any of the assets of Borrower and such application shall remain unstayed or undismissed for thirty (30) consecutive days; or Borrower shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar Law.

          (5) A case or proceeding shall have been commenced against Borrower in a court having competent jurisdiction seeking a decree or order in respect of such Borrower (a) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar Law, (b) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Borrower or of any substantial part of its properties, or
     (c) ordering the winding-up or liquidation of the affairs of Borrower, and such case or proceeding shall remain undismissed or unstayed for thirty
     (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (6) Borrower shall (a) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar Law,
     (b) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or of any substantial part of its properties,
     (c) admit in writing its inability to pay its debts generally as such debts become due, or (d) take any action in furtherance of any such action.

          (7) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $250,000 in the aggregate shall be rendered against Borrower and the same shall not be (i) fully covered (taking into account the deductible) by insurance maintained by Borrower in accordance with the requirements of this Agreement, or (ii) vacated, stayed, bonded, paid or discharged for a period of thirty (30) days.

          (8) Any provision of any Collateral Document, after delivery thereof shall for any reason (other than being contrary to applicable Law or public policy, and other than by Lender's acts) cease to be valid or enforceable in accordance with its terms, or any security interest created under any Collateral Document shall cease to be a valid and perfected first priority security interest or Lien (subject to Permitted Encumbrances and except as otherwise stated therein and other than being contrary to applicable Law or public policy, and other than by Lender's acts) in any of the Collateral purported to be covered thereby.

          (9) Asset Manager defaults under the Asset Management Agreement beyond applicable grace periods or ceases to act as manager under the Asset Management Agreement (unless Lender has failed to approve an extension of the Asset Management Agreement upon its expiration) unless in each case Borrower has replaced Asset Manager as manager with a manager satisfactory to Lender in its reasonable discretion within thirty (30) days.

          (10) The occurrence of any "Event of Default" under the Whitehall Indemnity.

          (11) The occurrence of any breach or default under any Fidelity Federal Ground Lease beyond any applicable grace or cure period, or the occurrence of any other event which would entitle the landlord under any Fidelity Federal Ground Lease to terminate the Fidelity Federal Ground Lease to which it is a party.

Notwithstanding anything to the contrary herein or in the other Loan Documents, if an Event of Default (which arises from the occurrence of a breach, default, failure of condition or other event for which no cure period is provided herein) or a Potential Default occurs hereunder or under another Loan Document because a representation or warranty or a covenant is breached as it affects a particular Property (a "DEFAULT PROPERTY"), such Event of Default or Potential Default may be cured by paying to Lender, as the Release Payment for such Default Property, the Adjusted Loan Basis for the Default Property (together with all other sums payable to Lender in connection with a release of such Property) within ten (10) days of written notice from Lender (as to any such Event of Default), or within the applicable cure period provided in this Section 10.1 (as to any such Potential Default), in which event Lender shall release all of its Liens on the Default Property and all of the personal property Collateral related solely thereto. Lender agrees that an Event of Default arising under Section 10.1(11) shall cause the Fidelity Federal Property to be a Default Property, and that such an Event of Default is curable under this paragraph.

         Section 10.2 REMEDIES.

          (1) If any Event of Default (other than an Event of Default which is curable under the last paragraph of Section 10.1 and as to which the ten-day cure period has not yet expired) shall have occurred and be continuing, (a) Lender may, without notice, terminate this facility with respect to funding further Advances, whereupon no additional Loan proceeds shall be funded hereunder, and/or (b) Lender may: (i) without notice, declare all Obligations to be forthwith due and payable, whereupon all such Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default specified in Sections 10.1(4), (5) or (6) hereof, such Obligations shall become due and payable without declaration, notice or demand by Lender; and (ii) exercise all remedies available to Lender in the Loan Documents, at law, in equity or otherwise.

          (2) Upon the occurrence of an Event of Default Lender shall have the right to request Borrower to, and Borrower shall, execute new promissory notes (and appropriate amendments to the other Loan Documents) aggregating the then outstanding balance due on the Loan. Borrower hereby designates Lender as its attorney-in-fact to execute any such documents on behalf of Borrower, such appointment being coupled with interest, and such designation shall be irrevocable.

         Section 10.3 WAIVERS BY BORROWER Except as otherwise provided for in this Agreement and applicable Law, Borrower waives (1) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate and notice of acceleration, (2) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Properties or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (3) the benefit of all valuation, appraisal and exemption Laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

         Section 10.4 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than deposits held by Borrower in trust for other persons, such as Security Deposits, and other such deposits) and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations of Borrower now or hereafter existing under this Agreement and the Note held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which Lender may have.


                                   ARTICLE 11

                                  MISCELLANEOUS

         Section 11.1 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged, by a nationally recognized overnight delivery service (such as Federal Express), or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answerback, addressed as follows:

          (a) If to Lender, at:

              General Electric Capital Corporation
              c/o GE Capital Realty Group, Inc.
              16479 Dallas Parkway, Suite 400
              Addison, Texas  75001-2512
              Attention: Asset Manager (Whitehall/McNeil Portfolio) Telecopy Number: (972) 447-2660

              with copies to:

              General Electric Capital Corporation
              292 Long Ridge Road
              Stamford, Connecticut  06927
              Attention: Kevin L. Korsh, Esq. (Whitehall/McNeil Portfolio) Telecopy Number: (203) 357-6768

          (b) If to Borrower, at:

              WXI/MCN Commercial Real Estate Limited Partnership
              100 Crescent Court, Suite 1000
              Dallas, Texas  75201
              Attention:  Todd Williams
              Telecopy Number:  (214) 855-6305

              with copies to:

              Whitehall Street Real Estate Limited Partnership XI
              85 Broad Street, 10th Floor
              New York, New York  10004
              Attention:  Chief Financial Officer
              Telecopy Number:  (212) 357-5505

              and to:

              Archon Group, L.P.
              600 E. Las Colinas Boulevard, Suite 400
              Irving, Texas  75039
              Attention:  Elizabeth W. Lambert
              Telecopy Number:  (972) 368-3699
              and to:

              Sullivan & Cromwell
              125 Broad Street
              New York, New York  10004
              Attention:  Gary Israel, Esq.
              Telecopy Number:  (212) 558-3588

          (c) If to Whitehall, at:

              Whitehall Street Real Estate Limited Partnership XI
              85 Broad Street, 10th Floor
              New York, New York  10004
              Attention:  Chief Financial Officer
              Telecopy Number:  (212) 357-5505

              and to:

              Sullivan & Cromwell
              125 Broad Street
              New York, New York  10004
              Attention:  Gary Israel, Esq.
              Telecopy Number:  (212) 558-3588

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or the next Business Day if sent by a nationally recognized courier service, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         Section 11.2 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

         Section 11.3 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury Laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by Law. If the Loan would be usurious under applicable Law (including the Laws of the State and the Laws of the United States of America), then, notwithstanding anything to the contrary in the Loan
Documents: (1) the aggregate of all consideration which constitutes interest under applicable Law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable Law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable Law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable Law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable Law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrower). The terms and provisions of this Section shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the Laws of the State, except that if at any time the Laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the Laws of the State (whether such federal laws directly so provide or refer to the Law of any state), then such federal Laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

         Section 11.4 INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

         Section 11.5 REIMBURSEMENT OF EXPENSES. Borrower shall pay all reasonable out-of-pocket expenses of Lender in connection with underwriting this Loan and the preparation of the Loan Documents (including all environmental appraisals, structural appraisals and travel expenses (whether or not such travel expense is incurred by third parties or in-house staff)) and the closing and administration of the Loan made pursuant hereto (including the reasonable fees and expenses of all of its counsel and advisors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith) and all fees and expenses of Lender. If, at any time or times, regardless of the existence of an Event of Default (except with respect to paragraphs (3) and (4) below, which shall be subject to an Event of Default having occurred and be continuing), Lender shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

          (1) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Loan made pursuant hereto or its rights hereunder or thereunder;

          (2) any litigation, contest, dispute, suit, proceeding or action, whether instituted by Lender, Borrower or any other Person, in any way relating to the Properties, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith (including any lenders' liability claim, contest, dispute, suit, proceeding or action);

          (3) any attempt to enforce any rights of Lender against Borrower or any other Person, that may be obligated to Lender by virtue of any of the Loan Documents;

          (4) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Properties;

then, and in any such event, the attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender and shall be additional Obligations secured under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

         Section 11.6 APPROVALS; THIRD PARTIES; CONDITIONS. All approval rights retained or exercised by Lender with respect to leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make Advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make Advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion.

         Section 11.7 LENDER NOT IN CONTROL; NO PARTNERSHIP/MEMBERSHIP. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in any Property in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to any Property or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (2) Lender shall in no event be liable for any Indebtedness, expenses or losses incurred or sustained by Borrower; and (3) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in any Property in Lender, or any sharing of liabilities, losses, costs or expenses.

         Section 11.8 TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement.

         Section 11.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and the respective successors and assigns of Lender and Borrower, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder. Lender may sell, assign, transfer or negotiate to one or more other lenders, commercial banks, insurance companies, other financial institutions or any other Person acceptable to Lender all or a portion of its rights and obligations under the Loan Documents, provided, however, that (1) each such sale, assignment, transfer or negotiation shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under the Loan Documents, (2) any such sale, assignment, transfer or negotiation shall not require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Note under the blue sky laws of any state, or otherwise participate in the selling process in a manner which could give rise to liability of Borrower under Sections 11 or 12 of the Securities Act of 1933 or other federal or state securities Laws, (3) acceptance of such assignment by any assignee shall constitute the agreement of such assignee to be bound by the terms of this Agreement applicable to Lender, (4) GECC shall have the exclusive right to control all decisions by Lender under the Loan Documents, and (5) such sale, assignment or other transfer shall not result in any increased cost to Borrower. From and after the effective date of such an assignment, (a) the assignee thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such assignment and (b) the assignor Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment and acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Borrower agrees that it will use its best efforts to assist and cooperate, at Lender's cost and expense, with Lender in any manner reasonably requested by Lender to effect the sale of any participation in, or any assignment of, any of the Loan Documents or of any portion thereof or interest therein, including assistance in the preparation of appropriate disclosure documents or placement memoranda. In the event Lender assigns or otherwise transfers all or any part of the Note in accordance with the provisions of this Section, Borrower shall, upon the request of Lender, issue a new Note to effectuate such assignment or transfer, provided that the total principal amount of all of the Notes does not exceed the outstanding Loan balance plus the amount of undisbursed Loan funds then available for disbursement, and the total amounts payable under the Notes are not greater than the amounts payable prior to such assignment or transfer.

         Section 11.10 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan. For portfolio management purposes, during the Term Lender may elect to divide the Loan into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified. Borrower agrees to cooperate with Lender and to execute such documents as Lender reasonably may request to effect such division of the Loan.

         Section 11.11 WAIVERS. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof, it being understood that any waivers must be in writing and executed by the party giving such waiver.

         Section 11.12 CUMULATIVE RIGHTS. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 11.13 CONSTRUCTION. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa. Any reference to a Loan Document or Ancillary Agreement shall be deemed to be a reference to such Loan Document or Ancillary Agreement as it may hereafter from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

         Section 11.14 PHRASES. When used in this Agreement and the other Loan Documents, the word "include(s)" means "include(s), without limitation," the word "including" means "including, but not limited to," the phrase "satisfactory to Lender" means "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" means such consent or approval at Lender's discretion, the phrase "acceptable to Lender" means "acceptable to Lender at Lender's sole discretion." The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

         Section 11.15 EXHIBITS AND SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

         Section 11.16 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 11.17 PUBLICITY. Lender and Borrower will cooperate with respect to an agreed-upon press release and any other official public statements to be released by either of them with respect to the making of the Loan. Neither Lender nor Borrower shall issue or shall permit any of its Affiliates to issue any other press release or other official public statement with respect to the making of the Loan except with the consent of the other, provided that nothing contained herein shall restrict either Lender or Borrower or any Affiliate thereof from making any public disclosure it reasonably believes is required by Law or any oral response to any press inquiry.

         Section 11.18 SURVIVAL. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or the rights of Lender relating to any transaction or event occurring prior to such termination. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate. Notwithstanding anything to the contrary set forth herein or in the Hazardous Substances Indemnity Agreement, Lender, Borrower and Whitehall (by separately executing this Agreement) specifically agree that the indemnities set forth in Article 4 hereof and in the Hazardous Substances Indemnity Agreement shall survive the full repayment of the Obligations only with respect to any claim or demand pending or threatened for Environmental Liabilities and Costs that is actually known to Borrower as of the date all Obligations are satisfied.

         Section 11.19 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. LENDER AND BORROWER AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. NOTHING HEREIN SHALL PRECLUDE LENDER OR BORROWER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

         Section 11.20 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties with respect to the Loan Documents or the transactions contemplated thereby. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         Section 11.21 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

         Section 11.22 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER, LENDER AND WHITEHALL HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR ANY PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS
FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT.

         Section 11.23 AUTHORIZED SIGNATURE. Until Lender shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of any one (1) of the officers of the general partner of Borrower listed in Schedule 11.23 hereto (as the same may be amended by notice given hereunder) shall bind Borrower and be deemed to be the act of Borrower, affixed pursuant to and in accordance with the Partnership Agreement of Borrower and the approval of the partners of Borrower.

         Section 11.24 POWER OF ATTORNEY. Notwithstanding anything contained herein or in any other Loan Document to the contrary, in the exercise of any remedy pursuant to any of the Loan Documents, Lender shall act as a prudent lender would act in similar circumstances in creating liabilities for, or settling liabilities against Borrower pursuant to any power of attorney granted under any of the Loan Documents.

         Section 11.25 ACKNOWLEDGMENT BY WHITEHALL. BY SEPARATELY EXECUTING THIS AGREEMENT IN THE SPACE PROVIDED BELOW, WHITEHALL HEREBY ACKNOWLEDGES THAT IT SHALL BE PERSONALLY LIABLE, JOINTLY AND SEVERALLY, FOR THE MATTERS SPECIFIED IN CLAUSES (1), (2), (3), (4) AND (5) OF SECTION 12.1 HEREOF (SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 12.1). IN CONNECTION WITH THE ASSUMPTION OF SUCH LIABILITY, WHITEHALL HEREBY MAKES, IN FAVOR OF LENDER, THE WAIVERS,
AGREEMENTS AND UNDERSTAND INGS AS ARE SET FORTH IN SCHEDULE 11.25, WHICH WAIVERS, AGREEMENTS AND UNDERSTANDINGS ARE INCORPORATED IN THIS SECTION BY THIS REFERENCE AS THOUGH SET FORTH IN FULL HEREIN.


                                   ARTICLE 12

                            LIMITATIONS ON LIABILITY

         Section 12.1 LIMITATION ON LIABILITY. Except as otherwise provided below, Lender's recourse shall be limited to the Collateral and no partners of Borrower or any of their Affiliates or their affiliated companies, officers, directors, shareholders, members or any other Person, disclosed or undisclosed, shall be personally liable for the repayment of any of the Obligations, except that the Borrower, Whitehall and the general and limited partners (subject to the last sentence of this Section) in the Borrower (but not The Goldman Sachs Group, Inc. and not any direct or indirect general or limited partners or shareholders, members, officers, directors or employees of the general or limited partners in Whitehall) shall be personally liable (1) for the Borrower's fraud (but only to the extent of actual damages suffered by Lender caused by such fraud), (2) whether prior to or after an Event of Default for the Borrower's misappropriation (i.e., application in violation of the terms of this Agreement) of insurance proceeds, condemnation awards, Operating Cash Flow, Net Capital Proceeds, Lease Buy Out Consideration, Security Deposits and any other amounts required to be held by Borrower in escrow or segregated accounts pursuant to the terms hereof and any other escrow deposits, but only to the extent of the amounts so misapplied and received by such partner, (3) for all Environmental Liabilities and Costs to the extent indemnifiable under Article 4 hereof or under the Hazardous Substances Indemnity Agreements, (4) for failure to maintain any insurance coverage required under this Agreement or any other Loan Document, (5) a breach of the representations and warranties set forth in
Section 6.18, and (6) for all matters for which Whitehall is indemnifying Lender pursuant to the Whitehall Indemnity. By separately executing this Agreement and as further consideration for the making of the Loan by Lender, Whitehall agrees that it shall be jointly and severally (except as otherwise expressly stated in this Section) liable and responsible for the liabilities referenced in (1) through (5) above, but Whitehall shall be liable only to the extent of: (a) until such time as all of the Obligations have been paid in full, an amount equal to the greater of (the "MAXIMUM LIABILITY"): (i) Twelve Million Dollars ($12,000,000); and (ii) fifty percent (50%) of the outstanding principal balance of the Loan, calculated as of the date Lender delivers written notice to Borrower and/or Whitehall of the existence of a claim, and (b) from and after such time as all of the Obligations have been paid in full, Ten Million Dollars ($10,000,000), and in all cases the Maximum Liability shall be reduced by any amounts theretofore paid by Whitehall pursuant to this Section. Lender agrees to look first to the assets of Borrower in connection with the satisfaction of any claim or liability arising from Section 8.17 or this Section but Lender shall have the right to proceed against Whitehall and any of Borrower's partners as stated above (subject to the last sentence of this Section) with respect to the liabilities referenced in (1) through (5) above in the event Borrower disputes or denies such liability or otherwise fails to hold Lender harmless in accordance with the terms of Section 8.17. Nothing contained in this Section
12.1 (or in any other provision of this Agreement) shall in any way limit Whitehall's liability under the Whitehall Indemnity. Notwithstanding anything set forth herein to the contrary, it is specifically agreed and understood that the liability of the limited partners (other than Whitehall) of the Borrower under this Section shall be limited to fraud committed by a limited partner (but only to the extent committed by such limited partner) and the matters set forth in clause (2) above of this Section with respect to each such limited partner.

         Section 12.2 LIMITATION ON LIABILITY OF LENDER'S OFFICERS, EMPLOYEES, ETC. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

         EXECUTED as of the date first written above.

                                       "LENDER":

                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION, a New York corporation


                                       By:
                                          --------------------------------------
                                          Paul St. Arnauld, Authorized Signatory

                                       "BORROWER":

                                       WXI/MCN COMMERCIAL REAL
                                       ESTATE LIMITED PARTNERSHIP, a Delaware
                                       limited partnership

                                       By:  WXI/MCN Commercial Gen-Par, L.L.C.,
                                            a Delaware limited liability
                                            company, its General Partner

                                            By:  WXI/McN Realty L.L.C., a
                                                 Delaware limited liability
                                                 company, its Managing Member


                                                  By:
                                                     ---------------------------

                                                     ---------------------------
                                                       [Printed Name and Title]



                                       "WHITEHALL":

                                       WHITEHALL STREET REAL ESTATE LIMITED
                                       PARTNERSHIP XI, a Delaware limited
                                       partnership

                                       By:  WH Advisors, L.L.C. XI, a Delaware
                                            limited liability company, its
                                            General Partner


                                            By:
                                               ---------------------------------

                                               ---------------------------------
                                                   [Printed Name and Title]

                                                           SCHEDULE 1.1(A)

                                                        PROPERTY INFORMATION

                                                                                                    UNITS/NRSF/
NAME                                       ADDRESS                          CITY          STATE       ASSETS          PROPERTY TYPE
----                                       -------                          ----          -----       ------          -------------

Century Park              1771 E. Flamingo Road                     Las Vegas               NV            113,837        Office
Kellogg Office            26 W. Dry Creek Circle                    Littleton               CO            112,736        Office
One Corp. Ctr. I          7401 Metro Blvd.                          Edina                   MN            110,837        Office
Westwood Office                                                     Tampa                   FL            121,714        Office
One Corp. Ctr. III        7300 Metro Blvd.                          Edina                   MN            110,788        Office
La Plaza Center           4220 S. Maryland Pkwy                     Las Vegas               NV            108,375        Office
Continental Plaza                                                   Scottsdale              AZ             54,537        Office
Fidelity Federal          555 E. Ocean Blvd.                        Long Beach              CA            124,485        Office
Northwest Plaza           3181 W. Siebenthaler Avenue               Dayton                  OH            443,114        Retail
River Bay Plaza           Hwy 301 S. & Gibsonton Road               Riverview               FL             79,298        Retail
Redwood Plaza             700 N. Redwood Road                       Salt Lake City          UT            104,211        Retail
Towne Center              Greenway & K-15 Highway                   Derby                   KS             93,522        Retail
Springwood Plaza          10160B W. Florissant                      Dellwood                MO             88,189        Retail
Kendall Sunset            8890 SW 72nd Street                       Miami                   FL             85,437     Self Storage
Burbank Self Storage      175 W. Verdugo Avenue                     Burbank                 CA             79,636     Self Storage
Fountainbleau             8900 NW 12th Street                       Miami                   FL             74,629     Self Storage
AAA Century               3846 W. Century Blvd.                     Inglewood               CA             54,325     Self Storage
Airport
AAA Sentry                2048 S. State Road 7                      N. Lauderdale           FL             79,386     Self Storage
Forest Hill               3455 Forest Hills Blvd.                   West Palm Beach         FL             52,822     Self Storage
Margate Self Storage      1880 N. State Road 7                      Margate                 FL             50,984     Self Storage
Military Trail            2300 N. Military Trail                    West Palm Beach         FL             54,267     Self Storage







                                                           SCHEDULE 1.1(A)

                                 SCHEDULE 1.1(B)

                                BASIS ALLOCATIONS



        PROPERTY                      PROPERTY BASIS          LOAN BASIS
        --------                      --------------          ----------
     Century Park                       $  9,291,480         $  7,899,688
     Kellogg Office                     $ 10,541,179         $  8,962,192
     One Corp. Ctr. I                   $  9,556,065         $  8,124,640
     One Corp. Ctr. III                 $  9,419,698         $  8,008,700
     Westwood Office *                  $  9,939,577         $  8,450,705
     La Plaza Center                    $  7,297,688         $  6,204,551
     Continental Plaza *                $  4,524,470         $  3,846,739
     Fidelity Federal                   $  3,727,582         $  3,169,219
     Northwest Plaza                    $  5,738,280         $  4,878,730
     River Bay Plaza                    $  4,856,996         $  4,129,456
     Redwood Plaza                      $  3,460,088         $  2,941,794
     Towne Center                       $  2,568,542         $  2,183,794
     Springwood Plaza                   $  2,185,075         $  1,857,768
     Kendall Sunset                     $  6,876,958         $  5,846,843
     Burbank Self Storage               $  6,341,459         $  5,391,558
     Fountainbleau                      $  4,253,302         $  3,616,190
     AAA Sentry                         $  3,446,282         $  2,930,056
     AAA Century Airport                $  3,191,947         $  2,713,818
     Forest Hill                        $  3,474,702         $  2,954,219
     Military Trail                     $  3,012,739         $  2,561,454
     Margate Self Storage               $  2,956,470         $  2,513,614

                  TOTAL                 $116,660,579         $ 99,185,728
                                        ============         ============

     *  Additional Properties




                                 SCHEDULE 1.1(B)

                                  SCHEDULE 2.1

                               ADVANCE CONDITIONS

         Part A -   Initial Advance
         Part B -   General Conditions to Subsequent Advances
         Part C -   Working Capital Advances


                            PART A - INITIAL ADVANCE


         Lender shall not be obligated to make any portion of the Initial Advance available to Borrower unless and until Borrower shall have delivered to Lender, in form and substance satisfactory to Lender and, as to any documents (unless otherwise indicated), dated the Closing Date:

         1. This Agreement, the Note and the Collateral Documents, the Hazardous Substances Indemnity Agreement(s), the Whitehall Indemnity, and all other Ancillary Agreements reasonably requested by Lender, in each case executed by Borrower and, as applicable, each Borrower Party (and any other party thereto other than Lender).

         2. The payment to Lender of a commitment fee of $1,030,255 (less any portion of Borrower's $300,000 good faith deposit applied thereto).

         3. A Borrowing Date Certificate, duly executed and delivered by Borrower.

         4. Opinions of Sullivan & Cromwell, counsel to Borrower in respect of the Loan Documents governed by New York law and formation and authority matters regarding Borrower and the Borrower Parties; opinions of O'Melveny & Myers LLP, counsel to Borrower in respect of the Collateral Documents governed by California law; opinions of Greenberg Traurig, counsel to Borrower in respect of the Collateral Documents governed by Florida law; and opinions of local counsel of Lender in each jurisdiction in which one or more Properties are located; in each case addressing such matters regarding the Borrower, each Borrower Party, the Loan, the Loan Documents and/or the Properties as Lender may reasonably specify.

         5. A copy of the Partnership Agreement, and all amendments thereto, certified as true and correct as of the Closing Date by the general partner of Borrower.

         6. A copy of Borrower's certificate of limited partnership from Delaware certified as of a recent date by the appropriate Governmental Authority.

         7. Resolutions of the board of directors or board of managers (as applicable) of the sole member of the general partner of Borrower, certified by an authorized officer or manager of such member within a recent date prior to the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (a) the consummation of each of the transactions contemplated



                             SCHEDULE 2.1 -- Page 1
by this Agreement and the Loan Documents and Ancillary Agreements to which Borrower is a party and (b) specific managers or officers to execute and deliver this Agreement, the other Loan Documents and the Ancillary Agreements to which Borrower is a party.

         8. Certificates of an authorized officer or manager of the sole member of general partner of Borrower, dated within a recent date prior to the Closing Date, as to the incumbency of the officers or representatives of such member authorized by the company resolutions delivered to Lender (pursuant to paragraph
(7) above) to execute and deliver this Agreement, the other Loan Documents and other Ancillary Agreements, and any other certificate or other document to be delivered pursuant hereto or thereto, together with a certification of the incumbency of such authorized officer or manager, as the case may be.

         9. Governmental certificates, dated the most recent practicable date prior to the Closing Date, with telecopy updates where available, showing that Borrower and the general partner of Borrower are each organized and in good standing in the jurisdiction of their organization and showing that Borrower is qualified as a foreign limited partnership in good standing in all states in which any of the Properties are located (except to the extent that the local counsel opinions delivered pursuant to paragraph (4) above provide that qualification in a particular state is not required in order to own, operate, lease, finance or otherwise deal with the Properties located in such state).

         10. A copy of the organizational charter and all amendments thereto of the general partner of Borrower and of the Holding Company, in each case certified as of a recent date by the Secretary of State of the jurisdiction of its organization, and a copy of the operating agreement of such general partner and the Holding Company, certified by an authorized officer or manager of the Holding Company as true and correct as of a recent date.

         11. A partnership certificate of Whitehall and a consent of manager of Whitehall's general partner certified by the Secretary or an Assistant Secretary of such general partner, in each case within a recent date prior to the Closing Date, to be duly adopted and in force and effect on such date, authorizing (a) the consummation of the transactions contemplated by this Agreement and the Loan Documents and Ancillary Agreements to which Whitehall is a party, and (b) specific officers to execute and deliver this Agreement and the other Loan Documents and Ancillary Agreements to which Whitehall is a party.

         12. Certificates of the Secretary, an Assistant Secretary or a Vice President of the general partner of Whitehall, dated within a recent date prior to the Closing Date, as to the incumbency of the officers or representatives of such general partner authorized by the company consent delivered to Lender (as required herein) to execute and deliver this Agreement and the other Loan Documents and Ancillary Agreements to which Whitehall is a party, and any other certificate or other document to be delivered by Whitehall pursuant hereto or thereto, together with a certification of the incumbency of such Secretary or Assistant Secretary, as the case may be.

         13. Financing Statements (Form UCC-1) in form sufficient to be duly filed under the Uniform Commercial Code of each jurisdiction as may be necessary or, in the reasonable opinion of Lender, desirable to perfect the security interests created by the Deeds of Trust and the other



                             SCHEDULE 2.1 -- Page 2

Collateral Documents pertaining to the Properties in the personal property and fixtures described therein.

         14. Certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports in respect of Borrower in the jurisdictions for which UCC-1 Financing Statements are required, together with copies of financing statements referenced therein (none of which shall cover property to be covered by the Deeds of Trust or other Collateral Documents pertaining to the Properties).

         15. Evidence that all other actions necessary or, in the opinion of Lender, desirable to perfect and protect the security interests created by the Deeds of Trust and the other Collateral Documents pertaining to the Properties, have been or will be taken.

         16. An ALTA 1970 mortgagee policy of title insurance issued by the Title Company for each of the Deeds of Trust, naming Lender as the insured, with reinsurance and endorsements as Lender may require (including variable rate, survey, creditors' rights (if applicable), comprehensive coverage, first loss, tie-in, last dollar, future advances, access, zoning (with parking), subdivision, doing business, usury, separate tax lot and contiguity endorsements), containing no exceptions or exclusions other than Permitted Encumbrances or as may be approved by Lender in writing, insuring that the insured Deed of Trust is a valid, first-priority Lien on the Property encumbered thereby and related collateral, and in an insured amount as required by Lender.

         17. A certified and complete copy of the Purchase Agreement together with such consents to sale, waivers of rights and remedies, and releases of interest as Lender or its counsel may determine to be necessary or prudent to be obtained from any Person who may be entitled to claim an interest in any of the Properties or a right arising from the sale, conveyance or transfer of any of the Properties to Borrower.

         18. Current title, municipal violation, tax and bankruptcy searches (and any other searches which Lender may require) for Borrower, any Borrower Party and such other parties as Lender shall require in its sole discretion.

         19. Evidence of insurance as required by this Agreement.

         20. A current "as-built" survey of each of the Properties, dated or updated to a date not earlier than thirty (30) days prior to the Closing Date, certified to Lender and the Title Company, prepared by a licensed surveyor reasonably acceptable to Lender and the Title Company, and conforming to Lender's current standard survey requirements.

         21. A current engineering report with respect to each Property, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards. As requested by Lender, such report shall also include an assessment of such Property's tolerance for earthquake and seismic activity. Borrower shall also provide Lender with copies of utility letters



                             SCHEDULE 2.1 -- Page 3
from applicable service providers evidencing that each Property has adequate and sufficient utility service for the use and purposes intended by Borrower.

         22. A current Environment Site Assessment for each of the Properties.

         23. If required by Lender, a current MAI appraisal for each Property.

         24. A current rent roll for each Property, certified by Borrower (provided that any rent roll delivered for a Property owned directly or indirectly by Whitehall or an Affiliate of Whitehall for less than two (2) months prior to the Closing Date shall be certified by Borrower to its knowledge), together with all Non-Storage Leases not previously delivered to Lender. Such rent roll shall include the following information: (a) tenant names; (b) unit/suite numbers; (c) area of each demised premises and total area of the related Property (stated in net rentable square feet); (d) rental rate (including escalations), stated in gross amount and in amount per net rentable square foot per year; (e) lease term (commencement, expiration and renewal options); (f) expense passthroughs; (g) cancellation/termination provisions; (h) security deposit; and (i) material operating covenants and co-tenancy clauses.

         25.  Copies  of  the  Asset  Management   Agreement  and  the  property
management agreements for the Properties, certified by Borrower as being true, correct and complete.

         26. Copies of all Material Agreements, which Material Agreements must be approved in advance by Lender and, if required by Lender, must be subordinated, in all respects, to the Loan Documents.

         27. Borrower shall establish all accounts and escrows as required by the terms of this Agreement and deliver to Lender satisfactory evidence thereof.

         28. Evidence that the Properties and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any Governmental Authority have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters. Borrower shall provide Lender with copies of all certificates of occupancy and, if required by Lender, shall deliver letters from applicable zoning, building and municipal agencies evidencing the foregoing.

         29. No change shall have occurred in the financial condition of Borrower or any Borrower Party or in the Operating Cash Flow of any of the Properties, or in the financial condition of any major or anchor tenant, which would have, in Lender's reasonable judgment, a Material Adverse Effect.

         30. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against any of the Properties; none of the Properties shall have suffered any significant damage by fire or other casualty which has not been repaired; no Law,



                             SCHEDULE 2.1 -- Page 4
moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any Governmental Authority, which would have, in Lender's judgment, a Material Adverse Effect.

         31. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loan or the acquisition of the Properties have been paid.

         32. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct as of the date of the disbursement of the Initial Advance.

         33. No Potential Default or Event of Default has occurred and is continuing.

         34. A letter, executed by Borrower, addressed to its independent certified public accountants instructing them to comply with the provisions of
Section 7.4 hereof.

         35. To the extent invoices have been submitted to Borrower and evidenced to Lender, payment of all reasonable fees and expenses of (a) Lender's outside counsel, Sheppard, Mullin, Richter & Hampton LLP, (b) all special local counsel retained by Lender in connection with any of the Loan Documents and the transactions contemplated hereby and (c) all third party costs and expenses incurred by Lender in connection with the transaction contemplated by this Agreement, including costs of environmental appraisals, structural reports and travel expenses.

         36. Estoppel certificates and, where required by Lender, subordination, nondisturbance and attornment agreements from Tenants under Leases as shall be satisfactory to Lender.

         37. Lender shall have verified, based upon Lender's audit, a Cash On Cash Return of at least 10.75% and a Debt Service Coverage Ratio of at least
1.15 to 1.00.

         38. Lender shall have verified that the amount of the Initial Advance does not exceed eighty percent (80%) of the aggregate acquisition costs for all Properties.

         39. Lender shall have verified that the amount of the Initial Advance does not exceed 85.021% of Lender's determination of the aggregate value of the Properties, as set forth in the "Property Basis" column of Schedule 1.1(B).

         40. Lender shall have determined that no developments have occurred with respect to any pending Shareholder Litigation since the date Lender obtained credit approval for the Loan (October 21, 1999) (the "CREDIT APPROVAL DATE") which have a reasonable possibility of resulting in a Material Adverse Effect, and no new or additional information regarding any pending Shareholder Litigation shall have become known to Lender since the Credit Approval Date of such on account of which Lender determines that such pending Shareholder Litigation has a reasonable possibility of resulting in a Material Adverse Effect or a material adverse effect on the Holding



                             SCHEDULE 2.1 -- Page 5

Company. Without limiting the foregoing, none of the Properties shall be subject to any lis pendens or other notice of pending action with respect to any Shareholder Litigation. In addition, Lender shall have determined that there is no other pending or threatened Shareholder Litigation (not disclosed in writing by Borrower to Lender prior to the Credit Approval Date) which has a reasonable possibility of resulting in a Material Adverse Effect or a material adverse effect on the Holding Company.

         41. The transactions contemplated by the Purchase Agreement, as they relate to the Properties, shall have been consummated in all material respects (including consideration paid and conditions precedent) in accordance with the terms and conditions set forth in the final "Proxy Statements" (as defined in the Purchase Agreement) dated December 14, 1999, and none of the material terms of the proposed transactions described in such Proxy Statements shall have been waived, modified, amended or supplemented in any material respect.

         42. Such other documents or items as Lender reasonably may require. All material documents related to the Properties and other Property Documents, if any, in Borrower's possession (other than internal Borrower memoranda and communications between Borrower and its counsel) prior to Closing Date shall have been delivered to Lender.

         Lender agrees that upon funding the Initial Advance, the conditions set forth in this Part A shall be deemed satisfied (other than those conditions waived as a requirement of the initial funding but reserved in writing by Lender as a condition to subsequent Advances).


               PART B - GENERAL CONDITIONS TO SUBSEQUENT ADVANCES


         In addition to the specific conditions set forth elsewhere in this Agreement for the particular type of Advance requested, each Advance following the Initial Advance shall be subject to Lender's receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender in its reasonable discretion:

         1. Borrower shall have delivered to Lender a Notice of Additional Advance for the requested Advance.

         2. Borrower shall have satisfied any conditions waived by Lender as a requirement to funding the Initial Advance but reserved in writing by Lender as a condition for subsequent Advances.

         3. There shall exist no Potential Default and no Event of Default (currently and after giving effect to the requested Advance); provided that (a) if the Advance is a Working Capital Advance, then the foregoing requirement regarding Potential Defaults shall apply only to monetary Potential Defaults, and (b) if the Advance is an Acquisition Advance, then the foregoing requirement regarding potential defaults shall apply only to monetary Potential Defaults and those nonmonetary



                             SCHEDULE 2.1 -- Page 6

Potential  Defaults  for which  Lender has  delivered  notice to Borrower  under
Section 10.1(2) and which Lender reasonably determined would have a Material Adverse Effect.

         4. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct (other than with respect to the representations that are given to the knowledge of Borrower, as to which no further representation shall be deemed given) on and as of the Closing Date and as of the date of the requested Advance (i.e., the representations shall be updated as of such dates rather than restated at such time as of the Closing Date, except that no such update shall be required if the matter to be disclosed would not have a Material Adverse Effect), other than breaches of representations or warranties for which Lender has remedies under Section 8.18 so long as Borrower is performing its obligations thereunder.

         5. The requested Advance shall be secured by the Loan Documents, subject only to Permitted Encumbrances and to those exceptions to title approved by Lender at the time of Loan closing, provided that if the Title Policies and the endorsements originally issued thereto do not insure the priority of the requested Advance as required herein, such priority shall be evidenced by such additional endorsements to each Title Policy as are satisfactory to Lender.

         6. Borrower shall have paid Lender's reasonable out-of-pocket costs and expenses in connection with such advance (including title and recording charges, taxes and filing fees and costs and expenses of Lender's inspecting engineer and attorneys).

         7. A certification from a duly authorized officer of the general partner of Borrower, certifying that there have been no changes, alterations or improvements to any Property which would cause the survey, or any notes or certifications thereon with respect to such Property, to be inaccurate or in need of modification.

         8. If the Adjusted Loan Basis for any Property is being adjusted to reflect the Advance, Borrower shall have amended any applicable Collateral Document that contains a maximum indebtedness provision that is based upon such Adjusted Loan Basis to increase such maximum indebtedness, if it is not already equal, to 120% of the Adjusted Loan Basis calculated after such Advance, and Borrower shall have paid all additional mortgage recording taxes which may be due on account of such reallocation and all recording charges and filing fees incurred in connection with recording any amended Collateral Documents.

         The acceptance by Borrower of the proceeds of any Advance shall be deemed to constitute, as of the date of such acceptance, a confirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Collateral Documents.


                        PART C - WORKING CAPITAL ADVANCES


         In addition to the applicable terms and conditions set forth in Section
2.1 hereof, and the general conditions set forth in Part B above, each Working Capital Advance shall also be subject



                             SCHEDULE 2.1 -- Page 7
to Lender's receipt, review, approval and/or confirmation of the following, at Borrower's cost and expense, each in form and substance reasonably satisfactory to Lender:

         1. Lender shall have approved the Working Capital Budget for the Property for which the Working Capital Advance is requested.

         2. Copies of any invoices to be paid with such Working Capital Advance and, to the extent not previously delivered to Lender, evidence of the payment of any invoice submitted with the immediately preceding request for a Working Capital Advance.

         3. Borrower shall have executed and delivered to Lender copies of all documents, agreements, certificates, affidavits, searches or other instruments which Lender and its counsel determine are necessary to comply with state Laws applicable to building and construction loans.

         4. Borrower shall not use any portion of any Working Capital Advance for payment of any costs or expenses other than those for which such Advance was requested and approved.

         5. A certificate of the Architect stating that, in the professional opinion of the Architect (or such other professional as may be reasonably satisfactory to Lender), if an architect customarily would be retained for such Capital Expenditures and Tenant Improvements, or a certificate of an officer of the general partner of Borrower stating that:

          (a) all of such Capital Expenditures and Tenant Improvements completed have been done in a good and workmanlike manner and in material compliance with the approved plans and specifications, if any, and in accordance with all applicable provisions of Law;

          (b) the sum requested is justly required to reimburse Borrower for payments by Borrower to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or supplying materials in connection with such Capital Expenditures and Tenant Improvements (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender, if any, the resulting sum does not exceed the value of the such Capital Expenditures and Tenant Improvements done to the date of such certificate; and

          (c) with respect to the certificate of the general partner of Borrower only, the amount of the requested Working Capital Advance (as allocated to such Property) will be sufficient (together with other funds otherwise available to Borrower) on completion of such Capital Expenditures and Tenant Improvements to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion and if such other funds are required as to the sources of such funds).




                             SCHEDULE 2.1 -- Page 8

         6. With respect to Capital Expenditures or Tenant Improvements the cost of which (in the aggregate with respect to the completion of the entire project) is or is estimated to equal or exceed $150,000:

          (a) waivers or releases of liens, reasonably satisfactory to Lender, covering that part of such Capital Expenditures and Tenant Improvements previously paid for, if any;

          (b) the request for any payment after such Capital Expenditures and Tenant Improvements have been completed shall be accompanied by a copy of any certificate or certificates required by Law to render occupancy and operation of the Property legal;

          (c) a construction  consultant retained by Lender shall have inspected
     and  approved  such  Capital   Expenditures  or  Tenant   Improvements  (as
     applicable), at Borrower's cost and expense;

          (d) evidence satisfactory to Lender (including compliance letters from applicable Governmental Authorities) that the Property in connection with which the Working Capital Advance is being made is not in violation of any zoning, building, health, fire, traffic, environmental, wetlands, coastal or other rules, regulations, ordinances, statutes and requirements applicable thereto;

          (e) Lender shall retain an amount equal to 10% of the cost to perform such Capital Expenditures, until delivery of acceptable final lien waivers or releases from all contractors performing such Capital Expenditures; and

          (f) Lender shall retain an amount equal to 10% of the cost to perform such Tenant Improvements until Lender receives delivery of acceptable final lien waivers or releases from all contractors performing such Tenant Improvements.

         7. As to Tenant Improvements in which the cost in the aggregate for the completion of the entire project equals or exceeds $50,000, an estoppel certificate, from the Tenant for which such Tenant Improvements are being performed, in form and content reasonably acceptable to Lender.

         8. Proof reasonably satisfactory to Lender that the respective expenses for which any prior Working Capital Advance was funded have been paid in full.

         9. With respect to any Tenant Improvement or Leasing Cost to be paid with such Working Capital Advance, copies of the applicable Leases in the form required in this Agreement and, with respect to Leasing Costs, a copy of the commission agreement (or other evidence reasonably satisfactory to Lender) indicating that no more than one-half of the commission is payable on the date the applicable Lease is executed and the balance is payable on the date the Tenant occupies the premises which are being leased to the Tenant. In no event shall any Working



                             SCHEDULE 2.1 -- Page 9

Capital Advance with respect to a Leasing Cost exceed the portion of the Leasing Cost then due and payable as provided in the immediately preceding sentence.

         10. With respect to any Tenant Allowance, such supporting documentation and information as may reasonably be required by Lender.

         11. With respect to any funding to be advanced for Tenant Improvements and Leasing Costs: (a) the aggregate amount of all Working Capital Advances for any Lease shall not exceed $20.00 per square foot for Tenant Improvements; (b) the aggregate amount of Working Capital Advances for any Leasing Costs shall not exceed 7.5% of the total rent payable under the respective Lease during the initial term of the Lease, or as to any renewal, 4.5% of the total rent payable under the respective Lease during the renewal term; (c) in the event the amount of Working Capital Advances for Tenant Improvements and Leasing Commissions for any single Lease exceeds $400,000.00, Lender shall have the right to approve such Lease prior to making any such advance; (d) any remaining balance of the Lease Buy Out Consideration with respect to the space for which the Tenant
Improvement will be constructed, shall be used by Borrower for such Tenant Improvement prior to using or requesting any Working Capital Advance therefor. Notwithstanding the foregoing, the limitations for Tenant Improvements and Leasing Costs set forth in the immediately preceding clauses (a) and (b) respectively may be reasonably increased to such amount as may be requested by Borrower, provided that Borrower is able to demonstrate to Lender's reasonable satisfaction that the increased amount requested by Borrower is consistent with the market in the relevant geographic market.

         12. The Lease, with respect to which a Working Capital Advance is being made for Tenant Improvements, Leasing Costs or Capital Expenditures, shall (a) have been entered into on or after the Closing Date (or the renewal thereof shall have been entered into on or after the Closing Date); (b) be in a lease form reasonably acceptable to Lender; (c) contain standard subordination and attornment provisions and shall otherwise contain terms and provisions which are consistent with market terms for similar properties in the area, including the terms regarding rents, concessions, tenant improvements, term (which shall not in any event be less than three (3) years in order for such Lease to qualify for a Working Capital Advance), renewals and leasing costs; (d) provide for a rental rate in any one year of not less than eighty percent of the annual average rental for the entire term thereof; (e) provide with respect to Leases which are not triple net, for base year operating expense stops for purposes of calculating each Tenant's operating expense escalation for each Property which are, in the aggregate, equal to then current operating expenses for such Property plus or minus ten percent (10%); and (f) provide that if the Tenant has the right or option to terminate the Lease prior to its stated expiration date, such Tenant shall reimburse Borrower for the unamortized cost of Tenant Improvements and Leasing Costs paid for by Borrower.

         13. With respect to any funding to be advanced for Capital Expenditures, in no event shall the Working Capital Advances with respect to any single Property exceed (in the aggregate for all Capital Expenditures made in respect of such Property) the total amount of Loan funds allocated to Capital Expenditures in the approved Working Capital Budget for such Property. In no event shall a Working Capital Advance for Capital Expenditures, Tenant Improvements or



                             SCHEDULE 2.1 -- Page 10

Leasing Costs be available for Work or Major Work required in connection with any casualty or condemnation.

         14. With respect to Capital Expenditures and Tenant Improvements, Borrower shall have delivered to Lender, to the extent not previously delivered to Lender:

          (a) if the cost thereof is equal to or greater than $100,000, complete plans and specifications for such Capital Expenditures and Tenant Improvements (approved by all Governmental Authorities whose approval is required at such time), for Lender's approval, which approval shall not be unreasonably withheld or delayed, which plans and specifications shall bear the signed approval thereof by an Architect and shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing such Capital Expenditures and Tenant Improvements;

          (b) certified or photostatic copies of all permits and approvals required by Law in connection with the commencement and conduct such Capital Expenditures and Tenant Improvements; and

          (c) if the cost thereof is equal to or greater than $250,000, and if required by Lender, a payment and performance bond for and/or guaranty of the payment for and completion of such Capital Expenditures and Tenant
     Improvements, which bond or guaranty shall be in form reasonably satisfactory to Lender, and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to Lender, and shall be in an amount of not less than one hundred ten percent (110%) of the Architect's estimate of the entire cost of completing such Capital Expenditures and Tenant Improvements; provided, however, that no such performance bond or guaranty shall be required if Borrower has completed and paid for such Capital Expenditures or Tenant Improvements and is seeking a Loan disbursement to reimburse Borrower for such costs.




                             SCHEDULE 2.1 -- Page 11

                                 SCHEDULE 2.1(5)

                     WORKING CAPITAL BUDGETS FOR PROPERTIES




                               TENANT       LEASING      CAPITAL
   PROPERTY                 IMPROVEMENTS     COSTS     EXPENDITURES      TOTAL
   --------                 ------------     -----     ------------      -----
Century Park               $   625,000   $   302,000   $   372,000   $ 1,299,000
Kellogg Office             $   463,000   $   174,000   $   200,000   $   837,000
One Corp. Ctr. I           $   386,000   $   139,000   $   200,000   $   725,000
Westwood Office            $   329,000   $   170,000   $   299,000   $   798,000
One Corp. Ctr. III         $   519,000   $   213,000   $   153,000   $   885,000
La Plaza Center            $   943,000   $   414,000   $   316,000   $ 1,672,000
Continental Plaza          $   284,000   $   130,000   $   193,000   $   608,000
Fidelity Federal           $   594,000   $   178,000   $   639,000   $ 1,411,000
Northwest Plaza            $   276,000   $   137,000   $   333,000   $   745,000
River Bay Plaza            $    64,000   $    23,000   $    33,000   $   120,000
Redwood Plaza              $    30,000   $    16,000   $    40,000   $    86,000
Towne Center               $    90,000   $    50,000   $    47,000   $   187,000
Springwood Plaza           $    52,000   $    27,000   $    31,000   $   111,000
Kendall Sunset             $      --     $      --     $    24,000   $    24,000
Burbank Self Storage       $      --     $      --     $    10,000   $    10,000
Fountainbleau              $      --     $      --     $   118,000   $   118,000
AAA Century Airport        $      --     $      --     $   221,000   $   221,000
AAA Sentry                 $      --     $      --     $    45,000   $    45,000
Forest Hill                $      --     $      --     $    39,000   $    39,000
Margate Self Storage       $      --     $      --     $    29,000   $    29,000
Military Trail             $      --     $      --     $    32,000   $    32,000

     TOTAL                 $ 4,655,000   $ 1,973,000   $ 3,372,000   $10,000,000
                           ===========   ===========   ===========   ===========





                                 SCHEDULE 2.1(5)

                                                        SCHEDULE 4.2

                                                   ENVIRONMENTAL REPORTS



              PROPERTY NAME                                  REPORT TITLE                      CONSULTANT         DATE
===========================================================================================================================
Continental Plaza Office Building           Phase I ESA                                    ERM                6-21-91
                                            Phase I ESA                                    PSI                1-15-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
Fidelity Federal Plaza                      Phase I ESA                                    ERM                7-10-91
                                            Comprehensive Asbestos Bulk Survey             ATEC               6-7-93
                                            Operations & Maintenance Program               ATEC               6-15-93
                                            Phase I ESA                                    PSI                1-29-98
                                            Asbestos O&M Program                           McNeil             -
                                            Asbestos Containing Material Removal           PSI                10-6-98
                                            Confirmation
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
Kellogg Office Building                     Phase I ESA                                    ERM                7-10-91
                                            Phase I ESA                                    PSI                Jan -98
                                            Secondary Containment                          GTG (PSI)          1-7-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
Westwood Office Building                    Phase I ESA                                    ERM                6-21-91
                                            Phase I ESA, Engineering Property              RERC               8-19-93
                                            Condition Survey and ADA Survey
                                            Phase I ESA                                    PSI                1-23-98
                                            Phase II ESA                                   PSI                9-30-98
                                            Phase I ESA Update                             PSI                5-1-99
                                            City of Tampa letter                           City of Tampa      12-17-99
---------------------------------------------------------------------------------------------------------------------------
One Corporate Center I Office Bldg.         Phase I ESA                                    ERM                6-21-91
                                            Phase I ESA                                    Law                3-21-95
                                            Phase I ESA                                    PSI                Jan -98
                                            Asbestos O&M Program                           PSI                4-29-98
                                            Radon Testing Results                          PSI                10-6-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
One Corporate Center III Office Bldg.       Phase I ESA                                    ERM                6-21-91
                                            Phase I ESA                                    Law                3-21-95
                                            Phase I ESA                                    PSI                Jan -98
                                            Asbestos O&M Program                           PSI                4-29-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
La Plaza Center                             Level I Environmental Assessment and           Dressler           1-10-92
                                            Asbestos Screening
                                            Phase I ESA                                    PSI                1-14-98
                                            Asbestos O&M Program                           PSI                4-29-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
Century Park                                Phase I ESA                                    ERM                7-10-91
                                            Phase I ESA                                    PSI                1-14-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------




                                                   SCHEDULE 4.2 -- Page 1

              PROPERTY NAME                                  REPORT TITLE                      CONSULTANT         DATE
===========================================================================================================================
River Bay Plaza                             Phase I ESA                                    ERM                7-9-91
                                            Phase I Environmental Assessment               ECT                Jan -92
                                            Phase I ESA Update                             ECT                4-28-97
                                            Phase I ESA                                    PSI                1-23-98
                                            Phase II ESA                                   PSI                9-30-98
                                            Phase I ESA Update                             PSI                5-1-99
                                            Limited Phase II ESA                           PSI                6-17-99
---------------------------------------------------------------------------------------------------------------------------
Towne Center Shopping Center                Phase I ESA                                    ERM                7-9-91
                                            Phase I ESA                                    PSI                1-26-98
                                            Lead in the Domestic Water Testing             PSI                3-2-98
                                            Asbestos O&M Program                           PSI                4-29-98
                                            Asbestos Containing Material Removal           PSI                10-6-98
                                            Confirmation
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
Springwood Plaza Shopping Center            Phase I ESA                                    ERM                7-9-91
                                            Phase I ESA                                    PSI                1-15-98
                                            Asbestos O&M Program                           PSI                4-29-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
Northwest Plaza                             Phase I ESA                                    ERM                7-9-91
                                            Asbestos Bulk Sampling Survey                  Helix Env.         12-22-93
                                            Phase I ESA                                    PSI                1-23-98
                                            Lead-based Paint O&M Program                   PSI                6-24-98
                                            Asbestos O&M Program                           PSI                6-24-98
                                            Phase II ESA                                   PSI                9-25-98
                                            Phase I ESA Update                             PSI                5-1-99
                                            Phase II ESA                                   PSI                6-1-99
---------------------------------------------------------------------------------------------------------------------------
Redwood Plaza                               Phase I ESA                                    PSI                1-23-98
                                            Asbestos O&M Program                           McNeil             -
                                            Subsurface Environmental Investigation         PSI                10-01-98
                                            Limited Soil and Groundwater                   PSI                3-26-99
                                            Investigation
                                            Voluntary Cleanup Program Application          PSI                3-26-99
                                            Phase I ESA Update                             PSI                5-1-99
                                            Voluntary Cleanup Program Response             State of Utah      6-1-99
                                            Assessment of Potential Impact to Off-Site     PSI                12-2-99
                                            Wells
                                                                                           PSI                12-7-99
                                                                                           PSI                12-21-99
---------------------------------------------------------------------------------------------------------------------------
Burbank Self Storage                        Phase I ESA                                    ERM                6-21-91
                                            Phase I ESA                                    PSI                1-23-98
                                            Phase I ESA Update                             PSI                5-1-99
                                            Phase II ESA                                   PSI                6-1-99
---------------------------------------------------------------------------------------------------------------------------
AAA Century Airport Self Storage            Phase I ESA                                    ERM                6-21-91
                                            Phase I ESA                                    PSI                1-23-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
Margate Self Storage                        Phase I ESA                                    ERM                6-21-91
                                            Phase I ESA                                    PSI                1-23-98
                                            Lead in the Domestic Water Testing             PSI                6-23-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
Fountainbleau Self Storage                  Phase I ESA
                                            Phase I ESA Update
---------------------------------------------------------------------------------------------------------------------------




                                                   SCHEDULE 4.2 -- Page 2


              PROPERTY NAME                                  REPORT TITLE                      CONSULTANT     5-17-99E
===========================================================================================================================
Kendall Sunset Self Storage                 Phase I ESA                                    ERM                6-21-91
                                            Phase I ESA                                    Law                3-21-95
                                            Phase I ESA                                    PSI                1-23-98
                                            Lead in the Domestic Water Testing             PSI                3-2-98
                                            Phase I ESA Update                             PSI                4-26-99
---------------------------------------------------------------------------------------------------------------------------
AAA Sentry Self Storage                     Phase I ESA                                    ERM                6-4-91
                                            Phase I ESA                                    PSI                1-23-98
                                            Phase II ESA                                   PSI                10-5-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
Forest Hill Self Storage                    Phase I ESA                                    ERM                6-21-91
                                            Phase I ESA                                    PSI                1-23-98
                                            Lead in the Domestic Water Testing             PSI                6-23-98
                                            Phase I ESA Update                             PSI                5-1-99
---------------------------------------------------------------------------------------------------------------------------
Military Trail Self Storage                 Phase I ESA                                    ERM                6-21-91
                                            Phase I ESA                                    PSI                1-23-98
                                            Lead in the Domestic Water Testing             PSI                3-2-98
                                            Phase I ESA Update                             PSI                5-1-99
                                            Phase II ESA                                   PSI                6-1-99
---------------------------------------------------------------------------------------------------------------------------






                                                   SCHEDULE 4.2 -- Page 3

                                                    SCHEDULE 5.1(A)

                                                 TENANT DELINQUENCIES


          ASSET NAME                 SECTION                                     COMMENT
======================================================================================================================
Century Park                         5.1(4)        Rockwell Mortgage has vacated, but still paying rent.
----------------------------------------------------------------------------------------------------------------------
La Plaza                             5.1(4)        Universal Accounting has vacated, but still paying
                                                   rent.
----------------------------------------------------------------------------------------------------------------------
Springwood Plaza                     5.1(4)        Hub Cleaners, tenant went dark in October 1999.
                                                   Lease expires 1/31/00.  Tenant owes $7,105.05.
----------------------------------------------------------------------------------------------------------------------
Springwood Plaza                     5.1(4)        Grace Home Health Care, tenant went dark in
                                                   November 1999.  Lease expires 10/31/31.  Tenant
                                                   owes $9,631.84.  Tenant offered to settle for $1,500
                                                   cash.
----------------------------------------------------------------------------------------------------------------------
Towne Center                         5.1(4)        South Kansas Title went dark.  Landlord received a
                                                   letter from tenant that they were vacating effective
                                                   12/31/99, and paid through 12/31/99.  Their lease does
                                                   not expire until August 31, 2000.
----------------------------------------------------------------------------------------------------------------------
Towne Center                         5.1(4)        Genco Mortgage has moved out and paid rent through
                                                   their lease dated January 18, 2000.
----------------------------------------------------------------------------------------------------------------------




                                                    SCHEDULE 5.1(A)

                                                    SCHEDULE 5.1(B)

                                           NOTICES OF TERMINATION OR DEFAULT



          ASSET NAME                 SECTION                                     COMMENT
======================================================================================================================
555 E. Ocean                         5.1(5)        SPCL Shipping Agency, Inc. (697/sf) recently went
                                                   dark, but still paying rent.  Landlord received a letter
                                                   from the tenant dated January 21, 2000 asking to
                                                   terminate their lease effective March 31, 2000 with a
                                                   termination fee of keeping tenant's security deposit of
                                                   $3,897.60.  Tenant's termination date is October 31,
                                                   2000 and has no right to terminate.  Landlord to
                                                   negotiate.
----------------------------------------------------------------------------------------------------------------------
555 E. Ocean                         5.1(5)        Gulf & Atlantic Maritime Services (1,678/sf) recently
                                                   went dark.  Landlord negotiated and has received a
                                                   termination fee of $20,000 that Tenant.  The
                                                   agreement and check are in route to Landlord.
                                                   Existing tenant, Canada Maritime Agencies will
                                                   absorb the premises with tenant improvements.
----------------------------------------------------------------------------------------------------------------------





                                                    SCHEDULE 5.1(B)

                                                    SCHEDULE 5.1(C)

                                                   PURCHASE OPTIONS



          ASSET NAME                 SECTION                                     COMMENT
======================================================================================================================
Springwood Plaza                     5.1(7)        Schnuck Market, Inc.  Tenant has right of first refusal
                                                   to purchase shopping center.  Tenant has 20 days after
                                                   actual physical receipt of such notice and other data to
                                                   elect to purchase or decline.
----------------------------------------------------------------------------------------------------------------------




                                                  SCHEDULE 5.1(C)

                                                    SCHEDULE 5.1(D)

                                               LEASE TERMINATION RIGHTS



          ASSET NAME                 SECTION                                     COMMENT
======================================================================================================================
Century Park                         5.1(8)        Department of Business and Industry are a State
                                                   agency funded on an annual basis.  Should the
                                                   Department not be funded for the upcoming year,
                                                   Tenant has a right to terminate.
----------------------------------------------------------------------------------------------------------------------
La Plaza                             5.1(8)        State of Nevada, Department of Human Resources/
                                                   Division of Child and Family Services is a State
                                                   agency funded on an annual basis.  Should this
                                                   Department not be funded in the upcoming year,
                                                   Tenant has a right to terminate.
----------------------------------------------------------------------------------------------------------------------
La Plaza                             5.1(8)        State of Nevada, Department of Human Resources/
                                                   Health Division/Bureau of Licensure and Certification
                                                   is a State agency funded on an annual basis.  Should
                                                   this Department not be funded in the upcoming year,
                                                   Tenant has a right to terminate.
----------------------------------------------------------------------------------------------------------------------
La Plaza                             5.1(8)        State of Nevada/Board of Pharmacy is a State agency
                                                   funded on an annual basis.  Should this Department
                                                   not be funded in the upcoming year, Tenant has a
                                                   right to terminate.
----------------------------------------------------------------------------------------------------------------------
La Plaza                             5.1(8)        State of Nevada/State Contractors Board is an agency
                                                   funded on an annual basis.  Should this Department
                                                   not be funded in the upcoming year, Tenant has a
                                                   right to terminate.
----------------------------------------------------------------------------------------------------------------------
Northwest Plaza                      5.1(8)        $100 Store may terminate of competing store causes
                                                   10% decrease in sales.  90 days notice required.
----------------------------------------------------------------------------------------------------------------------
Northwest Plaza                      5.1(8)        Check Into Cash may terminate if Kroger is dark for
                                                   12 months or if new laws cause cancellation of lease
                                                   or reduced fee income.  60 days notice and 20% fee of
                                                   remaining base rent.
----------------------------------------------------------------------------------------------------------------------
Northwest Plaza                      5.1(8)        Fashion Cents may terminate if Kroger or Elder
                                                   Beerman vacate or abandon their space.
----------------------------------------------------------------------------------------------------------------------



                                               SCHEDULE 5.1(D) -- Page 1

          ASSET NAME                 SECTION                                     COMMENT
======================================================================================================================
Northwest Plaza                      5.1(8)        Fiesta Salons my terminate if 2 spaces on either side
                                                   of tenant are used for adult
                                                   entertainment, massage
                                                   parlor, game room, bar,
                                                   lounge, restaurant, or pizza
                                                   delivery.
----------------------------------------------------------------------------------------------------------------------
Northwest Plaza                      5.1(8)        Katie's Hallmark my terminate if landlord leases to
                                                   another tenant who's business is primarily is selling
                                                   party supplies, greeting cards, or gift wrap and
                                                   occupying 8,000 sq. ft. or less.  If Kroger or Elder
                                                   Beerman vacate tenant goes to lesser of base rent or
                                                   7% percentage rent.  If replacement is not found
                                                   tenant may terminate with 3 months notice.
----------------------------------------------------------------------------------------------------------------------
Northwest Plaza                      5.1(8)        Kay-Bee Toy Works may terminate after 36th month
                                                   if sales between months 25 and 36 do not equal
                                                   $850,629.60, 90 days notice required.
----------------------------------------------------------------------------------------------------------------------
Northwest Plaza                      5.1(8)        Radio Shack may terminate if one year sales are under
                                                   $350,000 or the center is under 60% leased or if an
                                                   anchor tenant vacates and no replacement found
                                                   within 9 months. 60 days notice required.
----------------------------------------------------------------------------------------------------------------------
Plaza Westlake                       5.1(8)        Check 'N Go, with 6 months notice to Landlord, has
                                                   right to terminate lease last day of 3rd year.  Last day
                                                   of 3rd year is August 31, 2001.
----------------------------------------------------------------------------------------------------------------------
Redwood Plaza                        5.1(8)        Under schedule B section 10 of the Lease with Drivers
                                                   License Division/Motor Vehicle Division.  They have
                                                   the right to terminate their lease if space requirements
                                                   of the lease are altered by a Federal Act or an act of
                                                   the Utah State Legislature upon sixty (60) days notice.
----------------------------------------------------------------------------------------------------------------------
River Bay Plaza                      5.1(8)        Walgreens has the right and option to terminate their
                                                   lease as of the last day of each of the following full
                                                   calendar months: 180th, 240th, 360th & the 420th by
                                                   providing Landlord 12 months prior written notice.
                                                   Page 5, Section 3(c).
----------------------------------------------------------------------------------------------------------------------
Springwood Plaza                     5.1(8)        Countrywide Home Loans, Inc.  Anytime after
                                                   12th month, tenant can buyout lease for a lump sum
                                                   payment of $7,000.00.  Tenant must give 90 days
                                                   notice.
----------------------------------------------------------------------------------------------------------------------



                                               SCHEDULE 5.1(D) -- Page 2

          ASSET NAME                 SECTION                                     COMMENT
======================================================================================================================
Springwood Plaza                     5.1(8)        Ombudsman Educational Services may terminate
                                                   lease if Riverview school
                                                   district cancels contract. 90
                                                   days notice required. Tenant
                                                   to reimburse Landlord for
                                                   unamortized tenant
                                                   improvements and leasing
                                                   commission up to $25,000.
                                                   Tenant my also cancel lease
                                                   with 60 days written notice
                                                   each year.
----------------------------------------------------------------------------------------------------------------------
Springwood                                         Plaza 5.1(8) Priamerica
                                                   Financial Services my
                                                   terminate lease with 60 days
                                                   notice if grocery is not
                                                   opened for 9 months.
----------------------------------------------------------------------------------------------------------------------
Springwood Plaza                     5.1(8)        Great Clips may terminate with 30 days notice if
                                                   grocery ceases operation.
----------------------------------------------------------------------------------------------------------------------
Westwood Center                      5.1(8)        The State of Florida (Office of the Attorney General)
                                                   has an option to terminate, without penalty, in the
                                                   event a State owned building becomes available to the
                                                   Lessee for occupancy by providing Six months
                                                   advance written notice.  (Please note that the State of
                                                   Florida pays in arrears!)
----------------------------------------------------------------------------------------------------------------------




                                               SCHEDULE 5.1(D) -- Page 3

                                                    SCHEDULE 5.1(E)

                                               LEASING COMMISSIONS OWING


           ASSET NAME                 SECTION                                    COMMENT
======================================================================================================================
555 E. Ocean                          5.1(9)       A leasing commission is due McNeil Real Estate
                                                   Mgmt., Inc. employee, Centa Branca for William H.
                                                   Burford (1,723/sf) in the amount of $325.65 for a
                                                   renewal of a 36 month lease.
----------------------------------------------------------------------------------------------------------------------
555 E. Ocean                          5.1(9)       A leasing commission is due McNeil Real Estate
                                                   Mgmt., Inc. employee, Centa Branca for Canada
                                                   Maritime Agencies (3,789/sf) in the amount of
                                                   $1,648.22 for a renewal and relocation 60 month
                                                   lease.
----------------------------------------------------------------------------------------------------------------------
Century                                            Park 5.1(9) Neal Lewis CPA
                                                   has executed a 36 month lease
                                                   extension. New expiration
                                                   date is 11/30/02.
----------------------------------------------------------------------------------------------------------------------
Century Park                          5.1(9)       Lease document out to Rogers Benefit for execution
                                                   for a 36 month lease extension.  New expiration date
                                                   is 02/28/03.  No outside Brokers were involved in the
                                                   renewal.
----------------------------------------------------------------------------------------------------------------------
One Corporate Center I                5.1(9)       In-house commission of $1,088.85 for U.S. Aviation
                                                   renewal.
----------------------------------------------------------------------------------------------------------------------
One Corporate Center I                5.1(9)       In-house commission of $444.47 for RBMG, Inc.
                                                   expansion.
----------------------------------------------------------------------------------------------------------------------
La Plaza                              5.1(9)       Carol Kuhlow has executed a 13 month lease
                                                   extension.  New expiration date is 12/31/00.
----------------------------------------------------------------------------------------------------------------------
Plaza Westlake                        5.1(9)       Outside broker commission due CB Richard Ellis for
                                                   $6,400 for Heartland Luxury Bath.
----------------------------------------------------------------------------------------------------------------------
Westwood Center                       5.1(9)       In-house commission of $472.49, Office of the
                                                   Attorney General expansion into Ste. 650.
----------------------------------------------------------------------------------------------------------------------
Westwood Center                       5.1(9)       In-house commission of $353.40, Staffing Now, Inc.
                                                   1,240 sf. (expansion/renewal).
----------------------------------------------------------------------------------------------------------------------




                                                    SCHEDULE 5.1(E)

                                                    SCHEDULE 5.1(F)

                                                     PREPAID RENTS


          ASSET NAME                 SECTION                                     COMMENT
======================================================================================================================
555 E. Ocean                         5.1(10)       SPCL Shipping Agency, Inc. (697/sf) has given
                                                   Landlord a check of $1,611.30 for payment of rent for
                                                   February and March, 2000.  Check has not been
                                                   deposited and is being held for the borrower at the
                                                   close of escrow.
----------------------------------------------------------------------------------------------------------------------
Century Park                         5.1(10)       Kenrich has a new subtenant, holding 3 months
                                                   security deposit.
----------------------------------------------------------------------------------------------------------------------




                                                  SCHEDULE 5.1(F)

                                  SCHEDULE 6.4

                            CONDEMNATION PROCEEDINGS


                                      None.




                                  SCHEDULE 6.4

                                  SCHEDULE 6.5

                      CASUALTIES AND FLOOD ZONE PROPERTIES


                                      None.




                                  SCHEDULE 6.5

                                  SCHEDULE 6.6

                               MATERIAL AGREEMENTS


                                      None.



                                  SCHEDULE 6.6

                                  SCHEDULE 6.7

                               PROPERTY COMPLIANCE


                                      None.



                                  SCHEDULE 6.7

                                  SCHEDULE 6.17

                                   LITIGATION


                                      None.



                                  SCHEDULE 6.17

                                  SCHEDULE 6.19

                         CLAIMS UNDER PURCHASE AGREEMENT


                                      None.




                                  SCHEDULE 6.19

                                  SCHEDULE 6.27

                     ACQUISITION COST AND EQUITY INVESTMENT


GE ALLOCATIONS

                                                 BID              NEW LOAN          CLOSING          FINANCING
                                                                  PROCEEDS           COSTS            COSTS        ALL-IN COST

                                                                                                                 <C
MCNEIL REAL ESTATE FUND X, LTD.                                                      1,719,722       2,643,351
66        LA PLAZA Business Center               $7,705,186       $6,204,551          $108,893        $167,377      7,981,456

MCNEIL REAL ESTATE FUND XIV, LTD.
79        Redwood                                $3,038,110       $2,941,794           $42,936         $65,996      3,147,042

MCNEIL REAL ESTATE FUND XXIV, LTD.
71        River Bay                              $4,400,593       $4,129,456           $62,191         $95,593      4,558,377
75        Springwood Plaza                       $2,073,795       $1,857,768           $29,308         $45,048      2,148,151
73        Towne Center                           $2,376,569       $2,183,794           $33,587         $51,625      2,461,781

MCNEIL REAL ESTATE FUND XXV, LTD.
67        Century Park                          $11,223,379       $7,899,688          $158,614        $243,802     11,625,795
61        Fidelity Federal Plaza                 $3,515,083       $3,169,219           $49,677         $76,357      3,641,116
62        Kellogg Office Building               $11,166,350       $8,962,192          $157,808        $242,563     11,566,721
76        Northwest Plaza                        $8,567,884       $4,878,730          $121,085        $186,118      8,875,087

MCNEIL REAL ESTATE FUND XXVI, LTD.
60        Continental Plaza                      $4,763,507       $3,846,739           $67,320        $103,476      4,934,304
63        Westwood Office Bldg                   $9,448,210       $8,450,705          $133,526        $205,241      9,786,977

MCNEIL REAL ESTATE FUND XXVII, LTD.
82        AAA Century Airport Self Storage       $3,722,462       $2,713,818           $52,607         $80,862      3,855,932
86        AAA Sentry Self Storage                $3,567,964       $2,930,056           $50,424         $77,506      3,695,894
81        Burbank Personal Storage               $6,436,023       $5,391,558           $90,957        $139,808      6,666,788
87        Forest Hill Self Storage               $3,392,729       $2,954,219           $47,948         $73,699      3,514,376
84        Fountainbleau Self Storage             $4,360,154       $3,616,190           $61,620         $94,714      4,516,488
85        Kendall Sunset Self Storage            $7,113,117       $5,846,843          $100,526        $154,516      7,368,159
83        Margate Self Storage                   $3,048,479       $2,513,614           $43,082         $66,221      3,157,782
88        Military Trail Self Storage            $2,979,007       $2,561,454           $42,101         $64,712      3,085,819
64        One Corporate Center I                 $9,700,177       $8,124,640          $137,087        $210,714     10,047,978
65        One Corporate Center III               $9,087,370       $8,008,700          $128,427        $197,402      9,413,199

                                                121,686,148       99,185,728         1,719,722       2,643,351    126,049,222

                          All in               $126,049,222
                          Debt                 99,185,728.0
                          Equity             $26,863,493.64                                                       106,441,971
                          WH                 13,589,275.121
                          MC Neil            13,274,218.515

GE ALLOCATIONS  (cont.)

                                                                 49.414%       10.497%            89.503%
                                                               MCNEIL TOTAL     CASH
                                              TOTAL EQUITY       EQUITY        EQUITY      IMPLIED EQUITY

MCNEIL REAL ESTATE FUND X, LTD.
66        LA PLAZA Business Center              1,776,905         878,033        92,167         785,866

MCNEIL REAL ESTATE FUND XIV, LTD.
79        Redwood                                 205,248         101,420        10,646          90,774

MCNEIL REAL ESTATE FUND XXIV, LTD.
71        River Bay                               428,921         211,945        22,248         189,697
75        Springwood Plaza                        290,383         143,489        15,062         128,427
73        Towne Center                            277,987         137,364        14,419         122,945

MCNEIL REAL ESTATE FUND XXV, LTD.
67        Century Park                          3,726,107       1,841,203       193,271       1,647,932
61        Fidelity Federal Plaza                  471,897         233,182        24,477         208,704
62        Kellogg Office Building               2,604,529       1,286,991       135,095       1,151,896
76        Northwest Plaza                       3,996,357       1,974,744       207,289       1,767,455

MCNEIL REAL ESTATE FUND XXVI, LTD.
60        Continental Plaza                     1,087,565         537,405        56,411         480,993
63        Westwood Office Bldg                  1,336,272         660,300        69,312         590,988

MCNEIL REAL ESTATE FUND XXVII, LTD.
82        AAA Century Airport Self Storage      1,142,114         564,359        59,241         505,119
86        AAA Sentry Self Storage                 765,838         378,428        39,724         338,705
81        Burbank Personal Storage              1,275,230         630,137        66,145         563,991
87        Forest Hill Self Storage                560,157         276,793        29,055         247,738
84        Fountainbleau Self Storage              900,298         444,870        46,698         398,172
85        Kendall Sunset Self Storage           1,521,316         751,737        78,910         672,827
83        Margate Self Storage                    644,168         318,307        33,413         284,894
88        Military Trail Self Storage             524,365         259,108        27,199         231,909
64        One Corporate Center I                1,923,338         950,390        99,762         850,628
65        One Corporate Center III              1,404,499         694,013        72,851         621,163

                                               26,863,494      13,274,219     1,393,395      11,880,824

                                  SCHEDULE 8.19

                           PROPERTY-SPECIFIC COVENANTS



1. EXERCISE OF PURCHASE OPTION. On or before December 5, 2000, Borrower shall have delivered to Lender evidence that Borrower has exercised its purchase option under the Fidelity Federal Ground Lease described in paragraph 2 of Exhibit "E". Thereafter, Borrower shall diligently and in accordance with the provisions of such Fidelity Federal Ground Lease proceed to close its acquisition of the fee estate in the portion of the Property covered by such Fidelity Federal Ground Lease. Borrower and Lender intend that the Deed of Trust which encumbers such Fidelity Federal Ground Lease shall automatically encumber the fee estate, and any other estate in the applicable Property, upon Borrower's acquisition thereof, without further amendment or modification to such Deed of Trust. However, if required by Lender, Borrower shall execute such amendments to such Deed of Trust and the other Loan Documents, and Borrower shall obtain such endorsements to the applicable Title Policy, as reasonably required by Lender to confirm the validity and first position lien priority of such Deed of Trust on the fee interest (and/or such other interest) acquired by Borrower. Notwithstanding the foregoing, Borrower shall have no obligations under this paragraph 1 if Borrower has obtained the release of the Property subjected to the Fidelity Federal Ground Leases from the Lien of the Loan Documents in accordance with Section 2.4.

2. POST CLOSING STRUCTURAL REPAIRS. Within twelve (12) months after the Closing Date, Borrower shall have completed, Lien-free and in accordance with applicable Laws, at least $1,000,000 of the repairs described in the table set forth below for the designated Properties (as such work is more particularly described in the engineering reports for such Properties prepared by Lender's consultant(s) in connection with the Loan closing). For purposes of determining Borrower's satisfaction of the $1,000,000 requirement in the preceding sentence, any amounts spent for any structural repair item in excess of the "Estimated Cost" of such item (as set forth in the table below) shall be excluded from such calculation. Within twelve
     (12) months after the Closing Date Borrower and Lender shall discuss and agree upon a work plan (including a completion schedule) for the repairs described below which, as of such time, have yet to be completed. Unless Lender has agreed to a revised work plan which provides to the contrary, all such repair work shall be completed by or before the initial Maturity Date.


            PROPERTY                                 STRUCTURAL REPAIRS                        ESTIMATED
                                                                                                 COST
==============================================================================================================
AAA Century Airport                EXTERIORS
                                   -  painting, exterior entrance doors                                 3,450
                                   -  painting, exterior stucco and T 1-11                             29,250
                                   ---------------------------------------------------------------------------
                                   ROOFING
                                   -  roofing, built-up, rip-off & replace, 4-plies                    45,500
                                   -  downspouts, aluminum, 2" x 3", .020" gauge                        1,530
                                   -  replace missing faux mansard roof tiles                           1,500
                                   -  replace faux mansard roof tiles                                  41,600
--------------------------------------------------------------------------------------------------------------




                                            SCHEDULE 8.19 -- Page 1

            PROPERTY                                 STRUCTURAL REPAIRS                        ESTIMATED
                                                                                                 COST
==============================================================================================================
                                   INTERIORS
                                   -  painting, interior walls, floors and ceilings                    10,400
                                   ---------------------------------------------------------------------------
                                   ELECTRICAL SYSTEM
                                   -  exit signs, add additional exit signs                             3,000
                                   -  emergency lighting, add                                           3,000
                                   ---------------------------------------------------------------------------
                                   GARAGES/CARPORTS/SELF STORAGE
                                   BUILDINGS
                                   -  leasing office carpeting/VCT                                     15,000
                                   ---------------------------------------------------------------------------
                                   VERTICAL TRANSPORTATION
                                   -  full load testing, elevators                                      5,000
                                   ---------------------------------------------------------------------------
                                   ADA
                                   -  upgrade, elevator cab                                             1,200
                                   -  upgrade toilet room, office                                       1,000
--------------------------------------------------------------------------------------------------------------
                                                                                                     $161,430
--------------------------------------------------------------------------------------------------------------
AAA Sentry                         SITE
                                   -  asphalt pavement crack repair                                       225
                                   -  repair settlement at septic tank                                     66
                                   -  repair asphalt low area at main gate                                250
                                   -  replace concrete sidewalk sections                                  180
                                   -  chain link fence repairs/replacements                             2,400
                                   -  wood fence repairs/replacements                                     600
                                   -  replace lawn irrigation pump                                      1,900
                                   ---------------------------------------------------------------------------
                                   EXTERIORS
                                   -  repair step cracking in exterior walls                              150
                                   -  repair punched-in section of exterior wall                           55
                                   -  repair cracking in balcony floor                                     50
                                   ---------------------------------------------------------------------------
                                   ROOFING
                                   -  correct ponding deficiencies                                      1,500
                                   -  correct alligatoring                                             187.50
                                   ---------------------------------------------------------------------------
                                   INTERIORS
                                   -  concrete floor crack repair                                       2,500
                                   -  provide new office furniture                                      2,500
                                   ---------------------------------------------------------------------------
                                   HEATING, VENTILATION AND
                                   AIR-CONDITIONING
                                   -  replace Rheem rooftop unit (RTU) - 2.5 ton                        6,850
                                   -                 replace HVAC package unit at grade                 1,100
                                   -  replace ductwork in office closet                                   100
                                   -  install passive ventilation at storage units                     10,000
                                   ---------------------------------------------------------------------------
                                   Y2K ISSUES
                                   -  security system upgrade                                           1,500
                                                                                                   $32,113.50
--------------------------------------------------------------------------------------------------------------
Burbank                            ROOFING
                                   -  replace asphalt shingle roofing                                   1,500
                                   ---------------------------------------------------------------------------
                                   HEATING, VENTILATION & AIR
                                   CONDITIONING
                                   -  A/C, individual, DX air cooled condenser 2 ton                    2,200
--------------------------------------------------------------------------------------------------------------




                                            SCHEDULE 8.19 -- Page 2

            PROPERTY                                 STRUCTURAL REPAIRS                        ESTIMATED
                                                                                                 COST
==============================================================================================================
                                   FIRE PROTECTION &
                                   LIFE SAFETY
                                   -  emergency lighting, add                                           3,000
                                   ---------------------------------------------------------------------------
                                   ADA
                                   -  correct misc ADA toilet deficiencies                              1,000
--------------------------------------------------------------------------------------------------------------
                                                                                                       $7,700
--------------------------------------------------------------------------------------------------------------
Century Park                       SITE
                                   -  repair/replace damaged framing at interior                        6,000
                                      courtyard pergolas
                                   -  rebuild drive aisle to the south of Building B                    4,000
                                   ---------------------------------------------------------------------------
                                   STRUCTURE
                                   -  repair damaged fireproofing at structure in garage                3,500
                                   ---------------------------------------------------------------------------
                                   EXTERIOR
                                   -  deteriorated vision glass and gasket need                        10,000
                                      replacement at both buildings for aesthetic
                                      purposes
                                   ---------------------------------------------------------------------------
                                   ROOF
                                   -  continual maintenance at building connections and                 2,000
                                      roof
                                   ---------------------------------------------------------------------------
                                   VERTICAL TRANSPORTATION
                                   -  normal maintenance due to age of equipment                        5,000
                                   ---------------------------------------------------------------------------
                                   HVAC
                                   -  replace two cooling towers and rebuild enclosure                 55,000
                                   -  replace boilers                                                  17,500
                                   -  replace 10%/year of tenant heat pumps                            24,000
                                   ---------------------------------------------------------------------------
                                   LIFE SAFETY/FIRE
                                   -  install gypsum board at mechanical/electrical                     2,000
                                      rooms and fire caulk
                                   ---------------------------------------------------------------------------
                                   ADA
                                   -  stripe pavement for parking and graphics                            600
                                   -  rebuild all bathrooms                                            60,000
                                   -  install appropriate elevator controls                            12,000
--------------------------------------------------------------------------------------------------------------
                                                                                                     $201,600
--------------------------------------------------------------------------------------------------------------
Continental Plaza                  SITE
                                   -  repair damaged masonry wall fence on north and                    2,500
                                      west property elevations, repaint as necessary
                                   ---------------------------------------------------------------------------
                                   STRUCTURE
                                   -  second-level balcony concrete is cracked and                     25,000
                                      allows moisture to migrate to lower surface.  M/O
                                      recommends consideration of concrete
                                      replacement.
                                   ---------------------------------------------------------------------------
                                   EXTERIOR
                                   -  patch/repair minor stucco cracking at perimeter                  38,000
                                      walls and repaint building
--------------------------------------------------------------------------------------------------------------




                                            SCHEDULE 8.19 -- Page 3

            PROPERTY                                 STRUCTURAL REPAIRS                        ESTIMATED
                                                                                                 COST
==============================================================================================================
                                   ROOF
                                   -  replace remaining roof areas with new mineral                    20,000
                                      impregnated modified roof
                                   ---------------------------------------------------------------------------
                                   VERTICAL TRANSPORTATION
                                   -  provide maintenance                                               2,000
                                   ---------------------------------------------------------------------------
                                   LIFE SAFETY/FIRE
                                   -  install fire caulk/safe at all electrical rooms                   2,000
                                   ---------------------------------------------------------------------------
                                   ADA
                                   -  rebuild restroom entries and interiors                           16,000
--------------------------------------------------------------------------------------------------------------
                                                                                                     $105,500
--------------------------------------------------------------------------------------------------------------
Fidelity Federal Plaza Office      SITE
Building                           -  Recaulk plaza and building perimeter                             14,350
                                   -  Reseal parking ramp                                               7,200
                                   ---------------------------------------------------------------------------
                                   STRUCTURE
                                   -  Detailed non-linear structural analysis                          20,000
                                   ---------------------------------------------------------------------------
                                   ROOF
                                   -  Perform annual roof maintenance and repairs                       1,500
                                   -  Properly flash exhaust fan penetrations at east                   2,400
                                      wing low roof
                                   -  Install roof drains at low roof                                   9,000
                                   -  Reinstall loose reglets around columns and tower                  1,000
                                      walls
                                   ---------------------------------------------------------------------------
                                   VERTICAL TRANSPORTATION
                                   -  Install skirt switch brushes                                     16,000
                                   -  Annual maintenance budget                                        35,000
                                   ---------------------------------------------------------------------------
                                   HVAC
                                   -  Replace boilers with low Nox boilers as required                 50,000
                                      by SCAQMD
                                   -  Replace chiller which has exceeded the normal                   140,000
                                      service life
                                   ---------------------------------------------------------------------------
                                   ELECTRICAL
                                   -  Replace architectural lighting for tower                          9,600
                                   ---------------------------------------------------------------------------
                                   LIFE SAFETY/FIRE
                                   -  Provide exit corridor at tenth floor fitness club                 9,900
                                   ---------------------------------------------------------------------------
                                   Y2K
                                   -  Building/parking security system                                  5,000
--------------------------------------------------------------------------------------------------------------
                                                                                                     $320,950
--------------------------------------------------------------------------------------------------------------
Forest Hill                        SITE
                                   -  chain link fence repairs/replacements as needed                   1,000
                                   -  seal coat parking lot and restripe                                7,463
                                   ---------------------------------------------------------------------------
                                   HEATING, VENTILATION & AIR
                                   CONDITIONING
                                   -  replace air condenser - 2 ton                                     3,600
                                   -  replace air handler - 2 ton                                       5,400
                                   -  replace air condenser - 3 ton                                     1,000
                                   -  replace DX air handler - 3 ton                                    1,200
--------------------------------------------------------------------------------------------------------------




                                            SCHEDULE 8.19 -- Page 4

            PROPERTY                                 STRUCTURAL REPAIRS                        ESTIMATED
                                                                                                 COST
==============================================================================================================
--------------------------------------------------------------------------------------------------------------
                                                                                                      $19,663
--------------------------------------------------------------------------------------------------------------
Fountainbleau                      INTERIORS
                                   -  concrete floor crack repair                                       1,250
                                   ---------------------------------------------------------------------------
                                   FIRE PROTECTION
                                   -  install smoke detectors in interior corridors                     1,430
                                   ---------------------------------------------------------------------------
                                   Y2K ISSUES
                                   -  security system upgrade                                           1,500
                                   ---------------------------------------------------------------------------
                                   ADA
                                   -  change toilet sink to allow wheelchair use                        1,000
--------------------------------------------------------------------------------------------------------------
                                                                                                       $5,180
--------------------------------------------------------------------------------------------------------------
Kellogg Executive Suites           SITE
                                   -  replace broken concrete sidewalk and revise                       2,275
                                      drainage at southwest corner of building
                                   -  parking area repairs                                              7,000
                                   -  rout and seal joint at top of concrete retaining wall,              600
                                      lower level parking area, east side
                                   ---------------------------------------------------------------------------
                                   EXTERIOR
                                   -  replacing sealant at all exterior caulk joints, brick             7,000
                                      control joints, and brick window joints
                                   -  repair damaged soffit areas                                       1,000
                                   -  masonry crack repairs at exterior stairs                          1,000
                                   ---------------------------------------------------------------------------
                                   ROOF
                                   -  coping parapet and counterflashing                                1,500
                                   ---------------------------------------------------------------------------
                                   HVAC
                                   -  replace missing refrigerant pipe insulation and                   1,000
                                      install filter/dryer on one stage that does not
                                      already have this equipment.
                                   -  provide complete calibration and review of                        1,500
                                      operation and pneumatic and digital controls.
                                   ---------------------------------------------------------------------------
                                   ELECTRICAL
                                   -  complete infrared scan of the electrical system                   1,000
                                   ---------------------------------------------------------------------------
                                   ADA
                                   -  provide six additional accessible spaces including                1,200
                                      one van accessible space
                                   -  provide visual alarms to meet ADA requirements                   19,800
                                   -  provide accessible toilet partition hardware                      2,000
                                   -  provide accessible door hardware at corridors                     5,000
--------------------------------------------------------------------------------------------------------------
                                                                                                      $51,875
--------------------------------------------------------------------------------------------------------------
Kendall Sunset                     SITE
                                   -  apply emulsified sealcoat (2 coats) and silica sand               5,772
                                      to asphalt pavement
                                   -  asphalt pavement crack repair                                     1,050
                                   -  repair concrete sidewalk sections                                 6,000
                                   ---------------------------------------------------------------------------
                                   EXTERIORS
                                   -  exterior site painting                                            1,036
--------------------------------------------------------------------------------------------------------------




                                            SCHEDULE 8.19 -- Page 5

            PROPERTY                                 STRUCTURAL REPAIRS                        ESTIMATED
                                                                                                 COST
==============================================================================================================
                                   INTERIORS
                                   -  concrete floor crack repair                                       1,250
                                   ---------------------------------------------------------------------------
                                   HEATING, VENTILATION & AIR
                                   CONDITIONING                                                         1,100
                                   -  Replace HVAC package unit at grade
                                   ---------------------------------------------------------------------------
                                   Y2K ISSUES
                                   -  security system upgrade                                           1,500
                                   ---------------------------------------------------------------------------
                                   ADA
                                   -  change toilet sink to allow wheelchair use                        1,000
--------------------------------------------------------------------------------------------------------------
                                                                                                      $18,708
--------------------------------------------------------------------------------------------------------------
La Plaza Business Center           SITE
                                   -  repair/replace masonry wall along north side of                   7,500
                                      property.  Repair masonry trash enclosure.
                                   -  replacement of building entryway slabs                            3,000
                                   ---------------------------------------------------------------------------
                                   EXTERIOR
                                   -  replace deteriorated reflective glass                             6,000
                                   -  remove animal nesting from eaves/clear ventilation                2,000
                                      path
                                   ---------------------------------------------------------------------------
                                   INTERIOR
                                   -  install fire-rate material for ceilings of                        1,500
                                      mechanical/utility rooms
                                   ---------------------------------------------------------------------------
                                   VERTICAL TRANSPORTATION
                                   -  replace elevator in Building C due to reaching end               50,000
                                      of useful life
                                   ---------------------------------------------------------------------------
                                   HVAC
                                   -  Replace HVAC package and split systems                           26,000
                                   ---------------------------------------------------------------------------
                                   ADA
                                   -  add vertical signage to accessible parking spaces                   300
                                   -  recreate parking spot at Building D, south side, for              1,000
                                      ADA space width requirements
--------------------------------------------------------------------------------------------------------------
                                                                                                      $97,300
--------------------------------------------------------------------------------------------------------------
Margate                            SITE
                                   -  chain link fence repairs/replacements                             1,000
                                   -  landscaping upgrades                                              5,000
                                   ---------------------------------------------------------------------------
                                   STRUCTURAL SYSTEM
                                   -  continued monitoring of rear slab at Building D                   1,000
                                   ---------------------------------------------------------------------------
                                   EXTERIORS
                                   -  repair spalling in grade level slabs                              1,100
                                   ---------------------------------------------------------------------------
                                   ROOFING
                                   -  repair seams in aluminum coated built-up roof                     1,000
                                   ---------------------------------------------------------------------------
                                   INTERIORS
                                   -  concrete floor crack repair                                       2,500
                                   ---------------------------------------------------------------------------
                                   FIRE PROTECTION
                                   -  install smoke detectors in interior corridors                     1,287
--------------------------------------------------------------------------------------------------------------




                                            SCHEDULE 8.19 -- Page 6

            PROPERTY                                 STRUCTURAL REPAIRS                        ESTIMATED
                                                                                                 COST
==============================================================================================================
                                   Y2K ISSUES
                                   -  security system upgrade                                           5,000
--------------------------------------------------------------------------------------------------------------
                                                                                                      $17,887
--------------------------------------------------------------------------------------------------------------
Military Trail                     SITE
                                   -  chain link fence repairs/replacements as needed                   1,000
                                   -  seal coat parking lot and restripe                                3,914
                                   ---------------------------------------------------------------------------
                                   HEATING, VENTILATION & AIR
                                   CONDITIONING                                                         3,600
                                   -  replace air condenser - 2 ton                                     5,400
                                   -  replace air handler - 2 ton                                       1,000
                                   -  replace air condenser - 3 ton                                     1,200
                                   -  replace DX air handler - 3 ton                                    1,600
                                   -  replace mini warehouse ventilation fan
--------------------------------------------------------------------------------------------------------------
                                                                                                      $17,714
--------------------------------------------------------------------------------------------------------------
Northwest                          SITE
                                   -  concrete flatwork repairs                                         2,000
                                   -  install sump pump                                                 2,000
                                   -  install wood planter                                              1,000
                                   -  concrete wheelstops and splashblocks, install                     1,500
                                   ---------------------------------------------------------------------------
                                   ROOFING
                                   -  roofs, maintenance & repair                                      26,600
                                   ---------------------------------------------------------------------------
                                   ADA                                                                  1,750
                                   -  signage, install at retail entries
--------------------------------------------------------------------------------------------------------------
                                                                                                      $34,850
--------------------------------------------------------------------------------------------------------------
One Corporate Center I             SITE
                                   -  restripe parking spaces after reseal is complete                  1,500
                                   -  repair and replace failed landscape timber retaining              8,000
                                      wall to the east of the structure
                                   ---------------------------------------------------------------------------
                                   STRUCTURE
                                   -  provide vertical caulk joint at cracked walls in stair            1,000
                                      towers
                                   ---------------------------------------------------------------------------
                                   EXTERIOR
                                   -  replace mechanically fastened EPDM membrane                      32,400
                                      with adhered membrane at westernmost roof area
                                   ---------------------------------------------------------------------------
                                   VERTICAL TRANSPORTATION
                                   -  locate Phase I and II Fire Service instruction signs                200
                                      to be near the key switches in each car station
--------------------------------------------------------------------------------------------------------------
                                                                                                      $43,100
--------------------------------------------------------------------------------------------------------------
One Corporate Center III           SITE
                                   -  restripe parking spaces after reseal is complete                  1,500
                                   -  repair ponding areas in asphalt paving                            1,000
                                   -  repair damaged concrete precast planter at south                  2,500
                                      entrance to structure
                                   ---------------------------------------------------------------------------
                                   STRUCTURE
                                   -  provide vertical caulk joint at cracked walls in stair            1,000
                                      towers
--------------------------------------------------------------------------------------------------------------




                                            SCHEDULE 8.19 -- Page 7

            PROPERTY                                 STRUCTURAL REPAIRS                        ESTIMATED
                                                                                                 COST
==============================================================================================================
                                   EXTERIOR
                                   -  repair damaged concrete curbs around the site.                      500
                                   ---------------------------------------------------------------------------
                                   VERTICAL TRANSPORTATION
                                   -  locate Phase I and II fire S+A3 service instruction                 200
                                      signs to be near the key switches in each car
                                      station
--------------------------------------------------------------------------------------------------------------
                                                                                                       $6,700
--------------------------------------------------------------------------------------------------------------
Redwood                            SITE
                                   -  parking lot striping - 4" wide                                    1,084
                                   -  chain link fence repairs/replacements                             1,000
                                   -  concrete curb replacement                                         1,050
                                   -  replace defective sight light luminaries                          2,400
                                   ---------------------------------------------------------------------------
                                   EXTERIORS
                                   -  reseal concrete tilt-up wall panel joints                         5,000
                                   ---------------------------------------------------------------------------
                                   ROOFING
                                   -  perform annual roofing maintenance & repairs                      4,000
                                   ---------------------------------------------------------------------------
                                   ADA
                                   -  renovate toilet rooms to comply with ADA                         12,500
--------------------------------------------------------------------------------------------------------------
                                                                                                      $27,034
--------------------------------------------------------------------------------------------------------------
River Bay                          SITE
                                   -  chain link fence repairs/replacements as needed                   1,000
                                   -  lift canopies on trees for site visibility                        1,800
                                   ---------------------------------------------------------------------------
                                   ROOFING
                                   -  transfer EPDM roof warranty                                       1,000
                                   -  infrared/moisture survey of BUR and EPDM roofs                    1,970
                                   -  remedial repairs at grease conditions                             1,000
                                   -  replace rotted and rusted gutters                                 1,000
                                   ---------------------------------------------------------------------------
                                   PLUMBING SYSTEMS
                                   -  annual backflow prevention device inspection                      3,800
                                   ---------------------------------------------------------------------------
                                   HEATING, VENTILATION & AIR
                                   CONDITIONING
                                   -  replace RTU, 5 ton average size                                   2,600

--------------------------------------------------------------------------------------------------------------
                                                                                                      $14,170
--------------------------------------------------------------------------------------------------------------
Springwood                         SITE
                                   -  repair sections of asphalt pavement                               6,500
                                   ---------------------------------------------------------------------------
                                   EXTERIORS
                                   -  repair damaged brick corners of building                          1,750
                                   ---------------------------------------------------------------------------
                                   ROOFING
                                   -  roofing, shingle, rip-off and replace                             5,011
                                   -  repair roof flashings at various locations of                     3,500
                                      building
                                   ---------------------------------------------------------------------------
                                   MECHANICAL SYSTEMS
                                   -  replace three (3) RTU's                                           7,500
--------------------------------------------------------------------------------------------------------------
                                                                                                      $24,261
--------------------------------------------------------------------------------------------------------------




                                            SCHEDULE 8.19 -- Page 8

            PROPERTY                                 STRUCTURAL REPAIRS                        ESTIMATED
                                                                                                 COST
==============================================================================================================
Towne                              SITE
                                   -  concrete pavement, sidewalk & ramp repairs                        2,400
                                   ---------------------------------------------------------------------------
                                   EXTERIORS
                                   -  install replacement hollow metal doors                            1,500
                                   ---------------------------------------------------------------------------
                                   ROOFING
                                   -  repair roof edge at Suite 1 building                                750
                                   -  repair roof flashings at rear of building                        25,135
                                   ---------------------------------------------------------------------------
                                   MECHANICAL SYSTEMS
                                   -  replace three (3) RTU's                                           7,500
--------------------------------------------------------------------------------------------------------------
                                                                                                      $37,285
--------------------------------------------------------------------------------------------------------------
Westwood Office Building           SITE
                                   -  repair front and side parking area asphalt paving,                5,000
                                      sealcoat and restripe
                                   ---------------------------------------------------------------------------
                                   STRUCTURE
                                   -  repair spalled concrete at embeds along exposed                   5,000
                                      edges of the double tees in the parking garage and
                                      seal exposed mesh reinforcement at upper deck
                                      topping
                                   ---------------------------------------------------------------------------
                                   EXTERIOR
                                   -  repair/repoint cracks in CMU walls at the parking                 1,500
                                      garage
                                   -  remove rust and repaint exterior stairs and embeds                3,500
                                      at the parking garage
                                   -  paint exterior soffits and CMU at parking structure               5,000
                                   ---------------------------------------------------------------------------
                                   INTERIOR
                                   -  complete installation of lever-style hardware on                  2,500
                                      doors
                                   ---------------------------------------------------------------------------
                                   HVAC
                                   -  replace condensing unit for split system in elevator              3,500
                                      equipment room
                                   ---------------------------------------------------------------------------
                                   ELECTRICAL
                                   -  infrared scan of electrical systems                               1,000
                                   ---------------------------------------------------------------------------
                                   ADA
                                   -  complete renovations of public restrooms on floors               21,000
                                      2-8 for adaptable ADA compliance.
                                   -  renovate first floor restrooms for adaptable ADA                 17,500
                                      compliance
                                   -  install additional audible/visual alarms to comply                9,000
                                      with ADA and NFPA 72 requirements
--------------------------------------------------------------------------------------------------------------
                                                                                                      $74,500
--------------------------------------------------------------------------------------------------------------

3. POST CLOSING REMEDIAL ACTION. Borrower shall complete the Remedial Action described in the table set forth below for the designated Properties, which Remedial Action shall be completed Lien-free, in accordance with all applicable Environmental Laws, and within the applicable time period set forth below. Such Remedial Action is more particularly described in the environmental reports for such Properties prepared by [Lender's] [Borrower's]




                             SCHEDULE 8.19 -- Page 9
     consultants in connection with the Loan closing. Completion of the Remedial Action for each Property shall including obtaining a "closure" or "no further action" letter from the lead Governmental Authority having jurisdiction over the Remedial Action and the Property. If Borrower has completed all Remedial Action at a Property within the applicable time period set forth in the table below but is waiting for the appropriate Governmental Authority to issue a "closure" or "no further action" letter with respect to such Remedial Action, then Borrower shall have an additional twelve (12) months beyond the designated completion date to obtain such letter.


         PROPERTY                 REMEDIAL ACTION                   COMPLETION
                                                                       DATE
     ===========================================================================
     River Bay Plaza     Borrower to undertake a site                01-31-02
                         characterization and remediate to
                         applicable standards, if necessary.
                         No further action letter required
                         from State of Florida.
     ---------------------------------------------------------------------------
     Military Trail      Borrower to undertake a site                01-31-02
                         characterization and remediate to
                         applicable standards, if necessary.
                         No further action letter required
                         from State of Florida.
     ---------------------------------------------------------------------------
     Redwood Plaza       Borrower to undertake a site                01-31-02
                         characterization and remediate to
                         applicable standards, if necessary.
                         No further action letter required
                         from State of Utah.
     ---------------------------------------------------------------------------

4. ZONING LETTERS FOR FLORIDA PROPERTIES. Borrower shall use commercially reasonable efforts to obtain, as soon as reasonably practical after the Closing Date, from the applicable local Governmental Authorities, zoning letters addressed to Lender which are otherwise substantially identical to the zoning letters for such Properties delivered to Lender prior to the Closing Date. Borrower shall endeavor to obtain such revised zoning letters within thirty (30) days after the Closing Date.

5.   EVIDENCE OF QUALIFICATION  TO DO BUSINESS AND GOOD STANDING.  Within thirty
     (30) days after the Closing Date, Borrower shall provide certified copies of governmental certificates, dated on or after the Closing Date, showing that Borrower is qualified as a foreign limited partnership in good standing in all states in which any of the Properties are located.

6. TENANT ESTOPPEL CERTIFICATES AND/OR SNDA'S. Borrower shall use commercially reasonable efforts to obtain, as soon as reasonably practical after the Closing Date, a tenant estoppel certificate or a subordination, nondisturbance and attornment agreement (in either case substantially in the form previously provided to Borrower by Lender) for the following
     Tenants: (a) Safeway at Redwood Plaza, (b) Kroger's at Northwest Plaza, and
     (c) Elder Beerman's at Northwest Plaza.





                            SCHEDULE 8.19 -- Page 10

7. CHARGES ACCOUNT. Within ten (10) days after the Closing Date, Borrower shall have established the Charges Account and shall have delivered to Lender a Depository Account Agreement executed by Borrower and the depository institution at which the Charges Account is maintained, which Depository Account Agreement shall be substantially in the form previously approved by Lender. Until such time Borrower has satisfied the requirements of the immediately preceding sentence, the Loan funds which would have been funded into the Charges Account to satisfy Borrower's deposit obligation on the Closing Date (as set forth in Section 3.4(1)) shall be held by Lender in an account maintained by Lender

8. UCC TERMINATION. Within thirty (30) days after the Closing Date, Borrower shall have delivered to Lender evidence that Borrower has obtained and filed a UCC termination statement (executed by the appropriate secured party) to eliminate the fixture filing currently recorded in favor of PNC Bank in the Hennepin County, MN records against the One Corporate Center I and One Corporate Center II Properties.

9. REVISED MILITARY TRAIL SURVEY. Within ten (10) days after the Closing Date, Borrower shall have delivered to Lender and its counsel a revised ALTA survey for the Military Trail Property, which revised survey shall plot both the fee parcel(s) and easement parcel(s) which are included within the legal description for that Property.

10. REVISED TOWNE CENTER SURVEY. Within ten (10) days after the Closing Date, Borrower shall have delivered to Lender and its counsel a revised ALTA survey for the Towne Center Property, which revised survey shall include the legal description for that Property shown in the Title Company's pro forma policy delivered to Lender on or before the Closing Date.





                            SCHEDULE 8.19 -- Page 11

                                 SCHEDULE 11.23

                             AUTHORIZED SIGNATORIES


1. Officers of Holding Company (the sole member of WXI/MCN Commercial Gen-Par, L.L.C.)

        Name                     Title
--------------------   -------------------------

Stuart M. Rothenberg   Director & Vice President
Daniel M. Neidich      President
Michael K. Klingher    Vice President
Kevin D. Naughton      Vice President, Secretary & Treasurer
Ralph F. Rosenberg     Vice President & Assistant Secretary
Edward Siskind         Vice President & Assistant Treasurer
Todd A. Williams       Vice President, Assistant Secretary & Assistant Treasurer
Elizabeth A. O'Brien   Vice President & Assistant Secretary
Angie Madison          Vice President & Assistant Secretary
G. Douglas Gunn        Vice President & Assistant Secretary
Steven M. Feldman      Vice President
Alan S. Kava           Vice President
Brian J. Lahey         Vice President & Assistant Treasurer
Mitchell S. Weiss      Assistant Treasurer & Assistant Secretary
Elizabeth M. Burban    Vice President & Assistant Secretary
Susan L. Sack          Vice President
Brahm S. Cramer        Vice President & Assistant Secretary
Zubin P. Irani         Vice President & Assistant Secretary
Paul R. Milosevich     Vice President & Assistant Secretary
Josephine Mortelliti   Vice President
Richard Powers         Vice President & Assistant Secretary
Jonathan A. Langer     Vice President & Assistant Secretary
Ronald L. Bernstein    Vice President & Assistant Secretary
Jerome S. Karr         Vice President & Assistant Secretary
Daniel H. Klebes       Vice President
Kim C. Bradley         Vice President
Phillippe Camu         Vice President
Jean de Pourtales      Vice President
James R. Garman        Vice President
Thomas Heslip          Vice President
Douglas A. Kessler     Vice President
Lahlou A. Khelifi      Vice President
Steve S. Lin           Vice President
Eli Muraidekh          Vice President
Takenori Takahashi     Vice President
Paul R. Vogel          Vice President
Larry Goodwin          Vice President



                                 SCHEDULE 11.23

                                 SCHEDULE 11.25

                              SURETYSHIP PROVISIONS



         1.  THIRD  PARTY  OBLIGATIONS.  Except as  expressly  provided  herein,
Whitehall (referred to herein as a "THIRD PARTY OBLIGOR") waives notice of default, presentment, demand for payment, protest, notice of protest, notice of nonpayment or dishonor, and all other notices and demands of any kind whatsoever; and Third Party Obligor consents and agrees that Lender may, from time to time, without notice or demand and without affecting the enforceability of Sections 12.1 and 11.25: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend, or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guaranties for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable Laws, or otherwise liquidate or enforce any Obligations, including any Obligations arising under Section 12.1 of the Loan Agreement (the "NONRECOURSE CARVE-OUTS") and any security or guaranty in any manner, consent to the transfer of any security, and bid and purchase at any sale; (i) amend, modify, waive, supplement or terminate the Loan Agreement, the Note or any of the other Loan Documents; and (j) consent to the merger, change or any other restructuring or termination of the existence of Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the enforceability or security hereof.

         2. RIGHTS INDEPENDENT. Third Party Obligor's obligations with respect to the Nonrecourse Carve-Outs are independent of those of any other Person, and upon the occurrence and during the continuance of an Event of Default (subject to the limitations set forth in Section 12.1), Lender may proceed in the enforcement of Third Party Obligor's obligations independently of any other right or remedy that Lender may at any time hold with respect to the Nonrecourse Carve-Outs or any security therefor (except as expressly set forth in Section 12.1). Except as set forth in Section 12.1, Third Party Obligor waives any right to require Lender to: (a) proceed against Borrower or any guarantor or other
Person; (b) proceed against or exhaust any security for the Nonrecourse Carve-Outs; (c) give notice of the terms, time and place of any public or private sale of any real or personal property security for the Nonrecourse Carve-Outs; or (d) pursue any other remedy in Lender's power whatsoever.




                            SCHEDULE 11.25 -- Page 1

         3.4. DEFERRAL OF RIGHTS OF SUBROGATION. Notwithstanding anything to the contrary elsewhere contained herein or in any other document to which Third Party Obligor is a party, Third Party Obligor hereby expressly agrees that, until payment and performance in full of all Obligations, Third Party Obligor shall not assert, with respect to Borrower and its successors and assigns (including any surety) and any other Person, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Third Party Obligor may have or hereafter acquire against Borrower or any other Person in connection with or as a result of Third Party Obligor's execution, delivery and/or performance of Sections 12.1 and 11.25 of the Loan Agreement or any other document relating to the Nonrecourse Carve-Outs to which Third Party Obligor is a party. Third Party Obligor agrees that, until payment and performance in full of all Obligations, it shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against Third Party Obligor by Borrower (as borrower or in any other capacity), Lender or any other Person. Third Party Obligor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and Lender and shall not limit or otherwise affect Third Party Obligor's liability hereunder, under any other document to which Third Party Obligor is a party, or the enforceability hereof or thereof.

         4. CONDITION OF BORROWER. Third Party Obligor represents and warrants to Lender that: (a) the Loan Agreement is being separately executed by Third Party Obligor at Borrower's request; and (b) Third Party Obligor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's businesses. Third Party Obligor hereby waives and relinquishes any duty on the part of Lender to disclose to any matter, fact or thing relating to the business, operation or condition of Borrower and its assets now known or hereafter known by Lender during the life of the Loan Agreement. With respect to any Obligations, Lender need not inquire into the power of Borrower or the officers, partners or agents acting or purporting to act on its behalf.

         5. DEED OF TRUST ON REAL PROPERTY. Third Party Obligor acknowledges that all or a portion of the Nonrecourse Carve-Outs is or may be secured by one or more deed(s) of trust covering certain interests in real property. Third Party Obligor authorizes Lender, at its sole option, without notice or demand and without affecting the liability of Third Party Obligor for the Nonrecourse Carve-Outs, to foreclose any or all of the deed(s) of trust and the interests in real property secured thereby by nonjudicial sale, or to exercise any other right or remedy with respect to the deed(s) of trust or the property covered thereby. No such action by Lender shall release or limit the liability of Third Party Obligor for the Nonrecourse Carve-Outs, even if the effect of that action is to deprive Third Party Obligor of the right to reimbursement from Borrower for any sums paid by Third Party Obligor to Lender with respect to the Nonrecourse Carve-outs. Third Party Obligor waives any right to receive notice of any judicial or nonjudicial sale or foreclosure of any real property subject to any deed of trust securing the Nonrecourse Carve-Outs and the failure of Third Party Obligor to receive any such notice shall not impair or affect Third Party Obligor's liability hereunder.



                            SCHEDULE 11.25 -- Page 2

         6. LIMITATION. Notwithstanding anything to the contrary contained in this Schedule 11.25, Third Party Obligor does not waive, and shall retain the right to raise, defenses or rights of setoff that would have been available to Third Party Obligor had it been named as a "Borrower" under the Loan Agreement, other than any defenses available to the Borrower based upon any applicable anti-deficiency laws or "one form of action" or "security first" laws (the benefits and protections of which are waived by Third Party Obligor).

         7. EFFECT OF WAIVERS. Third Party Obligor warrants and agrees that each of the waivers set forth herein is made with Third Party Obligor's full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or Law. If any waivers are determined to be contrary to any applicable Law or public policy, such waivers shall be effective only to the maximum extent permitted by Law.





                            SCHEDULE 11.25 -- Page 3

                                   EXHIBIT "A"

                                     FORM OF
                          NOTICE OF ADDITIONAL ADVANCE




Date: ________________________


General Electric Capital Corporation

------------------------------------

------------------------------------
Attention: Region Operations Manager


Gentlemen:

         The undersigned, WXI/MCN Commercial Real Estate Limited Partnership, refers to the Loan Agreement, dated as of January 31, 2000 (the "Loan Agreement", the terms defined therein being used herein as therein defined), between the undersigned and GENERAL ELECTRIC CAPITAL CORPORATION, and hereby gives you notice, irrevocably, pursuant to the Loan Agreement, that the undersigned hereby requests an Advance under the Loan Agreement, and in that connection sets forth below the information relating to such Advance as required by the Loan Agreement:

         The date of the requested Advance shall be __________, 200__.

         The aggregate amount of the requested Advance is $__________.

         The Advance shall be a ["WORKING CAPITAL"] ["ACQUISITION"] Advance, and shall be used for the following purposes: ______________________________________

_______________________________________________________________________________.

         The undersigned hereby certifies that the statements contained in paragraph 4 of Part B of Schedule 2.1 of the Loan Agreement are true on the date hereof, and will be true on the date of the requested Advance, before and after giving effect thereto and to the application of the proceeds therefrom. Attached are all invoices and documents required by the applicable




                              EXHIBIT "A" -- Page 1
provisions of Schedule 2.1 to the Loan Agreement and the amended Collateral Documents referred to in Part B of Schedule 2.1 of the Loan Agreement.

                                     Very truly yours,

                                     WXI/MCN COMMERCIAL REAL
                                     ESTATE LIMITED PARTNERSHIP, a Delaware
                                     limited partnership

                                     By:  WXI/MCN Commercial Gen-Par, L.L.C., a
                                          Delaware limited liability company,
                                          its General Partner

                                          By:  WXI/McN Realty L.L.C., a Delaware
                                               limited liability company, its
                                               Managing Member


                                               By:
                                                  ------------------------------

                                                  ------------------------------
                                                     [Printed Name and Title]





                              EXHIBIT "A" -- Page 2

                                   EXHIBIT "B"

                                     FORM OF
                              NOTICE TO DEPOSITORY


                             (Borrower's Letterhead)

                             ________________, 2000


CERTIFIED MAIL -- RETURN
RECEIPT REQUESTED


----------------------------------

----------------------------------

----------------------------------

----------------------------------
Attn:
     -----------------------------


          Re: WXI/MCN Commercial Real Estate Limited Partnership ("BORROWER") and General Electric Capital Corporation ("LENDER")
               Deposit Account No.            (the "ACCOUNT")
               ----------------------------------------------

Ladies and Gentlemen:

         You are hereby notified that Borrower has granted to Lender a security interest in, and has pledged to Lender as security, all monies at any time deposited into or otherwise held in the Account (including without limitation any interest earned on and added to the funds in the Account). The security interest has been granted, and the pledge made, to secure the payment and performance of obligations of Borrower to Lender.

         The Account is an account of Borrower maintained by you at your address given above. Borrower represents and warrants that its tax identification number for tax reporting purposes is 75-2780394, and Borrower shall treat all income, gains and losses from amounts in the Account as its income or loss for Federal and State income tax purposes. It is our understanding that (1) the Account has been established and will be maintained to allow withdrawals by Borrower alone until you have received notice from Lender that an Event of Default has occurred with respect to the obligations secured by the Account, after which withdrawals may be made only by Lender (either alone or, at Lender's option, by Lender and Borrower jointly), (2) you have not been previously advised of any security interest or liens on the Account, and (3) you are not aware of any claims against the Account other than claims of Lender. If you are unable to confirm any of this information, please immediately notify Mr. Paul St. Arnauld of Lender at 1528 Walnut Street, 9th Floor, Philadelphia, Pennsylvania 19102 (telephone: 215-772-2903).



                              EXHIBIT "B" -- Page 1

         The security interest of Lender in the Account shall continue in full force and effect until you are notified to the contrary in writing by Lender. In addition, this notice may not be revoked or modified except by Lender in writing.

         Please acknowledge your receipt of this notice by signing the enclosed copy of this letter and returning it to Mr. Paul St. Arnauld at the address given above (it being understood that your failure to do so shall in no way be deemed to ineffectuate this notice, or be deemed non-receipt of this notice by you).

                            Very truly yours,

                            WXI/MCN COMMERCIAL REAL
                            ESTATE LIMITED PARTNERSHIP, a Delaware
                            limited partnership

                            By:  WXI/MCN Commercial Gen-Par, L.L.C., a
                                 Delaware limited liability company, its General Partner

                                 By:  WXI/McN Realty L.L.C., a Delaware
                                      limited liability company, its Managing
                                      Member


                                      By:
                                           -------------------------------------

                                           -------------------------------------
                                                 [Printed Name and Title]




                            GENERAL ELECTRIC CAPITAL CORPORATION,
                            a New York corporation


                            By:
                               -------------------------------------------------

                               -------------------------------------------------
                                           [Printed Name and Title]






                              EXHIBIT "B" -- Page 2

RECEIPT ACKNOWLEDGED:

------------------------------------------


By:
    --------------------------------------

    --------------------------------------
           [Printed Name and Title]




                              EXHIBIT "B" -- Page 3

                                   EXHIBIT "C"

                                     FORM OF
              COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT

                                   [Attached]





                                   EXHIBIT "C"

                                  EXHIBIT "D-1"

                              PROPERTY DESCRIPTION
                                 (Century Park)


         That certain real property situated in the City of Las Vegas and County of Clark, State of Nevada, described as follows:


         Government Lot Nine (9), being situated in the Northeast Quarter (NEl/4) of the Northwest Quarter (NWl/4) of Section 23, Township 21 South, Range 61 East, M.D.M.

EXCEPTING THEREFROM the interest in and to the Northerly 50.00 feet and the Easterly 40.00 feet of said land as conveyed to Clark County for road and incidental purposes by Deed recorded April 23, 1963 as Document No. 353944 in Official Records; and by Deed recorded December 6, 1967 as Document No. 674402, in the Official Records of Clark County, Nevada.

ALSO EXCEPTING THEREFROM that certain spandrel area situate within the Northeast
(NE) corner of the East Half (El/2) of the Northeast Quarter (NEl/4) of the Northeast Quarter (NEl/4) of the Northwest Quarter (NWl/4) of Section 23, Township 21 South, Range 61 East, M.D.M., Nevada; also being the Southwest (SW) corner of the intersection of Flamingo Road and Spencer Street, bounded as follows: on the North by the South line of the North 50.00 feet thereof; on the East by the West line of the East 40.00 feet thereof; on the Southwest (SW) by the arc of a curve concave Southwesterly, having a radius of 25.00 feet and being tangent to the South line of said North 50.00 feet and the West line of said East 40.00 feet as conveyed to Clark County, by Deed recorded October 14, 1980 as Document No. 1255253, Official Records.

and further described as:

Beginning at a point that is South 50.43 feet and West 62.64 feet from the Northeast corner of Lot 9, in the East Half (El/2) of the Northeast Quarter (NEl/4) of the Northwest Quarter (NWl/4) of Section 23, Township 21 South, Range 61 East, M.D.M., said point also being South 62.00 feet and West 61.14 feet from a Department of Transportation Monument in the intersection of Flamingo Road and Spencer Avenue;
THENCE around a curve to the right 34.87 feet, said curve having a radius of 25 feet with a cord bearing South 46(degree)10'l2" East 34.87 feet;
THENCE South 1(degree)56'59" East 568.01 feet;
THENCE North 89(degree)5l'36" West 302.67 feet;
THENCE North 25(degree)06'46" West 589.59 feet;
THENCE North 89(degree)36'35" East 279.93 feet POINT OF BEGINNING.





                                  EXHIBIT "D-1"

                                  EXHIBIT "D-2"

                              PROPERTY DESCRIPTION
                                (Kellogg Office)


         That certain real property situated in the City of Littleton and County of Arapahoe, State of Colorado, described as follows:

A parcel of land being all of Lot 11, and the Southeasterly 59.00 feet of Lot 12, Block 3, Highline Professional Center and a portion of Lot 1, Block 2,
Highline Professional Center South, said parcel being more particularly described as follows:

A tract of land located in the Northwest one-quarter of Section 34 and the Southwest one-quarter of Section 27, Township 5 South, Range 68 West of the Sixth Principal Meridian, County of Arapahoe, State of Colorado, described as follows:

Commencing at the Northeast corner of the Northwest one-quarter of said Section 34; thence S89(degree)49'50"W and along the North line of the Northwest one-quarter of said Section 34 a distance of 525.49 feet to a point on the Southwesterly right-of-way line of Dry Creek Circle, said point being a point on curve, also being the Point of Beginning; thence along said Southwesterly right-of-way line of Dry Creek Circle and along the arc of a curve to the left whose center bears N30(degree)08'52"E having a delta of 2l(degree)36'44", a radius of 255.93 feet, a distance of 96.54 feet; thence S40(degree)49'0l"E a distance of 38.43 feet to a point on the Westerly right-of-way line of West Dry Creek Court; thence Southerly along the Westerly right-of-way line of West Dry Creek Court the following 3 courses:

(l) S00(degree)10'10"E, 33.79 feet to a point of curve.

(2) Along the arc of a curve left having a delta of ll(degree)l7'52", a radius of 275.33 feet, a distance of 54.29 feet measured along the arc to a point of tangent.

(3) S11(degree)28'02"E, 5.41 feet;

Thence S49(degree)53'll"W, 243.11 feet to a point on curve, said point being on the Easterly right-of-way line of the Denver Water Board's Highline Canal; thence Northwesterly along said Easterly right-of-way line the following 6 courses:

1) Along the arc of a curve left whose center bears S54(degree)40'14"W having a delta of 25(degree)27'07", A radius of 152.97 feet, a distance of 67.95 feet measured along the arc to a point of tangent.

2) N60(degree)46'53"W, 192.40 feet to point of curve.

3) Along the arc of a curve right having a delta of l7(degree)06'00", a radius of 930.37 feet, distance oF 277.67 feet measured along the arc to a point of tangent.



                          EXHIBIT "D-2" -- Page 1 of 2

4) N43(degree)40'53"W, 0.88 feet.

5) N89(degree)43'14"E, 0.39 feet.

6) N43(degree)33'21"W a distance of 100.31 feet;

Thence N49(degree)53'll"E a distance of 400.89 feet to a point on the Southwesterly right-of-way line of Dry Creek Circle; thence S35(degree)30'30"E and along said Southwesterly right-of-way line a distance of 315.52 feet to a point of curve, thence along the arc of a curve left having a delta of 24(degree)20'38", a radius of 255.93 feet, a distance of 108.74 feet to the Point of Beginning, County of Arapahoe, State of Colorado.





                          EXHIBIT "D-2" -- Page 2 of 2

                                  EXHIBIT "D-3"

                              PROPERTY DESCRIPTION
                            (One Corporate Center I)


         That certain real property situated in the City of Edina and County of Hennepin, State of Minnesota, described as follows:


PARCEL 1:

Lot 1, Block 1, One Corporate Center, together with the benefits and appurtenant easements created pursuant to that Mutual Parking and Easement Agreement filed as Document No. 4472140, according to the recorded plat thereof, Hennepin County, Minnesota.

PARCEL 2:

Lot 1, Block 1, One Corporate Center Phase 3, according to the recorded plat thereof, Hennepin County, Minnesota.





                                  EXHIBIT "D-3"

                                  EXHIBIT "D-4"

                              PROPERTY DESCRIPTION
                                (Westwood Office)


         That certain real property situated in the City of Tampa and County of Hillsborough, State of Florida, described as follows:

For a point of reference, commence at the Southeast corner of the Southwest 1/4 of the Northwest 1/4 of Section 16, Township 29 South, Range 18 East, Hillsborough County, Florida; run thence North 50.00 feet along the East boundary thereof and the centerline of Lois Avenue; thence South 89(degree)52'00" West, 42.00 feet to the intersection of the North right of way line of West Spruce Street and the West right of way line of Lois Avenue for the POINT OF BEGINNING of the herein described parcel; thence continue South 89(degree)52'00" West, 358.00 feet along the North right of way line of said West Spruce Street; thence North 380.00 feet; thence North 89(degree)52'00" East, 358.00 feet to a point on the West right of way line of Lois Avenue; thence South 380.00 feet along the said West right of way line to the POINT OF BEGINNING.




                                  EXHIBIT "D-4"

                                  EXHIBIT "D-5"

                              PROPERTY DESCRIPTION
                           (One Corporate Center III)


         That certain real property situated in the City of Edina and County of Hennepin, State of Minnesota, described as follows:


PARCEL 1:

Lot 1, Block 1, One Corporate Center, together with the benefits and appurtenant easements created pursuant to that Mutual Parking and Easement Agreement filed as Document No. 4472140, according to the recorded plat thereof, Hennepin County, Minnesota.

PARCEL 2:

Lot 1, Block 1, One Corporate Center Phase 3, according to the recorded plat thereof, Hennepin County, Minnesota.





                                  EXHIBIT "D-5"

                                  EXHIBIT "D-6"

                              PROPERTY DESCRIPTION
                                (La Plaza Center)


         That certain real property situated in the City of Las Vegas and County of Clark, State of Nevada, described as follows:


PARCEL I:
That portion of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 23, Township 21 South, Range 61 East, M.D.B.&M., more particularly described as Parcel 1, as shown by Parcel map in File 7, Page 61 of Parcel Maps, recorded November 14, 1975 as Document No. 529370 of Official Records, Clark County, Nevada.

PARCEL II:
That portion of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 23, Township 21 South, Range 61 East, M.D.B.&M., more particularly described as Parcel 2, as shown by Parcel map in File 7, Page 61 of Parcel Maps, recorded November 14, 1975 as Document No. 529370 of Official Records, Clark County, Nevada.

PARCEL III:
Government Lot Eighteen (18) in Section 23, Township 21 South, Range 61 East, M.D.B.&M.

EXCEPTING THEREFROM the North 340 feet thereof as replatted into Lot 2 and a portion of Lot 1 as shown by Parcel Map filed in File 7, Page 61 of Parcel Maps, recorded November 14, 1975 as Document No. 529370 of Official Records, Clark County, Nevada.

FURTHER EXCEPTING THEREFROM the East thirty feet (30'), the South thirty feet (30') and the "spandrel area" in the Southeast corner thereof, as dedicated to the County of Clark for road purposes by Deed recorded April 8, 1977 in Book 726 as Document No. 685029 in the Office of the County Recorder of Clark County, Nevada.

Said Parcels I, II and III being more particularly described by metes and bounds as follows:

That portion of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of Section 23, Township 21 South, Range 61 East, M.D.B.&M., more particularly described as follows:

COMMENCING at the Southwest Corner of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of said Section 23; thence North 03(degree)15'00" West along the West line thereof a distance of 277.21 feet; thence South
89(degree)50'30" East a distance of 50.09 feet to a point on the Easterly right-of-way line of Maryland Parkway (100.00 feet wide), said point being the TRUE POINT OF BEGINNING; thence continuing South 89(degree)50'30" East a distance of 291.61 feet; thence South 03(degree)06'33" East a distance of 250.31 feet to a point on the Northerly right-of-way line of



                          EXHIBIT "D-6" -- Page 1 of 2

Rochelle Avenue (60.00 feet wide); thence South 89(degree)18'15" East along said Northerly right-of-way line a distance of 295.24 feet to a point on a tangent curve concave to the Northwest having a radius of 15.00 feet; thence
Northeasterly along the arc of said curve through a central angle of 93(degree)39'5l" an arc length of 24.52 feet to a point on the Westerly right-of-way line of Escondido Street (60.00 feet wide); thence North 02(degree)58'06" West along said Westerly right-of-way line a distance of 577.71 feet; thence North 89(degree)50'30" West a distance of 604.96 feet to a point on the Easterly right-of-way line of the aforementioned Maryland Parkway; thence South 03(degree)15'00" East along said Easterly right-of-way line a distance of
340.60 feet to the TRUE POINT OF BEGINNING.





                          EXHIBIT "D-6" -- Page 2 of 2

                                  EXHIBIT "D-7"

                              PROPERTY DESCRIPTION
                               (Continental Plaza)


         That certain real property situated in the City of Scottsdale and County of Maricopa, State of Arizona, described as follows:

The North half of the Southeast quarter of the Northeast quarter of the Southeast quarter of Section 22, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.



                                  EXHIBIT "D-7"

                                  EXHIBIT "D-8"

                              PROPERTY DESCRIPTION
                               (Fidelity Federal)


         That certain real property situated in the City of Long Beach and County of Los Angeles, State of California, described as follows:




                                  EXHIBIT "D-8"

                                  EXHIBIT "D-9"

                              PROPERTY DESCRIPTION
                                (Northwest Plaza)


         That certain real property situated in the City of Dayton and County of Montgomery, State of Ohio, described as follows:


PARCEL 1:

Located in the City of Dayton, County of Montgomery, State of Ohio and being all of Lots 79601 and 79602 and part of Lot 79603, all of the revised and consecutive numbers of lots on the Plat of said City of Dayton, Ohio and being a tract of land described as follows:

Beginning at the northeast corner of Lot 79601, said point being in the west line of Philadelphia Drive, said west line being forty-five and 00/100 (45.00) feet west of and measured at right angles to the centerline of said Philadelphia Drive; thence with the west line of said Philadelphia Drive, South one degree five minutes (0l(degree) 05'), West for six hundred forty-five and 25/100 (645.25) feet to the northeast corner of Lot 79600 of the revised and consecutive numbers of lots on the Plat of said City of Dayton, Ohio; thence with the north line of said Lot 79600, South eighty-eight degrees five minutes (88(degree) 05') West for one hundred forty-five and 54/100 (145.54) feet to the northwest corner of said Lot 79600; thence with the west line of said Lot 79600, and with its southward extension, South one degree fifty-five minutes (01(degree) 55') East for three hundred ten and 00/100 (310.00) feet to the southeast corner of said Lot 79601, said point being in the north line of Siebenthaler Avenue, said north line of Siebenthaler Avenue being forty-five and 00/100 (45.00) feet north of and measured at right angles to the centerline of said Siebenthaler Avenue; thence with the north line of said Siebenthaler Avenue, South eighty-eight degrees five minutes (88(degree) 5') West for six hundred ninety-three and 22/100 (693.22) feet; thence North one degree fifty-five minutes (01(degree) 55') West for five hundred forty-nine and 00/100 (549.00) feet; thence South eighty-eight degrees five minutes (88(degree) 05') West for one hundred and 50/100 (100.50) feet; thence South one degree fifty-five minutes (01(degree) 55') East for forty-four and 00/100 (44.00) feet; thence North eighty-eight degrees five minutes (88(degree) 05') East for two hundred twenty-one and 20/100 (221.20) feet; thence North one degree fifty-five minutes (01(degree) 55') West for four hundred forty and 68/100 (440.68) feet to a point in the north line of said Lot 79603; thence with the north lines of said Lots 79603, 79602 and 79601, North eighty-seven degrees forty minutes (87(degree) 40') East for one thousand one hundred ninety-four and 26/100 (1194.26) feet to the point of beginning, containing 20.689 acres more or less, according to a survey of said premises by A. Bodenstein, Registered Surveyor, State of Ohio.


PARCEL II:




                          EXHIBIT "D-9" -- Page 1 of 2

Located in the City of Dayton, County of Montgomery, State of Ohio, and being part of Lot 79603 of the revised and consecutive numbers of lots on the Plat of said City of Dayton, Ohio, and being a tract of land described as follows:

Beginning at the southwest corner of said Lot 79603, said point being in the north line of Siebenthaler Avenue, said north line being forty-five and 00/100 (45.00) feet north of the centerline of said Siebenthaler Avenue; thence with the west line of said Lot 79603, North one degree fifty-five minutes (01(degree) 55') West for nine hundred forty and 62/100 (940.62) feet to a point in the north line of said Lot 79603; thence with the north line of said Lot 79603, North eighty-seven degrees forty minutes (87(degree) 40') East for six hundred ninety-five and 41/100 (695.41) feet; thence South one degree fifty-five minutes (01(degree) 55') East for four hundred forty and 68/100 (440.68) feet; thence North eighty-eight degrees five minutes (88(degree) 05') East for two hundred twenty-one and 20/100 (221.20) feet; thence North one degree fifty-five minutes (01(degree) 55') West for forty-four and 00/100 (44.00) feet; thence North eighty-eight degrees five minutes (88(degree) 05') East for one hundred and 50/100 (100.50) feet; thence South one degree fifty-five minutes (01(degree) 55') East for five hundred forty-nine and 00/100 (549.00) feet to a point in the south line of said Lot 79603, and in the north line of said Siebenthaler Avenue; thence with the south line of said Lot 79603 and with the north line of said Siebenthaler Avenue, South eighty-eight degrees five minutes (88(degree) 05') West for one thousand seventeen and 09/100 (1017.09) feet to the point of beginning, containing 18.887 acres more or less, according to a survey of said premises by A. Bodenstein, Registered Surveyor, State of Ohio, dated August 14, 1980.





                          EXHIBIT "D-9" -- Page 2 of 2

                                 EXHIBIT "D-10"

                              PROPERTY DESCRIPTION
                                (River Bay Plaza)


         That certain real property situated in the City of Riverview and County of Hillsborough, State of Florida, described as follows:

Commence at the Northwest corner of the Southeast 1/4 of Section 20, Township 30 South, Range 20 East, Hillsborough County, Florida and run thence North 89(degree) 08' 28" East along the North boundary of said Southeast 1/4, a distance of 132.22 feet to the East right of way line of U.S. Highway No. 301 (S.R. No. 43); run thence South 0(degree) 01' 41" West along said right of way line, 253.50 feet to the POINT OF BEGINNING; continue thence South 0(degree) 01' 41" West along said right of way line, 239.21 feet; run thence North 89(degree) 20' 11" East, 150.00 feet; thence run South 0(degree) 0l' 41" West, 150.00 feet to the North right of way line of Uncle Tom Road; run thence North 89(degree) 20' 11" East along said right of way line, a distance of 616.25 feet; thence run South 0(degree) 07' 58" West 10.00 feet; thence run North 89(degree) 20' 11" East, 40.00 feet; thence run North 0(degree) 07' 58" East, a distance of 551.97 feet; thence South 89(degree) 08' 28" West, 657.31 feet; run thence South 0(degree) 01' 41" West, 150.00 feet; run thence South 89(degree) 08' 28" West,
150.00 feet to the POINT OF BEGINNING.

AND

Commence at the Northwest corner of the Southeast 1/4 of Section 20, Township 30 South, Range 20 East, Hillsborough County, Florida and run thence North 89(degree) 08' 28" East along the North boundary of said Southeast 1/4, a distance of 132.22 feet to the East right of way line of U.S. Highway No. 301 (S.R. No. 43) for the POINT OF BEGINNING; continue thence North 89(degree) 08' 28" East, 807.47 feet; thence run South 0(degree) 07' 58" West, 103.50 feet; run thence South 89(degree) 08' 28" West, 807.31 feet to said East right of way line of U.S. Highway 301 (S.R. No. 43); run thence North 0(degree) 01' 41" East along said right of way line, 103.50 feet to the POINT OF BEGINNING.

LESS AND EXCEPT that part of the hereinabove described lands for additional road right of way for Gibsonton Drive Extension as set forth in Order of Taking recorded in O.R. Book 5222, Page 636, Public Records of Hillsborough County, Florida.





                                 EXHIBIT "D-10"

                                 EXHIBIT "D-11"

                              PROPERTY DESCRIPTION
                                 (Redwood Plaza)


         That certain real property situated in the City of Salt Lake City and County of Salt Lake, State of Utah, described as follows:


Beginning at a point that is North 47.68 feet and West 66.84 feet from a monument at the intersection of Redwood Road and 700 North, said monument is located South 89 deg. 51'52" East 1173.55 feet from a monument at the intersection of Starcrest Drive and 700 North, said monument is also located North 288.51 feet and West 89.35 feet from the South quarter corner of Section 27, Township 1 North, Range 1 West, Salt Lake Base and Meridian; thence North 44 deg. 12'39" East 12.89 feet; thence North 0 deg. 15'07" East 710.74 feet; thence North 89 deg. 51'50" West 534.20 feet; thence South 0 deg. 15'07" West 382.04 feet; thence South 89 deg. 51'50" East 4.28 feet; thence South 0 deg. 42'24" West 337.98 feet; thence South 89 deg. 51'50" East 523.66 feet to the point of beginning.





                                 EXHIBIT "D-11"

                                 EXHIBIT "D-12"

                              PROPERTY DESCRIPTION
                                 (Towne Center)


         That certain real property situated in the City of Derby and County of Sedgwick, State of Kansas, described as follows:


Lot 1, Block 1, K-15 Plaza Second Addition, Derby, Sedgwick County, Kansas.





                                 EXHIBIT "D-12"

                                 EXHIBIT "D-13"

                              PROPERTY DESCRIPTION
                               (Springwood Plaza)


        That certain real property situated in the City of Dellwood and County of St. Louis, State of Missouri, described as follows:

A parcel of ground in the Southwestern 1/4 of Section 6, Township 46 North, Range 7 East, St. Louis County, Missouri, said parcel being more particularly described as follows:

Beginning at the point of intersection of the Eastern line of Florissant Avenue with the Northern line of property described in deed to John B. Parnello and wife recorded in Book 4402 page 112, St. Louis County Recorder's Office; thence along the Eastern line of Florissant Avenue the following courses and distances:
North 01 degrees 16 minutes East, 202.30 feet, North 06 degrees 58-1/2 minutes East, 115.57 feet and North 01 degree 16 minutes East, 201.78 feet; thence Southeastwardly 67.70 feet along a curve to the left having a radius of 75.00 feet to a point of tangency; thence South 82 degrees 36-1/4 minutes East, 64.92 feet; thence South 89 degrees 41 minutes East, 162.44 feet; thence North 01 degrees 16 minutes East, 200.00 feet; thence South 89 degrees 41 minutes East,
351.13 feet to the Western line of Dellwood Hills Plat No. 2; thence South 01 degree 16 minutes West, 675.30 feet along the Western line of Dellwood Hills Plat No. 2 and along the Western line of Dellwood Hills to the Northern line of said John B. Parnello property; thence North 89 degrees 41 minutes West, 645.13 feet along the Northern line of said John B. Parnello property to the Eastern line of Florissant Avenue and the point of beginning.





                                 EXHIBIT "D-13"

                                 EXHIBIT "D-14"

                              PROPERTY DESCRIPTION
                                (Kendall Sunset)


         That certain real property situated in the City of Miami and County of Dade, State of Florida, described as follows:

Tract A, of NATIONAL SELF STORAGE, according to the Plat thereof, recorded in Plat Book 128, Page 64, of the Public Records of Miami-Dade County, Florida.


Tax Folio Number:  30-4033-035-0010





                                 EXHIBIT "D-14"

                                 EXHIBIT "D-15"

                              PROPERTY DESCRIPTION
                             (Burbank Self Storage)


        That certain real property situated in the City of Burbank and County of Los Angeles, State of California, described as follows:


PARCEL 3, IN THE CITY OF BURBANK, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP 15782, FILED IN BOOK 165 PAGES 19 AND 20 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

SAID LAND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHERLY CORNER OF SAID PARCEL 3; THENCE SOUTH 48(degree)46'16" EAST A DISTANCE OF 327.25 FEET TO A POINT ON THE NORTHWESTERLY RIGHT OF WAY LINE OF VERDUGO AVENUE; THENCE, ALONG SAID RIGHT OF WAY, SOUTH 41(degree)13'44" WEST, A DISTANCE OF 206.84 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE NORTHERLY AND HAVING A RADIUS OF 150.00 FEET; THENCE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 89(degree)59'06", A DISTANCE OF 23.56 FEET TO A POINT ON THE NORTHEASTERLY RIGHT OF WAY LINE OF LAKE STREET; THENCE, ALONG SAID RIGHT OF WAY, NORTH 48(degree)47'10" WEST, A DISTANCE OF 289.36 FEET; THENCE, LEAVING SAID RIGHT OF WAY, NORTH 35(degree)20'11" EAST, A DISTANCE OF
223.09 FEET TO THE POINT OF BEGINNING.





                                 EXHIBIT "D-15"

                                 EXHIBIT "D-16"

                              PROPERTY DESCRIPTION
                                 (Fountainbleau)


         That certain real property situated in the City of Miami and County of Dade, State of Florida, described as follows:


Tract D, of SECOND ADDITION TO EXPRESSWAY INDUSTRIAL PARK, according to the Plat thereof, recorded in Plat Book 118, Page 25, of the Public Records of Miami-Dade County, Florida.

Tax Folio No. 30-3033-014-00201





                                 EXHIBIT "D-16"

                                 EXHIBIT "D-17"

                              PROPERTY DESCRIPTION
                              (AAA Century Airport)


         That certain real property situated in the City of Inglewood and County of Los Angeles, State of California, described as follows:


LOTS 8, 9 AND THE WEST 50 FEET OF LOT 10 OF THE LOCKHAVEN TRACT, IN THE CITY OF INGLEWOOD, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 17, PAGE(S) 87 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

THE ABOVE DESCRIBED PARCEL OF LAND IS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF LOT 8 OF THE LOCKHAVEN TRACT, IN THE CITY OF INGLEWOOD, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 17, PAGE 87 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE ALONG THE NORTH LINE OF SAID LOT 8, SOUTH 89(degree) 57' 50" EAST 250.00 FEET TO THE NORTHEAST CORNER OF THE WEST 50.00 FEET OF LOT 10 OF
SAID TRACT; THENCE ALONG THE EASTERLY LINE OF SAID WEST 50.00 FEET, SOUTH 00(degree) 00' 00" EAST 304.08 FEET THENCE NORTH 89(degree) 57' 50" WEST 250.00 FEET TO THE SOUTHWEST CORNER OF SAID LOT 8; THENCE ALONG THE WEST LINE OF SAID LOT 8, NORTH 00(degree) 00' 00" WEST 304.08 FEET TO THE POINT OF BEGINNING.





                                 EXHIBIT "D-17"

                                 EXHIBIT "D-18"

                              PROPERTY DESCRIPTION
                                  (AAA Sentry)


         That certain real property situated in the City of North Lauderdale and County of Broward, State of Florida, described as follows:


All that part of Tract 7 in Block 96 of PALM BEACH FARMS COMPANY PLAT NO. THREE, according to the Plat thereof, as recorded in Plat Book 2, at Pages 45 through 54, inclusive, of the Public Records of Palm Beach County, Florida, described as follows:

Beginning at the intersection of the North line of said Tract 7, and the West right-of-way line of Sunshine State Parkway (300 feet right-of-way) thence North 89(degree) 08' 44" West, along the North line of said Tract 7, a distance of
352.84 feet to a point 237.78 feet East of (as measured along the North line) of the Northwest corner of said Tract 7; thence South 0(degree) 51' 16" West a distance of 300 feet; thence North 89(degree) 08' 44" West, along a line 300 feet South of (as measured at right angles) and parallel with the North line of said Tract 7, a distance of 200 feet to a point on the proposed Easterly non-vehicular access right-of-way line of State Road No. 7 (U.S. #441) and a point on a curve; thence Southerly along said proposed Easterly non-vehicular access right-of-way line and along a curve to the right whose tangent bears South 01(degree) 00' 09" West; with a radius of 17,288.73 feet and a central angle of 01(degree) 08' 55" an arc distance of 95.12 feet to a point; thence South 80(degree) 52' 54" East, a distance of 225.98 feet to a point on the said West right-of-way line of Sunshine State Parkway; thence North 38(degree) 30' 33" East along West right-of-way line a distance of 540.09 feet to the Point oF Beginning.

N/K/A as a portion of Tract A, THE CUMMINGS PLAT NO. 1, according to the Plat thereof, recorded in Plat Book 126, Page 35, of the Public Records of Broward County, Florida.

Tax Folio NO. 49-42-07-09-0011.





                                 EXHIBIT "D-18"

                                 EXHIBIT "D-19"

                              PROPERTY DESCRIPTION
                                  (Forest Hill)


         That certain real property situated in the City of West Palm Beach and County of Palm Beach, State of Florida, described as follows:


The South one-half (S 1/2) of the West one-half (W 1/2) of Lot 4, Block 4, LESS the East 100 feet of the South 260 feet of the East one-half (E 1/2) of the West one-half (W 1/2) of Lot 4, Block 4, all of the sub-division of Section 7,
Township 44 South, Range 43 East, according to the Palm Beach Plantations Company Plat thereof on file in the Office of the Clerk of the Circuit Court, in and for Palm Beach County, Florida, in Plat Book 10, Page 20, TOGETHER WITH the West 12 feet of the South 600 feet of the East one-half (E 1/2) of the said Lot 4, Block 4, of Section 7, Township 44 South, Range 43 East, according to the said Plat in Plat Book 10, Page 20, less and excepting therefrom the rights-of-way of Davis Road and Forest Hill Boulevard as now laid out and in use on the West 40 feet and the South 60 feet thereof; being more particularly described as follows:

COMMENCE at the Southwest  corner of Lot 4, Block 4, all of the  Sub-Division of
SECTION 7, TOWNSHIP 44 SOUTH, RANGE 43 EAST, according to the PALM BEACH PLANTATIONS COMPANY PLAT, thereof on file in the Office of the Clerk of the Circuit Court, in and for Palm Beach County, Florida, in Plat Book 10, Page 20; thence N 00(degree) 31' 45" W along the West boundary of said Lot 4, a distance of 81.39 feet; thence N 89(degree) 28' 15" E, a distance of 40.04 feet to the POINT OF BEGINNING; thence N 00(degree) 31' 45" W along the East Right-of-Way line of Davis Road, a distance of 586.39 feet; thence S 87(degree) 25' 21" E, a distance of 291.15 feet; thence S 00(degree) 09' 25" W along the East line of the West 1/2 of said Lot 4, a distance of 70.08 feet; thence S 88(degree) 05' 30" E, a distance of 12.57 feet; thence S 00(degree) 30' 21" E, a distance of
540.78 feet to a point on the Northerly Right-of-Way line of Forest Hills Boulevard; thence N 87(degree) 34' 29" W, along said North Right-of-Way line, a distance of 11.99 feet; thence N 00(degree) 31' 35" W, a distance of 200.30 feet; thence N 87(degree) 20' 26" W, a distance of 100.72 feet; thence S 00(degree) 41' 29" E, a distance of 200.15 feet to a point on the aforementioned Right-of-Way line of Forest Hills Boulevard; thence N 87(degree) 16' 01" W, along said Right-of-Way line, a distance of 167.00 feet; thence continuing along said Right-of-Way line, N 43(degree) 53' 32" W, a distance of 34.26 feet to the POINT OF BEGINNING.

Tax Folio No. 00-43-44-07-00-000-52





                                 EXHIBIT "D-19"

                                 EXHIBIT "D-20"

                              PROPERTY DESCRIPTION
                             (Margate Self Storage)


         That certain real property situated in the City of Margate and County of Broward, State of Florida, described as follows:


Lot 6 of MEARS COMMERCIAL PARK, according to the Plat thereof, recorded in Plat Book 107, Page 12, of the Public Records of Broward County, Florida; said lands situate, lying and being in Broward County, Florida.

Tax Folio No. 8230-09-0060





                                 EXHIBIT "D-20"

                                 EXHIBIT "D-21"

                              PROPERTY DESCRIPTION
                                (Military Trail)


         That certain real property situated in the City of West Palm Beach and County of Palm Beach, State of Florida, described as follows:


A parcel of land lying in the SW 1/4 of the NW 1/4 of the SE 1/4 of Section 24, Township 43 South, Range 42 East, Palm Beach County, Florida, being more particularly described as follows:

COMMENCING at the Southwest corner of the said SW 1/4; thence North 01(degree) 23' 24" East, along the West line of said SW 1/4, a distance of 170.00 feet; thence South 89(degree) 08' 36" East, along the North line of the South 170.0 feet of said SW 1/4, a distance of 60.00 feet to the East Right-of-Way line of Military Trail and the POINT OF BEGINNING; thence continue South 89(degree) 08' 36" East, along the said North line of the South 170.00 feet, a distance of
210.00 feet; thence South 01(degree) 23' 24" West, along the East line of the West 270.00 feet of said SW 1/4, a distance of 170.00 feet; thence South 89(degree) 08' 36" East, along the South line of said SW 1/4, a distance of
403.72 feet; thence North 01(degree) 21' 13" East, along the East line of said SW 1/4, a distance of 490.02 feet; thence North 89(degree) 01' 48" West, along the South line of the North 170.00 feet of said SW 1/4, a distance of 218.40 feet; thence South 00(degree) 51' 24" West, a distance of 220.45 feet; thence North 89(degree) 08' 36" West, a distance of 397.05 feet to the said East Right-of-Way of Military Trail; thence South 01(degree) 23' 24" West, along said East right-of-way line, a distance of 100.00 feet to the POINT OF BEGINNING.

PARCEL 2 - EASEMENT ESTATE:

TOGETHER WITH a Non Exclusive Mutual Driveway Easement for pedestrian and vehicular ingress and egress along part of a common property line as recorded in Official Records Book 5087, Page 831 and as modified in Official Records Book 5126, Page 14, of the Public Records of Palm Beach County, Florida, more particularly described as follows:

BEING a parcel of land lying in the Southeast one-quarter (SE 1/4) of Section 24, Township 43 South, Range 42 East, Palm Beach County, Florida, and being more particularly described as follows:

COMMENCING at the South quarter corner of said Section 24; thence North 01(degree) 23' 24" East along the West line of said Southeast one-quarter (SE 1/4) of Section 24, a distance of 1493.28 feet; thence departing said West line, South 88(degree) 36' 36" East, a distance of 60.00 feet to a point on the East right-of-way line of Military Trail (S.R. 809), as now laid out and in use; thence North 01(degree) 23' 24" East along said East right-of-way line, a distance of 100.00 feet to the POINT OF BEGINNING of an Access Easement; thence continue North 01(degree) 23' 24" East, a distance of 15.00 feet; thence South 89(degree) 08' 36" East, a distance of 13.63 feet to the beginning of a curve concave to the Southwest



                          EXHIBIT "D-21" -- Page 1 of 2
having a radius of 46.00 feet and a central angle of 47(degree) 37' 49"; thence Southeasterly along the arc of said curve, a distance of 38.24 feet; thence North 89(degree) 08' 36" West, a distance of 47.76 feet to the POINT OF BEGINNING.

The bearings shown herein are relative to an assumed meridian; the North/South Mid-Section line of Section 24-43-42 is assumed to bear North 01(degree) 23' 24" West.





                          EXHIBIT "D-21" -- Page 2 of 2

                                   EXHIBIT "E"

                  DESCRIPTION OF FIDELITY FEDERAL GROUND LEASES


         1. The leasehold estate and interest in the real property described as Parcels 3, 4 and 5 on Exhibit "B" attached hereto, which leasehold estate and interest was created by that certain Lease of Real Property dated May 12, 1965, by and between Mitchell Land and Improvement Co., as lessor, and Fidelity Federal Savings and Loan Association, as lessee, a short form of which was recorded in Book M-2285, Page 23, Official Records of Los Angeles County, California, as amended by an instrument entitled Amendment of Lease Description recorded in Book M-2445, Page 583, said Official Records.

         2. The leasehold estate and interest of Tenant (including an option to purchase) in the real property described as Parcel 1 and 2 on Exhibit "B" attached hereto, which leasehold estate and interest was created by that certain Lease of Real Property dated August 1, 1965, by and between Clare D. Hamman, AKA Clare Hamman and Helen S. Hamman, as lessor, and Fidelity Federal Savings and Loan Association, as lessee, a short form of which was recorded in Book M-2341, Page 3, Official Records of Los Angeles County, California, as amended by an instrument entitled Amendment of Lease Description recorded in Book M-2447, Page 519, said Official Records.

         3. The sub-leasehold estate and interest (including a right of first refusal) in the real property described as Parcel 6 on Exhibit "B" attached hereto, which sub-leasehold estate and interest was created by that certain Sub-lease of Real Property dated February 28, 1975, between Fidelity Federal Savings and Loan Association, as sub-lessor, and Wilshire Woods, Inc., as sub-lessee, a short form of which was recorded in Book M-4934, Page 771, Official Records of Los Angeles County, California.

         4. The sub-leasehold estate and interest (including a right of first refusal) in the real property described as Parcel 7 on Exhibit "B" attached hereto, which sub-leasehold estate and interest was created by that certain Sub-lease of Real Property dated February 28, 1975, between Fidelity Federal Savings and Loan Association, as sub-lessor, and Wilshire Woods, Inc., as sub-lessee, a short form of which was recorded in Book M-4934, Page 776, Official Records of Los Angeles County, California.







                                   EXHIBIT "E"

                                             TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE 1    CERTAIN DEFINITIONS..........................................................................1
    Section 1.1    Certain Definitions....................................................................1

ARTICLE 2    LOAN TERMS..................................................................................15
    Section 2.1    The Loan Advances.....................................................................15
    Section 2.2    Interest Rate; Late Charge............................................................18
    Section 2.3    Terms of Payment......................................................................19
    Section 2.4    Collateral; Releases of Collateral....................................................22
    Section 2.5    Adjustments to Adjusted Loan Basis....................................................24
    Section 2.6    Capital Adequacy; Increased Costs; Illegality.........................................24

ARTICLE 3    INSURANCE, CONDEMNATION, DEPOSITS AND RESERVES..............................................25
    Section 3.1    Insurance.............................................................................25
    Section 3.2    Casualty; Use and Application of Insurance Proceeds...................................27
    Section 3.3    Condemnation..........................................................................30
    Section 3.4    Deposits..............................................................................31

ARTICLE 4    ENVIRONMENTAL MATTERS.......................................................................32
    Section 4.1    Certain Definitions...................................................................32
    Section 4.2    Representations and Warranties on Environmental Matters...............................33
    Section 4.3    Covenants on Environmental Matters....................................................34
    Section 4.4    No Waiver.............................................................................36

ARTICLE 5    LEASING MATTERS.............................................................................36
    Section 5.1    Representations and Warranties on Leases..............................................36
    Section 5.2    General Lease Requirements............................................................37
    Section 5.3    Covenants.............................................................................37
    Section 5.4    Additional Covenants Regarding Material Leases........................................38
    Section 5.5    Lender's Consent to Deviations........................................................38
    Section 5.6    Security Deposits; Lease Buy Out Consideration........................................38
    Section 5.7    Subordination Agreements; Tenant Estoppels............................................39

ARTICLE 6    REPRESENTATIONS AND WARRANTIES..............................................................39
    Section 6.1    Partnership and Organizational Existence; Compliance with Law.........................40
    Section 6.2    Partnership or Organizational Power; Authorization; Enforceable
                   Obligations...........................................................................40
    Section 6.3    Ownership of Collateral; Liens........................................................40
    Section 6.4    Condemnation..........................................................................41
    Section 6.5    Casualty..............................................................................41
    Section 6.6    Material Agreements...................................................................41
    Section 6.7    Property Compliance...................................................................41

    Section 6.8    Access................................................................................41
    Section 6.9    Utility Services......................................................................41
    Section 6.10   Permits...............................................................................41
    Section 6.11   No Default............................................................................41
    Section 6.12   Other Ventures/Single Purpose Entity..................................................41
    Section 6.13   Investment Company Act................................................................42
    Section 6.14   Margin Regulations....................................................................42
    Section 6.15   Taxes.................................................................................42
    Section 6.16   ERISA.................................................................................42
    Section 6.17   No Litigation.........................................................................43
    Section 6.18   Brokers...............................................................................43
    Section 6.19   Purchase Agreement....................................................................43
    Section 6.20   Employment and Labor Agreements.......................................................43
    Section 6.21   Liens.................................................................................43
    Section 6.22   Full Disclosure.......................................................................43
    Section 6.23   Property Documents....................................................................43
    Section 6.24   Rent Roll.............................................................................44
    Section 6.25   Ground Lease Representations..........................................................44
    Section 6.26   Property Information..................................................................44
    Section 6.27   Acquisition Cost and Equity Investment................................................44

ARTICLE 7    FINANCIAL REPORTING AND INFORMATION.........................................................44
    Section 7.1    Financial Statements and Notices......................................................44
    Section 7.2    Other Information.....................................................................46
    Section 7.3    Audits................................................................................46
    Section 7.4    Communication with Accountants........................................................46

ARTICLE 8    AFFIRMATIVE COVENANTS.......................................................................46
    Section 8.1    Maintenance of Existence and Conduct of Business......................................47
    Section 8.2    Payment of Indebtedness...............................................................47
    Section 8.3    Books and Records.....................................................................48
    Section 8.4    Litigation............................................................................48
    Section 8.5    Compliance with Law...................................................................48
    Section 8.6    Maintenance of Property...............................................................48
    Section 8.7    Agreements............................................................................49
    Section 8.8    Employee Plans........................................................................49
    Section 8.9    Access................................................................................49
    Section 8.10   Taxes on Payments or Security.........................................................49
    Section 8.11   Enforcement...........................................................................51
    Section 8.12   Intentionally Deleted.................................................................51
    Section 8.13   Intentionally Deleted.................................................................51
    Section 8.14   Maintenance of Representations; Supplemental Disclosure...............................51
    Section 8.15   Property Documents; Asset Business Plans..............................................52
    Section 8.16   Interest Rate Cap Agreement...........................................................52
    Section 8.17   Indemnification.......................................................................52

    Section 8.18   Impaired Property.....................................................................52
    Section 8.19   Property-Specific Covenants...........................................................53

ARTICLE 9    NEGATIVE COVENANTS..........................................................................53
    Section 9.1    Mergers, Etc..........................................................................53
    Section 9.2    Investments; Loans and Advances.......................................................53
    Section 9.3    Indebtedness..........................................................................54
    Section 9.4    Structure; Transfers..................................................................54
    Section 9.5    Maintenance of Business...............................................................55
    Section 9.6    Affiliate Transactions................................................................55
    Section 9.7    Liens.................................................................................56
    Section 9.8    Events of Default.....................................................................56
    Section 9.9    Ground Leases.........................................................................56
    Section 9.10   Material Agreements...................................................................56

ARTICLE 10   EVENTS OF DEFAULT; RIGHTS AND REMEDIES......................................................57
    Section 10.1   Events of Default.....................................................................57
    Section 10.2   Remedies..............................................................................59
    Section 10.3   Waivers by Borrower...................................................................60
    Section 10.4   Right of Set-Off......................................................................60

ARTICLE 11   MISCELLANEOUS...............................................................................60
    Section 11.1   Notices...............................................................................60
    Section 11.2   Amendments and Waivers................................................................62
    Section 11.3   Limitation on Interest................................................................62
    Section 11.4   Invalid Provisions....................................................................63
    Section 11.5   Reimbursement of Expenses.............................................................63
    Section 11.6   Approvals; Third Parties; Conditions..................................................64
    Section 11.7   Lender Not in Control; No Partnership/Membership......................................64
    Section 11.8   Time of the Essence...................................................................65
    Section 11.9   Successors and Assigns................................................................65
    Section 11.10  Renewal, Extension or Rearrangement...................................................66
    Section 11.11  Waivers...............................................................................66
    Section 11.12  Cumulative Rights.....................................................................66
    Section 11.13  Construction..........................................................................66
    Section 11.14  Phrases...............................................................................66
    Section 11.15  Exhibits and Schedules................................................................67
    Section 11.16  Titles of Articles, Sections and Subsections..........................................67
    Section 11.17  Publicity.............................................................................67
    Section 11.18  Survival..............................................................................67
    Section 11.19  GOVERNING LAW.........................................................................67
    Section 11.20  Entire Agreement......................................................................68
    Section 11.21  Counterparts..........................................................................68
    Section 11.22  WAIVER OF JURY TRIAL..................................................................68
    Section 11.23  Authorized Signature..................................................................68

    Section 11.24  Power of Attorney.....................................................................68
    Section 11.25  ACKNOWLEDGMENT BY WHITEHALL...........................................................69

ARTICLE 12   LIMITATIONS ON LIABILITY....................................................................69
    Section 12.1   Limitation on Liability...............................................................69
    Section 12.2   Limitation on Liability of Lender's Officers, Employees, Etc..........................70

                                    SCHEDULES


SCHEDULE 1.1(A)   -   PROPERTY INFORMATION

SCHEDULE 1.1(B)   -   BASIS ALLOCATIONS

SCHEDULE 2.1      -   ADVANCE CONDITIONS

SCHEDULE 2.1(5)   -   WORKING CAPITAL BUDGETS FOR PROPERTIES

SCHEDULE 4.2      -   ENVIRONMENTAL REPORTS

SCHEDULE 5.1(A)   -   TENANT DELINQUENCIES

SCHEDULE 5.1(B)   -   NOTICES OF TERMINATION OR DEFAULT

SCHEDULE 5.1(C)   -   PURCHASE OPTIONS

SCHEDULE 5.1(D)   -   LEASE TERMINATION RIGHTS

SCHEDULE 5.1(E)   -   LEASING COMMISSIONS OWING

SCHEDULE 5.1(F)   -   PREPAID RENTS

SCHEDULE 6.4      -   CONDEMNATION PROCEEDINGS

SCHEDULE 6.5      -   CASUALTIES AND FLOOD ZONE PROPERTIES

SCHEDULE 6.6      -   MATERIAL AGREEMENTS

SCHEDULE 6.7      -   PROPERTY COMPLIANCE

SCHEDULE 6.17     -   LITIGATION

SCHEDULE 6.19     -   CLAIMS UNDER PURCHASE AGREEMENT

SCHEDULE 6.27     -   ACQUISITION COST AND EQUITY INVESTMENT

SCHEDULE 8.19     -   PROPERTY-SPECIFIC COVENANTS

SCHEDULE 11.23    -   AUTHORIZED SIGNATORIES

SCHEDULE 11.25    -   SURETYSHIP PROVISIONS

                                    EXHIBITS


EXHIBIT "A"       -   FORM OF NOTICE OF ADDITIONAL ADVANCE
EXHIBIT "B"       -   FORM OF NOTICE TO DEPOSITORY
EXHIBIT "C"       -   FORM OF COLLATERAL ASSIGNMENT OF INTEREST RATE CAP
                      AGREEMENT
EXHIBIT "D-1"     -   PROPERTY DESCRIPTION (Century Park)
EXHIBIT "D-2"     -   PROPERTY DESCRIPTION (Kellogg Office)
EXHIBIT "D-3"     -   PROPERTY DESCRIPTION (One Corporate Center I)
EXHIBIT "D-4"     -   PROPERTY DESCRIPTION (Westwood Office)
EXHIBIT "D-5"     -   PROPERTY DESCRIPTION (One Corporate Center III)
EXHIBIT "D-6"     -   PROPERTY DESCRIPTION (La Plaza Center)
EXHIBIT "D-7"     -   PROPERTY DESCRIPTION (Continental Plaza)
EXHIBIT "D-8"     -   PROPERTY DESCRIPTION (Fidelity Federal)
EXHIBIT "D-9"     -   PROPERTY DESCRIPTION (Northwest Plaza)
EXHIBIT "D-10"    -   PROPERTY DESCRIPTION (River Bay Plaza)
EXHIBIT "D-11"    -   PROPERTY DESCRIPTION (Redwood Plaza)
EXHIBIT "D-12"    -   PROPERTY DESCRIPTION (Towne Center)
EXHIBIT "D-13"    -   PROPERTY DESCRIPTION (Springwood Plaza)
EXHIBIT "D-14"    -   PROPERTY DESCRIPTION (Kendall Sunset)
EXHIBIT "D-15"    -   PROPERTY DESCRIPTION (Burbank Self Storage)
EXHIBIT "D-16"    -   PROPERTY DESCRIPTION (Fountainbleau)
EXHIBIT "D-17"    -   PROPERTY DESCRIPTION (AAA Century Airport)
EXHIBIT "D-18"    -   PROPERTY DESCRIPTION (AAA Sentry)
EXHIBIT "D-19"    -   PROPERTY DESCRIPTION (Forest Hill)
EXHIBIT "D-20"    -   PROPERTY DESCRIPTION (Margate Self Storage)
EXHIBIT "D-21"    -   PROPERTY DESCRIPTION (Military Trail)
EXHIBIT "E"       -   DESCRIPTION OF FIDELITY FEDERAL GROUND LEASES

                              LIST OF DEFINED TERMS


Acquisition Advance............................................................1
Acquisition Advance Termination Date...........................................1
Additional Properties..........................................................1
Adjusted Annual Debt Service...................................................1
Adjusted Loan Basis............................................................2
Adjusted Operating Cash Flow...................................................2
Advance  ......................................................................2
Affiliate......................................................................3
Agreement......................................................................3
Agreement Regarding Management Agreement.......................................3
Ancillary Agreements...........................................................3
Applicable Rate................................................................2
Approved Plans.................................................................3
Architect......................................................................3
Asset Business Plan............................................................3
Asset Management Agreement.....................................................3
Asset Management Fee...........................................................3
Asset Manager..................................................................3
Assignment of Leases...........................................................3
Borrower ......................................................................1
Borrower Party.................................................................3
Borrowing Date Certificate.....................................................3
British Banker Association Interest Settlement Rates...........................9
Business Day...................................................................4
Capital Expenditures...........................................................4
Capital Lease..................................................................4
Capital Lease Obligation.......................................................4
Capital Transaction............................................................4
Cash On Cash Limit.............................................................4
Cash On Cash Return............................................................4
Charges  ......................................................................5
Charges Account................................................................5
Closing Date...................................................................5
Code     ......................................................................5
Collateral.....................................................................5
Collateral Assignment of Contracts.............................................5
Collateral Assignment of Interest Rate Cap Agreement...........................5
Collateral Documents...........................................................5
Complete Taking................................................................5
Contract Rate..................................................................5
Debt Service Coverage Ratio....................................................6
Debt Service Coverage Ratio Limit..............................................6

Deed of Trust..................................................................6
Default Property...............................................................6
Default Rate...................................................................6
Discounted Funding Amount.....................................................23
Discounted Release Amount.....................................................22
Early Termination Date.........................................................6
Environmental Laws.............................................................6
Environmental Liabilities and Costs............................................6
Environmental Site Assessment..................................................6
ERISA    ......................................................................6
Eurodollar Business Day........................................................9
Event of Default...............................................................7
Extension Notice...............................................................7
Extension Period..............................................................19
Federal Reserve Board..........................................................7
Fidelity Federal Ground Leases.................................................7
Fidelity Federal Property......................................................7
Fiscal Year....................................................................7
GAAP     ......................................................................7
GECC     ......................................................................7
Governmental Authority.........................................................7
Gross Receipts.................................................................7
Guaranteed Indebtedness........................................................8
Hazardous Materials............................................................8
Hazardous Substances Indemnity Agreement.......................................8
Holding Company................................................................8
Holding Company Operating Agreement...........................................54
Impaired Property..............................................................8
Indebtedness...................................................................8
Initial Advance................................................................8
Initial Properties.............................................................9
Interest Payment Date..........................................................9
IRC      ......................................................................9
IRS      ......................................................................9
Laws     ......................................................................9
Lease Buy Out Consideration....................................................9
Leases   ......................................................................9
Leasing Costs..................................................................9
Lender   ......................................................................9
LIBOR Rate.....................................................................9
Lien     ......................................................................9
Loan     .....................................................................10
Loan Documents................................................................10
Major Work....................................................................10
Material Adverse Effect.......................................................10

Material Agreement............................................................10
Material Lease................................................................10
Material Leases...............................................................38
Maturity Date.................................................................10
Maximum Liability.............................................................10
Maximum Loan Amount...........................................................10
McNeil   .....................................................................10
Net Capital Proceeds..........................................................11
New Holding Company...........................................................55
Non-Storage Leases............................................................11
Note     .....................................................................11
Notice of Additional Advance..................................................11
Obligations...................................................................11
Operating Cash Flow...........................................................11
Operating Expenses............................................................11
Other Taxes...................................................................12
Partial Release Notice........................................................12
Partnership Agreement.........................................................12
Permitted Encumbrances........................................................12
Person   .....................................................................12
Plan     .....................................................................13
Potential Default.............................................................13
Properties....................................................................13
Property Basis................................................................13
Property Documents............................................................13
Purchase Agreement............................................................13
Release  .....................................................................13
Release Payment...............................................................13
Remedial Action...............................................................13
Reserves .....................................................................13
Security Deposits.............................................................13
Seller   .....................................................................13
Shareholder Litigation........................................................14
State    .....................................................................14
Storage Properties............................................................14
Taxes    .....................................................................14
Tenant   .....................................................................14
Tenant Allowances.............................................................14
Tenant Improvements...........................................................14
Term     .....................................................................14
Title Company.................................................................14
Title Policy..................................................................14
To Borrower's Knowledge.......................................................14
Whitehall.....................................................................15
Whitehall XII.................................................................15

Whitehall Indemnity...........................................................15
Whitehall Net Worth...........................................................15
Work     .....................................................................15
Working Capital Advance.......................................................15
Working Capital Advance Allocation............................................15
Working Capital Budget........................................................15



                                  SCHEDULE 2.1

Credit Approval Date...........................................................1



                                 SCHEDULE 11.25

Nonrecourse Carve-Outs.........................................................1
Third Party Obligor............................................................1